Exhibit 99.1


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                                  $385,000,000

            THIRD AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

                                      among

                           WILTEL COMMUNICATIONS, LLC,

                                  as Borrower,

                The Guarantors from Time to Time Parties Hereto,

              The Several Lenders from Time to Time Parties Hereto,

                                       and

                           CREDIT SUISSE FIRST BOSTON,

                    ACTING THROUGH ITS CAYMAN ISLANDS BRANCH,

 as Administrative Agent, as First Lien Administrative Agent and as Second Lien
                              Administrative Agent


                          Dated as of September 8, 1999

                  As amended and restated as of April 25, 2001

             As further amended and restated as of October 15, 2002

          And as further amended and restated as of September 24, 2004

================================================================================

                           CREDIT SUISSE FIRST BOSTON,

                    ACTING THROUGH ITS CAYMAN ISLANDS BRANCH,

                    as Sole Lead Arranger and Sole Bookrunner

                                       and

                           WELLS FARGO FOOTHILL, LLC,

                              as Syndication Agent
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                                TABLE OF CONTENTS

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SECTION 1. DEFINITIONS......................................................................................................8

           1.1       Defined Terms..........................................................................................8
           1.2       Other Definitional Provisions.........................................................................39

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS.................................................................................39

           2.1       First Lien Term Commitments; Second Lien Commitments..................................................39
           2.2       Procedure for First Lien Term Loan Borrowing; Procedure for Second Lien Term Loan Borrowing...........40
           2.3       Repayment of First Lien Term Loans; Repayment of Second Lien Loan.....................................41
           2.4       Revolving Commitments.................................................................................42
           2.5       Procedure for Revolving Loan Borrowing................................................................42
           2.6       Swingline Commitment..................................................................................42
           2.7       Procedure for Swingline Borrowing; Refunding of Swingline Loans.......................................43
           2.8       Commitment Fees, etc..................................................................................44
           2.9       Termination or Reduction of Revolving Commitments.....................................................44
           2.10      Notes.................................................................................................45
           2.11      Optional Prepayments..................................................................................45
           2.12      Mandatory Prepayments.................................................................................46
           2.13      Conversion and Continuation Options...................................................................48
           2.14      Amounts of Eurodollar Loans; Limitations on Eurodollar Tranches.......................................49
           2.15      Interest Rates and Payment Dates......................................................................49
           2.16      Computation of Interest and Fees......................................................................49
           2.17      Inability to Determine Interest Rate..................................................................50
           2.18      Pro rata Treatment and Payments.......................................................................50
           2.19      Requirements of Law...................................................................................52
           2.20      Taxes.................................................................................................53
           2.21      Indemnity.............................................................................................55
           2.22      Change of Lending Office..............................................................................55
           2.23      Defaulting Lenders; Replacement of Lenders............................................................55
           2.24      Additional First Lien Term Facility...................................................................57
           2.25      Additional Second Lien Facility.........................................................................
           2.26      Determination of Borrowing Base.......................................................................59

SECTION 3. LETTERS OF CREDIT...............................................................................................61

           3.1       L/C Commitment........................................................................................61
           3.2       Procedure for Issuance of Letters of Credit...........................................................62
           3.3       Fees and Other Charges................................................................................62
           3.4       L/C Participations....................................................................................62
           3.5       Reimbursement Obligation of the Borrower..............................................................63
           3.6       Obligations Absolute....................................................................................
           3.7       Letter of Credit Payments.............................................................................64
           3.8       Applications..........................................................................................64

SECTION 4. REPRESENTATIONS AND WARRANTIES..................................................................................64


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           4.1       Financial Condition...................................................................................64
           4.2       No Change.............................................................................................65
           4.3       Existence; Compliance with Law........................................................................65
           4.4       Power; Authorization; Enforceable Obligations; Governmental Approval..................................65
           4.5       No Legal Bar..........................................................................................66
           4.6       Litigation............................................................................................66
           4.7       No Default............................................................................................66
           4.8       Ownership of Property; Real Property Assets; Liens....................................................66
           4.9       Intellectual Property.................................................................................67
           4.10      Taxes.................................................................................................67
           4.11      Federal Regulations...................................................................................67
           4.12      Labor Matters.........................................................................................68
           4.13      ERISA.................................................................................................68
           4.14      Investment Company Act; Other Regulations.............................................................68
           4.15      Subsidiaries..........................................................................................68
           4.16      Use of Proceeds; Term Loans...........................................................................68
           4.17      Environmental Matters.................................................................................69
           4.18      Accuracy of Information, etc..........................................................................70
           4.19      Security Documents....................................................................................70
           4.20      Solvency..............................................................................................71
           4.21      Accuracy of Borrowing Base............................................................................71
           4.22      Loans Outstanding.....................................................................................71

SECTION 5. CONDITIONS PRECEDENT............................................................................................71

           5.1       Conditions to Restatement Effective Date..............................................................72
           5.2       Conditions to Each Extension of Credit................................................................75

SECTION 6. AFFIRMATIVE COVENANTS...........................................................................................76

           6.1       Financial Statements..................................................................................76
           6.2       Certificates; Other Information.......................................................................77
           6.3       Payment of Obligations................................................................................78
           6.4       Taxes.................................................................................................78
           6.5       Maintenance of Existence; Compliance..................................................................78
           6.6       Maintenance of Property; Insurance....................................................................78
           6.7       Inspection of Property; Books and Records; Discussions................................................79
           6.8       Notices...............................................................................................79
           6.9       Environmental Laws....................................................................................79
           6.10      Additional Collateral, etc............................................................................80
           6.11      Further Assurances....................................................................................82

SECTION 7. FIRST LIEN AFFIRMATIVE COVENANTS................................................................................83

           7.1       Ratings Agencies......................................................................................83
           7.2       Borrowing Base Related Reports........................................................................83
           7.3       Borrowing Base Verification...........................................................................84
           7.4       Section 7 for the Exclusive Benefit of the First Lien Facilities......................................84

SECTION 8. FIRST LIEN NEGATIVE COVENANTS...................................................................................84


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           8.1       Financial Condition Covenants.........................................................................84
           8.2       Indebtedness..........................................................................................85
           8.3       Liens.................................................................................................87
           8.4       Fundamental Changes...................................................................................88
           8.5       Disposition of Property...............................................................................89
           8.6       Restricted Payments...................................................................................90
           8.7       Consolidated Capital Expenditures.....................................................................90
           8.8       Investments...........................................................................................90
           8.9       Optional Payments and Modifications of Certain Debt Instruments.......................................92
           8.10      Transactions with Affiliates..........................................................................93
           8.11      Sale Leaseback Transactions...........................................................................93
           8.12      Swap Agreements.......................................................................................93
           8.13      Changes in Fiscal Periods.............................................................................93
           8.14      Negative Pledge Clauses...............................................................................93
           8.15      Clauses Restricting Subsidiary Distributions..........................................................93
           8.16      Conduct of Business; Permitted Holdings Activities; Aircraft Leasing Activities.......................94
           8.17      Section 8 for the Exclusive Benefit of the First Lien Facilities......................................94

SECTION 9. SECOND LIEN NEGATIVE COVENANTS..................................................................................94

           9.1       Financial Condition Covenant..........................................................................94
           9.2       Indebtedness..........................................................................................95
           9.3       Liens.................................................................................................97
           9.4       Fundamental Changes...................................................................................99
           9.5       Disposition of Property...............................................................................99
           9.6       Restricted Payments..................................................................................100
           9.7       Consolidated Capital Expenditures....................................................................101
           9.8       Investments..........................................................................................101
           9.9       Optional Payments and Modifications of Certain Debt Instruments......................................103
           9.10      Transactions with Affiliates.........................................................................103
           9.11      Sale Leaseback Transactions..........................................................................103
           9.12      Swap Agreements......................................................................................103
           9.13      Changes in Fiscal Periods............................................................................104
           9.14      Negative Pledge Clauses..............................................................................104
           9.15      Clauses Restricting Subsidiary Distributions.........................................................104
           9.16      Conduct of Business; Permitted Holdings Activities; Aircraft Leasing Activities......................104
           9.17      Section 9 for the Exclusive Benefit of the Second Lien Facilities....................................105

SECTION 10. FIRST LIEN EVENTS OF DEFAULT..................................................................................105


SECTION 11. SECOND LIEN EVENTS OF DEFAULT.................................................................................108


SECTION 12. GUARANTEES....................................................................................................111

           12.1      Guarantees...........................................................................................111
           12.2      Right of Contribution................................................................................113
           12.3      No Subrogation.......................................................................................113
           12.4      Amendments, etc. with respect to the Obligations.....................................................113
           12.5      Guarantees Absolute and Unconditional................................................................113
           12.6      Reinstatement........................................................................................114
           12.7      Payments.............................................................................................114


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SECTION 13. THE AGENTS....................................................................................................114

           13.1      Appointment and Authority............................................................................114
           13.2      Delegation of Duties.................................................................................115
           13.3      Exculpatory Provisions..................................................................................
           13.4      Reliance by Agents...................................................................................116
           13.5      Notice of Default....................................................................................117
           13.6      Non-Reliance on Agents and Other Lenders.............................................................117
           13.7      Indemnification......................................................................................118
           13.8      Agents in their Individual Capacities................................................................119
           13.9      Successor Administrative Agent.......................................................................119
           13.10     No Other Duties, etc.................................................................................121

SECTION 14. INTERCREDITOR PROVISIONS......................................................................................121

           14.1      Lien Priorities......................................................................................121
           14.2      Enforcement of Rights; Matters Relating to Collateral................................................123
           14.3      No Interference......................................................................................124
           14.4      Payments................................................................................................
           14.5      Bailment and Sub-Agency for Perfection of Certain Security Interests.................................128
           14.6      Insolvency or Liquidation Proceedings................................................................129
           14.7      Other Agreements.....................................................................................131
           14.8      Purchase Right.......................................................................................134
           14.9      No Liability; Obligations Absolute...................................................................136

SECTION 15. MISCELLANEOUS.................................................................................................138

           15.1      Amendments and Waivers...............................................................................138
           15.2      Notices..............................................................................................142
           15.3      No Waiver; Cumulative Remedies.......................................................................143
           15.4      Survival of Representations and Warranties...........................................................143
           15.5      Payment of Expenses and Taxes........................................................................143
           15.6      Successors and Assigns; Participations and Assignments...............................................144
           15.7      Adjustments; Set-off.................................................................................148
           15.8      Counterparts.........................................................................................149
           15.9      Severability.........................................................................................149
           15.10     Integration..........................................................................................149
           15.11     GOVERNING LAW........................................................................................149
           15.12     Submission To Jurisdiction; Waivers..................................................................150
           15.13     Acknowledgements.....................................................................................150
           15.14     Releases of Guarantees and Liens.....................................................................150
           15.15     Confidentiality......................................................................................151
           15.16     WAIVERS OF JURY TRIAL................................................................................151
           15.17     Patriot Act..........................................................................................151
           15.18     No Novation..........................................................................................152
           15.19     Waivers and Consents under the Existing Credit Agreement.............................................152
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SCHEDULES:
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1.1A       Existing Letters of Credit
1.1B       Commitments and Term Loans on the Restatement Effective Date
4.4(a)(i)  Governmental Approvals
4.4(a)(ii) Consents, Authorizations, Filings and Notices
4.4(c)     Governmental Notifications
4.5        Legal Bar
4.6        Litigation
4.8(a)     Ownership of Property
4.8(b)     Owned Real Property Assets (other than Rights of Way)
4.8(c)     Leased Real Property Assets (other than Rights of Way)
4.8(d)     Rights of Way
4.8(g)     Third-Party Rights in Respect of Real Property
4.13       ERISA Matters
4.15       Subsidiaries
4.19(a)    UCC Filing Jurisdictions
4.19(b)    Unamended Mortgages; Filing Jurisdictions
4.19(d)    Mortgages; Mortgage Amendments; Filing Jurisdictions
5.1(k)     Incomplete Filings, Registrations and Recordings
6.5        Compliance
6.11(e)    Investment Accounts
8.2(d)     Existing Indebtedness
8.3(f)     Existing Liens
8.5(h)     Identified Fiber Optic Cable
8.5(l)     Identified Property
8.8        Existing Investments
8.11       Permitted Sale Leaseback Transactions
9.2(d)     Existing Indebtedness
9.3(f)     Existing Liens
9.5(h)     Identified Fiber Optic Cable
9.5(l)     Identified Property
9.8        Existing Investments
9.11       Permitted Sale Leaseback Transactions

EXHIBITS:
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A       Form of Security Agreement
B       Form of Compliance Certificate
C       Form of Closing Certificate
D       Form of Assignment and Assumption
E-1     Form of Legal Opinion of Weil, Gotshal & Manges LLP
E-2     Form of Legal Opinion of Hall, Estill, Hardwick, Gable,
          Golden & Nelson, P.C.
E-3     Form of Legal Opinion of Sidley, Austin, Brown & Wood LLP
F       Form of Exemption Certificate
G       Form of Borrowing Base Certificate
H       Form of Lender Consent Agreement
I       Form of Joinder Agreement
J       Subordination Terms
K-1     Form of First Lien Term Note
K-2     Form of New First Lien Term Note


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K-3     Form of Second Lien Loan Note
K-4     Form of New Second Lien Loan Note
K-5     Form of Revolving Loan Note
K-6     Form of Swingline Loan Note


















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
                     THIRD AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT (this "Agreement"), dated as of September 8, 1999, as amended and restated as of April 25, 2001, as further amended and restated as of October 15, 2002, and as further amended and restated as of September 24, 2004, among WILTEL COMMUNICATIONS GROUP, INC., a Nevada corporation ("Holdings"), the other Guarantors referred to herein, WILTEL COMMUNICATIONS, LLC, a Delaware limited liability company (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), CREDIT SUISSE FIRST BOSTON, ACTING THROUGH ITS CAYMAN ISLANDS BRANCH, as Administrative Agent, as First Lien Administrative Agent and as Second Lien Administrative Agent and WELLS FARGO FOOTHILL, LLC, as Syndication Agent.

                             INTRODUCTORY STATEMENT

                     WHEREAS, the Borrower entered into the Second Amended and Restated Credit and Guaranty Agreement, dated as of September 8, 1999, as amended and restated as of April 25, 2001, and as further amended and restated as of October 15, 2002 (as such agreement has heretofore been amended, the "Existing Credit Agreement"), among the Borrower, the guarantors party thereto, the lenders party thereto, Bank of America, N.A., as administrative agent (together with any other predecessors in such capacity, the "Predecessor Administrative Agent"), JP Morgan Chase Bank, as syndication agent, and Salomon Smith Barney Inc. and Merrill Lynch & Co., as co-documentation agents; and

                     WHEREAS, the parties hereto have agreed to amend and restate the Existing Credit Agreement as provided in this Agreement, which Agreement shall become effective upon the satisfaction of the conditions precedent set forth in Section 5.1 and Section 5.2; and

                     WHEREAS, each Existing Lender (as defined) has agreed to maintain its Existing Loans (as defined) as First Lien Term Loans (as defined) or Second Lien Loans (as defined) in a like aggregate principal amount; and

                     WHEREAS, the Borrower and the Guarantors agree that all the Obligations (as defined) are, and shall in all respects continue to be, secured by substantially all the assets of the Borrower and the Guarantors including, without limitation, all Real Property Assets (as defined) that previously secured the obligations under the Existing Credit Agreement and substantially all personal property of the Borrower and the Guarantors including, without limitation, a pledge of all of the Capital Stock (as defined) of all Domestic Subsidiaries (as defined) of Holdings and the Borrower and 65% of the Capital Stock of all Foreign Subsidiaries (as defined) directly owned by Holdings, the Borrower or any Domestic Subsidiary; and

                     WHEREAS, the Borrower and the Guarantors agree that all Liens (as defined) securing the obligations under the Existing Credit Agreement shall continue in effect in all respects as Liens securing the Obligations and not be terminated in any manner as a result of the amendment and restatement of the Existing Credit Agreement evidenced hereby; and

                     WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement or evidence repayment of any of such obligations and liabilities and that this Agreement amend and restate in its entirety the Existing Credit Agreement and re-evidence the obligations of the Borrower outstanding thereunder.

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
                     NOW THEREFORE, in consideration of the above premises, the parties hereto hereby agree that on the Restatement Effective Date (as defined below), the Existing Credit Agreement shall be amended and restated in its entirety as follows:

                             SECTION 1. DEFINITIONS

                     1.1 Defined Terms. As used in this Agreement (including the recitals hereof), the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

                     "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                     "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

                     "Account Debtor": any Person who may become obligated to any Borrowing Base Party under, with respect to, or on account of, an Account.

                     "Accounts": all "accounts," as such term is defined in the New York UCC, now owned or hereafter acquired by any Borrowing Base Party.

                     "Administrative Agent": CSFB, as the sole arranger of the Commitments and as the administrative agent for all Lenders under this Agreement and the other Loan Documents, together with any of its successors in such capacity.

                     "Affiliate": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                     "Agent": the collective reference to each of the Administrative Agent, the First Lien Administrative Agent and the Second Lien Administrative Agent.

                     "Aggregate Exposure": with respect to any Lender at any time, an amount equal to (a) until the Restatement Effective Date, the aggregate amount of such Lender's Commitments at such time and (b) thereafter, the sum of
(i) the aggregate then unpaid principal amount of such Lender's Term Loans and
(ii) the amount of such Lender's Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

                     "Aggregate Exposure Percentage": with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

                     "Aggregate First Lien Exposure": with respect to any First Lien Facility Lender at any time, an amount equal to (a) until the Restatement Effective Date, the aggregate amount of such First Lien Facility Lender's First Lien Term Commitment and Revolving Commitment at such time and (b) thereafter,


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
the sum of (i) the aggregate then unpaid principal amount of such Lender's First Lien Term Loans and New First Lien Term Loans and (ii) the amount of such Lender's Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

                     "Aggregate First Lien Exposure Percentage": with respect to any First Lien Facility Lender at any time, the ratio (expressed as a percentage) of such First Lien Facility Lender's Aggregate First Lien Exposure at such time to the Aggregate First Lien Exposure of all First Lien Facility Lenders at such time.

                     "Aggregate Second Lien Exposure": with respect to any Second Lien Facility Lender at any time, an amount equal to (a) until the Restatement Effective Date, the aggregate amount of such Second Lien Facility Lender's Second Lien Commitment at such time and (b) thereafter, the aggregate then unpaid principal amount of such Lender's Second Lien Facility Loans.

                     "Aggregate Second Lien Exposure Percentage": with respect to any Second Lien Facility Lender at any time, the ratio (expressed as a percentage) of such Second Lien Facility Lender's Aggregate Second Lien Exposure at such time to the Aggregate Second Lien Exposure of all Second Lien Facility Lenders at such time.

                     "Agreement":  as defined in the preamble hereto.

                     "Aircraft": the collective reference to the Cessna 560XL and the Cessna 750.

                     "Aircraft Leases": the collective reference to (a) the Aircraft Lease Agreement, dated as of May 30, 2003, between AVN Air, LLC and WilTel Aircraft Leasing with respect to the Cessna 560XL and (b) the Aircraft Lease Agreement, dated as of May 30, 2003, between AVN Air, LLC and WilTel Aircraft Leasing with respect to the Cessna 750 and, in each case, any amendments thereto or replacements thereof satisfactory to the Administrative Agent.

                     "Applicable Margin": for each Type of Loan, the rate per annum set forth under the relevant column heading below:

--------------------------- --------------------- ----------------------------
                                  ABR Loans             Eurodollar Loans
--------------------------- --------------------- ----------------------------
Revolving Loans                     2.50%                     3.50%
--------------------------- --------------------- ----------------------------
First Lien Term Loans               2.50%                     3.50%
--------------------------- --------------------- ----------------------------
Swingline Loans                     2.50%                     3.50%
--------------------------- --------------------- ----------------------------
Second Lien Loans                   4.75%                     5.75%
--------------------------- --------------------- ----------------------------

                     "Application": an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to issue a Letter of Credit.

                     "Approved Funds": the collective reference to First Lien Approved Funds and Second Lien Approved Funds.

                     "Asset Sale": any Disposition of property or series of related Dispositions of property (excluding any such Disposition permitted by clause (a), (b), (c), (d), (e), (f), (g), (h), (i), (j) and (l) of Section 8.5
and clause (a), (b), (c), (d), (e), (f), (g), (h), (i), (j) and (l) of Section 9.5) that yields gross proceeds to any Loan Party (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $500,000.

                     "Assignee": as defined in Section 15.6(b).

                     "Assignment and Assumption": an Assignment and Assumption, substantially in the form of Exhibit D.

                     "Attributable Debt": in respect of a Sale Leaseback Transaction, at the time of determination, the present value of the obligation of the Loan Party that acquires, leases or licenses back the right to use all or a material portion of the subject property for net rental, license or other payments during the remaining term of the lease, license or other arrangement included in such Sale Leaseback Transaction including any period for which such lease, license or other arrangement has been extended or may, at the sole option of the other party (or parties) thereto, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

                     "Available Revolving Commitment": as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Commitment then in effect over (b) such Lender's Revolving Extensions of Credit then outstanding; provided that in calculating any Lender's Revolving Extensions of Credit for the purpose of determining such Lender's Available Revolving Commitment pursuant to Section 2.8(a), the aggregate principal amount of Swingline Loans then outstanding shall be deemed to be zero.

                     "Available Unencumbered Cash": cash and Cash Equivalents held by any Loan Party free of all Liens other than Liens permitted by Section 8.3(h) and Section 9.3(h) and Liens in favor of any of the Agents for the benefit of any Secured Parties.

                     "Bankruptcy Code": Title 11 of the United States Code entitled "Bankruptcy", as now and hereinafter in effect, or any successor statute.

                     "Bankruptcy Law": the Bankruptcy Code and any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law.

                     "Benefited First Lien Facility Lender": as defined in
Section 15.7(a).

                     "Benefited Second Lien Facility Lender": as defined in
Section 15.7(b).

                     "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

                     "Borrower": as defined in the preamble hereto.

                     "Borrowing Base": at any time, subject to adjustment as provided in Section 2.26, an amount equal to the sum of, without duplication:

                      (a) 100% of Available Unencumbered Cash, plus

                      (b) 80% of the book value of Eligible Accounts, plus


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
                      (c) at the election of the Borrower, upon delivery to the First Lien Administrative Agent of a Vyvx Appraisal reasonably satisfactory to the First Lien Administrative Agent, 50% of the Vyvx Appraised Amount.

                     The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate theretofore delivered to the First Lien Administrative Agent, with such adjustments as the First Lien Administrative Agent deems appropriate in its reasonable credit judgment to assure that the Borrowing Base is calculated in accordance with the terms of this Agreement.

                     "Borrowing Base Certificate": a certificate of a Responsible Officer, substantially in the form of, and containing the information prescribed by, Exhibit G, delivered to the First Lien Administrative Agent.

                     "Borrowing Base Party": the Borrower and any of its Wholly Owned Subsidiaries that is a Subsidiary Guarantor.

                     "Borrowing Base Deficiency": the amount by which, at any time, the aggregate outstanding principal amount of the First Lien Facility Loans shall exceed the Borrowing Base then in effect.

                     "Borrowing Date": any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

                     "Budget": as defined in Section 6.2(c).

                     "Business":  as defined in Section 4.17(b).

                     "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

                     "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                     "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                     "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within twenty-four months from the date of acquisition; (b) deposit accounts with any Lender, or a bank which has a long-term debt rating of AA or better by S&P or Aa or better by Moody's (an "Approved Bank") at the time of the initial deposit in the account; (c) time deposits, certificates of deposit, acceptances or prime commercial paper issued by, or repurchase obligations for underlying securities of the types described in clause (a) entered into with an Approved Bank at the time acquired, issued or entered into (as applicable and whichever is latest), in each case, having a maturity of not more than twenty-four months from the date of acquisition; (d) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody's and, in each case, maturing within twelve months from the date of acquisition; or (e) investments in money market funds that invest primarily in the foregoing obligations.

                     "Certificated Security": as defined in Section 4.19(a).

                     "Cessna 560XL": the Cessna model 560XL Citation Excel aircraft with manufacturer's serial number 560-5129 and United States nationality and registration marks N359WC.

                     "Cessna 750": the Cessna model 750 Citation X aircraft with manufacturer's serial number 750-0121 and United States nationality and registration marks N358WC.

                     "Change in Control": means, at any time, (a) Leucadia shall cease to beneficially own (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) and control at least (i) prior to an initial public offering of Capital Stock of Holdings, 50.1% of the voting power for the election of directors of Holdings (determined on a fully diluted basis), or (ii) following an initial public offering of Capital Stock of Holdings, 35.0% of the voting power for the election of directors of Holdings (determined on a fully diluted basis); (b) any "person" or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) other than Leucadia shall have acquired beneficial ownership of 35.0% or more of the voting power for the election of directors of Holdings (determined on a fully diluted basis) (unless Leucadia beneficially owns a greater percentage); (c) Holdings shall cease to directly own and to beneficially own and control 100% on a fully diluted basis of the Capital Stock of the Borrower (free and clear of all Liens except Liens in favor of the Agents); (d) the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of Holdings cease to be occupied by Persons who either (i) were members of the board of directors of Holdings on the Restatement Effective Date or (ii) were nominated for election by the board of directors of Holdings, a majority of whom were directors on the Restatement Effective Date or whose election or nomination for election was previously approved by a majority of such directors; or (e) any "change of control" or similar event under the OTC Long Term Note or any documents relating to the OTC Long Term Note shall occur.

                     "Chattel Paper": all "chattel paper," as such term is defined in the New York UCC, now owned or hereafter acquired by any Borrowing Base Party.

                     "Code": the Internal Revenue Code of 1986, as amended from time to time.

                     "Collateral": all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

                     "Commitment": as to any Lender, the sum of the First Lien Term Commitment, the New First Lien Term Commitment, the Revolving Commitment, the Second Lien Commitment and the New Second Lien Commitment of such Lender.

                     "Commitment Fee Rate": for any period for which payment of the commitment fee hereunder is payable, 3/4 of 1% per annum of the average daily unused portion of the Revolving Facility.

                     "Commonly Controlled Entity": an entity, whether or not incorporated, that is under common control with Holdings or the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes

Holdings or the Borrower and that is treated as a single employer under Section 414 of the Code.

                     "Competitor": any Person that is, directly or indirectly, principally engaged in the Telecommunications Business.

                     "Compliance Certificate": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

                     "Conduit Lender": any special purpose corporation organized and administered, managed or serviced by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.19, 2.20, 2.21 or
15.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

                     "Confidential Information Memorandum": the Confidential Information Memorandum dated July 20, 2004 and furnished to certain Lenders.

                     "Consolidated Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Lease Obligations which is capitalized on the consolidated balance sheet of the Group Members) by such Person and its Subsidiaries during such period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of such Person and its Subsidiaries; provided that Consolidated Capital Expenditures shall not include expenditures in connection with any acquisition
(a) that is a First Lien Facility Permitted Acquisition and a Second Lien Facility Permitted Acquisition, (b) financed with the proceeds of any Reinvestment Deferred Amount, (c) financed with the proceeds of capital contributions made to Holdings (or issuances of Capital Stock of Holdings), and concurrently contributed by Holdings to the Borrower, to the extent not required to be applied to prepay the Loans (and identified, in a written notice to the Administrative Agent, at the time of such issuance or capital contribution as being for the purpose of making Consolidated Capital Expenditures) or (d) of the Aircraft.

                     "Consolidated Cash EBITDA": for any period, Consolidated EBITDA for such period plus, without duplication, to the extent not included in Consolidated EBITDA for such period, cash proceeds received in such period from dispositions of IRUs in the ordinary course of business plus, without duplication, to the extent reflected as a charge in the statement of Consolidated Net Income for such period and not added to Consolidated Net Income in the calculation of Consolidated EBITDA for such period, transaction costs and expenses incurred in connection with (a) the acquisition by Leucadia in 2003 of the remaining capital stock of Holdings not previously owned by Leucadia and (b) the Facilities and minus, to the extent included in the statement of Consolidated Net Income and not deducted in the calculation of Consolidated EBITDA for such period, the amortization of proceeds from dispositions of IRUs in the ordinary course of business, all as determined on a consolidated basis; provided that for the purposes of this definition only, notwithstanding anything to the contrary herein, Consolidated Cash EBITDA for the fiscal quarter of the Group Members ending (i) March 31, 2004 shall be $20,600,000 and (ii) June 30, 2004 shall be $44,800,000.

                     "Consolidated Current Assets": at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Group Members at such date.

                     "Consolidated Current Liabilities": at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Group Members at such date, but excluding (a) the current portion of any Funded Debt of the Loan Parties and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Loans or Swingline Loans to the extent otherwise included therein.

                     "Consolidated EBITDA": for any period, Consolidated Net Income for the Group Members for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or write off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness,
(c) depreciation and amortization expense, (d) any extraordinary non-cash expenses or losses and (e) minority interest losses, and minus, (a) to the extent included in the statement of such Consolidated Net Income for such period for the Group Members, the sum of (i) interest income, (ii) any non-cash extraordinary income or gains, (iii) gains on the sales of assets outside of the ordinary course of business, (iv) income tax credits (to the extent not netted from income tax expense) and (v) any other non-cash income, (b) any cash payments made during such period in respect of items described in clause (d) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were reflected as a charge in the statement of Consolidated Net Income, all as determined on a consolidated basis and (c) minority interest gains.

                     "Consolidated Interest Coverage Ratio": for any period, the ratio of (a) Consolidated Cash EBITDA for such period to (b) Consolidated Interest Expense for such period.

                     "Consolidated Interest Expense": for any period, total cash interest expense (including that attributable to Capital Lease Obligations) of the Group Members for such period with respect to all outstanding Indebtedness of the Group Members (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP, net of interest income on cash or Cash Equivalents of the Group Members for such period); provided that for the purposes of this definition only, notwithstanding anything to the contrary herein, Consolidated Interest Expense for the fiscal quarter of the Group Members ending (i) March 31, 2004 shall be $6,700,000, (ii) June 30, 2004 shall be $6,700,000 and (iii) September 30, 2004 shall be $6,700,000.

                     "Consolidated Leverage Ratio": as of the last day of any period, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated Cash EBITDA for such period.

                     "Consolidated Net Income": for any period, the consolidated net income (or loss) of the Group Members, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary, (b) the income (or deficit) of any Person (other than a Group Member) in which Holdings or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

                     "Consolidated Total Debt": at any date, the aggregate principal amount of all Indebtedness (excluding Indebtedness constituting undrawn Letters of Credit or surety bonds) of the Group Members at such date, determined on a consolidated basis in accordance with GAAP.

                     "Consolidated Working Capital": at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

                     "Consolidated Working Capital Adjustment": means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period.

                     "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                     "Control Change Notice": as defined in Section 2.12(g).

                     "Control Change Payment Date": as defined in Section
2.12(g).

                     "Credit Rating": a credit rating from Moody's or S&P in respect of the First Lien Facilities provided for under this Agreement.

                     "CSFB": Credit Suisse First Boston, acting through its Cayman Islands branch, or any Affiliate thereof.

                     "Default": any First Lien Default and/or any Second Lien Default.

                     "Default Excess": with respect to any Defaulting Lender, the excess, if any, of the Loans (including participations in Swingline Loans and Letters of Credit) that would be payable to such Defaulting Lender if such Defaulting Lender had funded all of its Defaulted Loans over the aggregate outstanding principal amount of all Loans of such Defaulting Lender.

                     "Default Period": with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default and ending on the earliest of: (a) the date on which all Revolving Commitments are cancelled or terminated or the Revolving Extensions of Credit are declared or become immediately due and payable, (b) the date on which (i) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any of its Defaulted Loans or by the non pro rata application of any voluntary or mandatory prepayments of the Loans in accordance with Section 2.11 or Section 2.12 or by a combination thereof), and (ii) such Defaulting Lender shall have delivered to the Borrower and the Administrative Agent a written reaffirmation of its intention to honor its obligations hereunder with respect to its Commitments, and (c) the date on which the Borrower, the Administrative Agent and the Majority Facility Lenders under the Revolving Facility waive all Funding Defaults of such Defaulting Lender in writing.

                     "Defaulted Loan": as defined in Section 2.23(a).

                     "Defaulting Lender": as defined in Section 2.23(a).

                     "Designated Refinancing": any Refinancing of the First Lien Obligations in accordance with Section 14.7(a)(i) and (b).

                     "DIP Financing": as defined in Section 14.6(a).

                     "DIP Financing Liens": as defined in Section 14.6(a).

                     "Discharge of First Lien Obligations": subject to Sections 14.7(b) and 14.7(d), (a) payment in full in cash of the principal of and interest (including interest accruing during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such Insolvency or Liquidation Proceeding) and premium, if any, on all First Lien Obligations outstanding under the First Lien Facilities, (b) payment in full of all other First Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid, (c) cancellation or cash collateralization (in an amount reasonably satisfactory to the First Lien Administrative Agent, but in any event not in excess of 105% of the undrawn face amount of such Letters of Credit) of all Letters of Credit issued and outstanding under this Agreement and (d) termination or expiration of all Commitments and all obligations to issue Letters of Credit under the First Lien Facilities.

                     "Discharge of Second Lien Obligations": (a) payment in full in cash of the principal of and interest (including interest accruing during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such Insolvency or Liquidation Proceeding) and premium, if any, on all Second Lien Obligations outstanding under the Second Lien Facilities, (b) payment in full of all other Second Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid and (c) termination or expiration of all Commitments under the Second Lien Facilities.

                     "Disposition": with respect to any property (including, without limitation Capital Stock of the Borrower or any of its Subsidiaries), any sale, lease, Sale Leaseback Transaction, assignment, conveyance, transfer or other disposition thereof and any issuance of Capital Stock of the Borrower or any of its Subsidiaries. The terms "Dispose" and "Disposed of" shall have correlative meanings.

                     "Dollars" and "$": dollars in lawful currency of the United States.

                     "Domestic Subsidiary": any Subsidiary of Holdings organized under the laws of any jurisdiction within the United States.

                     "ECF Percentage": 75%; provided that with respect to each fiscal year of the Borrower ending on or after December 31, 2006, the ECF Percentage shall be reduced to 50% if the Consolidated Leverage Ratio as of the last day of such fiscal year is not greater than 3.00 to 1.0.

                     "Eligible Accounts": as defined in Section 2.26(a).

                     "Endorsement": as defined in Section 6.11(c).

                     "Environmental Laws": any and all applicable foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority with jurisdiction over environmental matters or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

                     "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                     "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

                     "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined by reference to the British Bankers' Association Interest Settlement Rates for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 A.M. (London, England time) two (2) Business Days prior to the beginning of such Interest Period (as set forth by Bloomberg Information Service or any successor thereto or any other service selected by the Administrative Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates). In the event that the rate referenced in the preceding sentence is not available, the "Eurodollar Base Rate" shall be determined by reference to the rate per annum equal to the offered quotation rate to first class banks in the London interbank market by CSFB for deposits (for delivery on the first day of the relevant Interest Period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan of Administrative Agent, in its capacity as a Lender, for which the Eurodollar Base Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) two (2) Business Days prior to the beginning of such Interest Period.

                     "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

                     "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula:

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

                     "Eurodollar Tranche": the collective reference to Eurodollar Loans under a particular Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                     "Event of Default": any First Lien Event of Default and/or any Second Lien Event of Default.

                     "Excess Cash Flow": for any fiscal year of the Borrower, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Cash EBITDA for such fiscal year, (ii) to the extent deducted from Consolidated Net Income in determining Consolidated EBITDA for such period, interest income and (iii) the Consolidated Working Capital Adjustment, over (b) the sum, without duplication, of (i) the aggregate amount actually paid by the Group Members in cash on account of Consolidated Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures) during such fiscal year (but excluding, commencing with the Excess Cash Flow calculation for the 2006 fiscal year, any amounts of Consolidated Capital Expenditures paid during such fiscal year that were permitted to be carried over from the immediately preceding fiscal year pursuant to Section 8.7 (or, after the Discharge of First Lien Obligations, Section 9.7) and that were deducted from the calculation of Excess Cash Flow for such immediately preceding fiscal year) and, solely with respect to the amounts permitted to be carried over from such fiscal year pursuant to Section 8.7 (or, after the Discharge of First Lien Obligations, Section 9.7), during the first fiscal quarter of the immediately succeeding fiscal year, (ii) the aggregate amount of all prepayments of Revolving Loans and Swingline Loans during such fiscal year to the extent accompanying permanent optional reductions of the Revolving Commitments and all optional prepayments of the Term Loans during such fiscal year, (iii) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including the Term Loans) of the Borrower and the Subsidiary Guarantors made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder and excluding any required prepayments), (iv) the amount paid to purchase the Aircraft and terminate the Capital Lease Obligations referred to in
Section 8.2(i) (or, after the Discharge of First Lien Obligations, Section 9.2(i)) (except to the extent directly or indirectly funded with Indebtedness, capital contributions to Holdings or issuances of Capital Stock by Holdings),
(v) provisions for current taxes based on income of the Borrower and the Subsidiary Guarantors and payable in cash with respect to such period and, without duplication, the amount of any tax payments under the Tax Sharing Agreement made or to be made to Leucadia pursuant to Section 8.6(c) (or, after the Discharge of First Lien Obligations, Section 9.6(c)) with respect to income during such period and (vi) the aggregate amount actually paid by the Borrower, the Subsidiary Guarantors and WilTel Aircraft Leasing in cash during such fiscal year on account of Consolidated Interest Expense (calculated without netting out interest income on cash or Cash Equivalents of the Borrower and the Subsidiary Guarantors during such fiscal year) .

                     "Excess Cash Flow Application Date": as defined in Section 2.12(d).

                     "Excess Fiber Sales": the sale, transfer, lease or other disposition in the ordinary course of business of an interest in (including, without limitation, pursuant to a dark fiber IRU) optical fiber, duct and/or conduit on a Network Segment that in the good faith business judgment of the Borrower is not, and will not be, used or useful in the business of Holdings or any of its Subsidiaries while any Loan is outstanding; provided that after giving effect to such sale, transfer, lease or disposition, the Loan Parties would retain the right to use at least the minimum retained capacity set forth below:

                      (i) with respect to any Network Segment constructed by, for or on behalf of, the any Loan Party or any Affiliate thereof, either (x) 24 optical fibers per route mile on such Network Segment as deployed at the time of the applicable Excess Fiber Sale or (y) 12 optical fibers and one empty conduit per route mile on such Network Segment as deployed at the time of the applicable Excess Fiber Sale; and

                      (ii) with respect to any Network Segment purchased or leased from third parties, the lesser of (x) 50% of the optical fibers per route mile originally purchased or leased on such Network Segment, (y) 24 optical fibers per route mile on such Network Segment as deployed at the time of the applicable Excess Fiber Sale and (z) 12 optical fibers and one empty conduit per route mile on such Network Segment as deployed at the time of the applicable Excess Fiber Sale.

                     "Exchange Act": the Securities Exchange Act of 1934, as amended from time to time and any successor statute.

                     "Existing Credit Agreement": as defined in the Introductory Statement of this Agreement.

                     "Existing Lender": each Lender that holds an Existing Loan.

                     "Existing Letters of Credit": letters of credit outstanding under the Existing Credit Agreement immediately prior to the effectiveness of this Agreement as set forth on Schedule 1.1A.

                     "Existing Loan": loans outstanding under the Existing Credit Agreement immediately prior to the effectiveness of this Agreement but after giving effect to the transactions contemplated by the Lender Consent Agreement.

                     "Existing Title Policy": as defined in Section 6.11(c).

                     "Facilities": the First Lien Facilities and the Second Lien Facilities.

                     "Facility": each of the First Lien Term Facility, the New First Lien Term Facility, the Second Lien Term Facility, the New Second Lien Term Facility and the Revolving Facility.

                     "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by CSFB from three federal funds brokers of recognized standing selected by it.

                     "Fee Payment Date": (a) the last Business Day of each March, June, September and December (commencing on December 31, 2004) and (b) the last day of the Revolving Commitment Period.

                     "First Lien Administrative Agent": CSFB, as the administrative agent for the First Lien Facility Lenders under this Agreement and the other Loan Documents, together with any of its successors in such capacity.

                     "First Lien Approved Fund": any Person (other than a natural person) that is principally engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit and that is administered, advised or managed by (a) a First Lien Facility Lender, (b) an Affiliate of a First Lien Facility Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a First Lien Facility Lender.

                     "First Lien Collateral": Collateral securing the First Lien Obligations.

                     "First Lien Declined Amount": as defined in Section
2.12(e).

                     "First Lien Default": any of the events specified in
Section 10, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                     "First Lien Event of Default": any of the events specified in Section 10; provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                     "First Lien Facility Loans": the collective reference to the First Lien Term Loans, the New First Lien Term Loans, the Revolving Loans and the Swingline Loans.

                     "First Lien Facilities": the collective reference to the First Lien Term Facility, the New First Lien Term Facility and the Revolving Facility.

                     "First Lien Facility Lenders": the Issuing Lender and each Lender that holds a First Lien Facility Loan.

                     "First Lien Facility Permitted Acquisition": as defined in
Section 8.8(g).

                     "First Lien Obligations": (a) in the case of the Borrower, Obligations (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower or any Guarantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) relating to First Lien Term Loans, New First Lien Term Loans, Revolving Loans, Swingline Loans or L/C Obligations, Obligations owing to the Administrative Agent (except in respect of Obligations related solely to the Second Lien Facilities), Obligations relating to any Specified Swap Agreement and reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent, the First Lien Administrative Agent or any First Lien Facility Lender) owing under or in connection with the Loan Documents to any First Lien Secured Party and all other Obligations (other than Second Lien Obligations) together, in each case, with any Designated Refinancings thereof and (b) in the case of any Guarantor, Obligations relating to its guaranty pursuant to Section 12.1(a) (including, without limitation, interest accruing after the filing of any insolvency, reorganization or like proceeding relating to the Borrower or any Guarantor, whether or not a claim for post-filing or post-petition interest is allowed in such a proceeding), Obligations of such Guarantor owing to the Administrative Agent (except in respect of Obligations related solely to the Second Lien Facilities), Obligations of such Guarantor relating to any Specified Swap Agreement and reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent, the First Lien Administrative Agent or any First Lien Facility Lender) owing under or in connection with the Loan Documents to any First Lien Secured Party and all other Obligations (other than Second Lien Obligations) of such Guarantor under or in connection with the Loan Documents, together in each case, with any Designated Refinancings thereof; provided that for purposes of this Agreement, the term "First Lien Obligations" shall not include (i) the additional 2% interest payable pursuant to Section 2.15(c), arising from or related to a First Lien Default, to the extent disallowed in any Insolvency or Liquidation Proceeding and (ii) Obligations under Specified Swap Agreements owing to any First Lien Secured Party to the extent that the aggregate notional amount thereof exceeds the sum of $100,000,000.

                     "First Lien Secured Parties": the collective reference to
(a) the First Lien Facility Lenders, (b) the Administrative Agent, (c) the First Lien Administrative Agent, (d) each other Person (including Qualified Counterparties in respect of Specified Swap Agreements and indemnification obligations) to whom any of the First Lien Obligations is owed and (e) the successors, replacements and assigns of each of the foregoing.

                     "First Lien Term Commitment": as to any Lender, the obligation of such Lender, if any, to make or continue First Lien Term Loans to the Borrower in a principal amount not to exceed the amount set forth under the heading "First Lien Term Commitment" opposite such Lender's name on Schedule 1.1B. The aggregate amount of the First Lien Term Commitments on the Restatement Effective Date is $240,000,000.

                     "First Lien Term Facility": the First Lien Term Commitment and First Lien Term Loans made thereunder.

                     "First Lien Term Lender": each Lender that holds a First Lien Term Loan.

                     "First Lien Term Loan": Loans made or maintained hereunder pursuant to Section 2.1(a).

                     "First Lien Term Loan Increased Amount Date": as defined in
Section 2.24.

                     "First Lien Term Loan Joinder Agreement": as defined in
Section 2.24.

                     "First Lien Term Loan Maturity Date": June 30, 2010; provided that such date shall be changed to October 1, 2009 to the extent the entire outstanding principal amount of the First Lien Term Loans are due and payable on October 1, 2009, as provided in Section 2.3(a).

                     "First Lien Term Loan Percentage": as to any First Lien Term Lender at any time, the percentage which the aggregate principal amount of such Lender's First Lien Term Loans then outstanding constitutes of the aggregate principal amount of the First Lien Term Loans then outstanding.

                     "First Lien Term Note": a promissory note in the form of Exhibit K-1, as it may be amended, supplemented or otherwise modified from time to time.

                     "First Priority Liens": all Liens on the Collateral to secure the First Lien Obligations, whether created under the Security Documents or acquired by possession, statute, operation of law, subrogation or otherwise.

                     "Foreign Subsidiary": any Subsidiary of the Borrower that is not a Domestic Subsidiary.

                     "Funded Debt": as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans.

                     "Funding Default": as defined in Section 2.23(a).

                     "Funding Office": the office of the Administrative Agent specified in Section 15.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

                     "GAAP": generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of
Section 8.1 and Section 9.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in
Section 4.1(b). In the event that any Accounting Change (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

                     "Governmental Approval": any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, any Governmental Authority.

                     "Governmental Authority": any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any applicable self-regulatory organization (including the National Association of Insurance Commissioners).

                     "Group Members": the collective reference to Holdings, the Borrower and their respective Subsidiaries.

                     "Guarantors": the collective reference to Holdings and the Subsidiary Guarantors.

                     "Guaranty Obligation": as to any Person (the "guaranteeing person"), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing Person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guaranty Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guaranty Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                     "Holdings": as defined in the preamble hereto.

                     "IRU": an indefeasible right of use with respect to dark fiber or lit fiber transmission capacity.

                     "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations (provided that Capital Lease Obligations in respect of fiber optic cable capacity arising in connection with any exchange of capacity transaction, shall constitute Indebtedness only to the extent of the amount of such Person's liability in respect thereof net (but not less than zero) of such Person's right to receive payments in connection with such exchange of capacity transaction, to the extent such netting is in accordance with GAAP in effect on the date hereof) and Synthetic Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements,
(g) the liquidation value of all redeemable preferred Capital Stock of such Person, (h) all Guaranty Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) for the purposes of Section 10(e) and Section 11(e) only, all obligations of such Person in respect of Swap Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

                     "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                     "Insolvency or Liquidation Proceeding": (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code or any other Bankruptcy Law with respect to any Loan Party, (b) any voluntary or involuntary appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of the property or assets of any Loan Party, (c) any voluntary (excluding transactions permitted under Section 8.4 and Section 9.4) or involuntary winding-up or liquidation of any Loan Party, or (d) a general assignment for the benefit of creditors by any Loan Party.

                     "Insolvent": pertaining to a condition of Insolvency.

                     "Instruments" shall mean all "instruments," as such term is defined in the New York UCC, now owned or hereafter acquired by any Borrowing Base Party.

                     "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                     "Intercreditor Agreement (Blocked Account Collateral)": the Intercreditor and Subordination Agreement (Blocked Account Collateral), dated as of August 15, 2003, by and between WHBC and the Predecessor Administrative Agent.

                     "Intercreditor Agreement (Mortgaged Property)": the Amended and Restated Intercreditor and Subordination Agreement (Mortgaged Property), dated as of October 15, 2002, as amended and restated as of September 24, 2004, by and between WHBC, the First Lien Administrative Agent and the Second Lien Administrative Agent, relating to the subordination of the Liens of the First Lien Administrative Agent (for the benefit of the First Lien Secured Parties) and the Second Lien Administrative Agent (for the benefit of the Second Lien Secured Parties) in the Mortgaged Property (as defined therein).

                     "Interest Payment Date": (a) as to any ABR Loan, the last Business Day of each March, June, September and December (commencing on December 31, 2004) to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Revolving Loan that is an ABR Loan or any Swingline Loan), the date of any repayment or prepayment made in respect thereof.

                     "Interest Period": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 11:00 A.M., New York City time, on the date that is three (3) Business Days prior to the last day of the then current Interest Period with respect thereto; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                      (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                      (ii) the Borrower may not select an Interest Period under a particular Facility that would extend beyond the Revolving Termination Date (in the case of the Revolving Facility), beyond the date final payment is due on the First Lien Term Loans (in the case of the First Lien Term Facility), beyond the date final payment is due on the New First Lien Term Loans (in the case of the New First Lien Term Facility), beyond the date final payment is due on the Second Lien Loans (in the case of the Second Lien Term Facility) or beyond the date final payment is due on the New Second Lien Loans (in the case of the New Second Lien Term Facility);

                      (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                      (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

                     "Investment": any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase of any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting one or more business units of, or any other investment in, any Person.

                     "Investment Accounts": as defined in the Security
Agreement.

                     "Issuing Lender": CSFB, in its capacity as issuer of any Letter of Credit or, if such Issuing Lender shall not be acceptable to any beneficiary of any Letter of Credit, for purposes of such Letter of Credit, such other Lender or an Affiliate of a Lender that, with the approval of the Administrative Agent and the Borrower, agrees, pursuant to an agreement with and in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, to be bound by the terms hereof applicable to the Issuing Lender.

                     "L/C Commitment": $25,000,000.

                     "L/C Obligations": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

                     "L/C Participants": the collective reference to all the Revolving Lenders other than the Issuing Lender.

                     "Lender Consent Agreement": the Lender Consent Agreement entered into on or prior to the Restatement Effective Date by the Borrower, Bank of America, N.A., as administrative agent and as issuing bank, JPMorgan Chase Bank, as issuing bank, and the other parties thereto, substantially in the form of Exhibit H.

                     "Lenders": as defined in the preamble hereto; provided that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Issuing Lender and any Conduit Lender.

                     "Letters of Credit": as defined in Section 3.1(a).

                     "Leucadia": Leucadia National Corporation, a New York corporation, together with its successors, and any Wholly Owned Subsidiary of Leucadia that owns 100% of the Capital Stock of Holdings.

                     "Lien": any mortgage, deed of trust, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or similar preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

                     "Loan": any loan made or maintained by any Lender pursuant to this Agreement.

                     "Loan Documents": this Agreement, any Borrowing Base Certificate, the Security Documents, the Intercreditor Agreement (Mortgaged Property), the Notes and any amendment, waiver, supplement or other modification to any of the foregoing.

                     "Loan Parties": each Group Member that is a party to a Loan Document.

                     "Majority Facility Lenders": with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the First Lien Term Loans, New First Lien Term Loans, Second Lien Loans, New Second Lien Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Facility, prior to any termination of the Revolving Commitments, the holders of more than 50% of the Total Revolving Commitments).

                     "Mandatory Prepayment Date": as defined in Section 2.12(e).

                     "Master Alliance Agreement": the Master Alliance Agreement, between SBC and the Borrower (as successor of Williams Communications, Inc., a Delaware corporation), effective as of February 8, 1999, as such agreement may be amended, amended and restated, supplemented, restructured or otherwise modified, renewed or replaced from time to time.

                     "Material Adverse Effect": a material adverse effect on (a) the business, assets, liabilities, operations, condition (financial or otherwise), operating results, projections or prospects of the Borrower and its Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

                     "Materials of Environmental Concern": any substance, material or waste that is defined, regulated, governed or otherwise characterized under any Environmental Law as hazardous or toxic or as a pollutant or contaminant (or by words of similar meaning and regulatory effect), any petroleum or petroleum products, asbestos, polychlorinated biphenyls, urea-formaldehyde insulation, molds or fungus, and radioactivity, radiofrequency radiation at levels known to be hazardous to human health and safety or any other radiation associated with or allegedly associated with the telecommunications business.

                     "Material Penalty": (a) an individual penalty or fine in excess of $50,000 or aggregate penalties or fines in excess of $100,000 or (b) revocation or nonrenewal of, or imposition of any material adverse condition on, any Governmental Approval.

                     "Maximum First Lien Obligations Amount": the sum of (a) (i) 105% of the aggregate outstanding L/C Obligations relating to Letters of Credit issued in accordance with this Agreement and (ii) the aggregate outstanding principal amount of Revolving Loans and Swingline Loans made pursuant to and in accordance with this Agreement (except to the extent that, in case of clauses
(i) and (ii), at the time such Letters of Credit, Revolving Loans or Swingline Loans are made and after giving effect thereto and the use of proceeds thereof, the aggregate amount of the Available Revolving Commitments would be less than zero), (b) the aggregate outstanding principal amount of the First Lien Term Loans and New First Lien Terms Loans (which amount shall be equal to the aggregate principal amount of (x) the First Lien Term Loans outstanding on the date hereof and (y) New First Lien Term Loans outstanding on the date of funding thereof, in each case, as reduced from time to time by payments actually received by First Lien Secured Parties) and (c) $100,000,000.

                     "Modified First Lien Facilities": as defined in Section 14.7(a).

                     "Modified Second Lien Facilities": as defined in Section 14.7(a).

                     "Mortgage": any mortgage, deed of trust, deed to secure debt or such equivalent document (a) now existing that was executed and delivered by one or more of the Loan Parties to the Predecessor Administrative Agent or (b) hereafter entered into and executed and delivered by one or more of the Loan Parties to the Administrative Agent, the First Lien Administrative Agent or the Second Lien Administrative Agent, in each case, as such document may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time.

                     "Mortgage Amendment": as defined in Section 6.11(b).

                     "Moody's": Moody's Investors Service, Inc.

                     "Multiemployer Plan": a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                     "Net Cash Proceeds": (a) in connection with any Asset Sale or Recovery Event, the proceeds thereof in the form of cash and cash equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of brokers' fees, attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or the Borrower's reasonable and good faith estimate of income, franchise, sales, and other applicable taxes required to be paid by the Borrower or any Subsidiary Guarantor in connection with such Asset Sale or Recovery Event in the taxable year that such Asset Sale or Recovery Event is consummated or in the immediately succeeding taxable year, the computation of which shall, in each such case, take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits, and tax credit carry forwards, and similar tax attributes and (b) in connection with any issuance or sale of Capital Stock or any incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

                     "Net Yield": as defined in Section 2.24.

                     "Network Segment": (a) with respect to the Borrower's and its Subsidiaries' intercity network, the through-portion of such network between two local networks and (b) with respect to a local network of the Borrower and its Subsidiaries', the entire through-portion of such network, excluding the spurs which branch off the through-portion.

                     "New First Lien Term Commitment": as defined in Section
2.24.

                     "New First Lien Term Facility": the New First Lien Term Commitment, if any, and the New First Lien Term Loans made thereunder.

                     "New First Lien Term Lender": as defined in Section 2.24.

                     "New First Lien Term Loan": as defined in Section 2.24.

                     "New First Lien Term Note": a promissory note in the form of Exhibit K-2, as it may be amended, supplemented or otherwise modified from time to time.

                     "New Second Lien Commitment": as defined in Section 2.25.

                     "New Second Lien Lender": as defined in Section 2.25.

                     "New Second Lien Loan": as defined in Section 2.25.

                     "New Second Lien Loan Note": a promissory note in the form of Exhibit K-4, as it may be amended, supplemented or otherwise modified from time to time.

                     "New Second Lien Term Facility": the New Second Lien Commitment, if any, and the New Second Lien Loans made thereunder.

                     "New York UCC": the Uniform Commercial Code as in effect from time to time in the State of New York.

                     "Non-Excluded Taxes": as defined in Section 2.20(a).

                     "Non-U.S. Lender": as defined in Section 2.20(d).

                     "Note": mean a First Lien Term Note, a New First Lien Term Note, a Revolving Loan Note, a Swingline Loan Note, a Second Lien Loan Note or a New Second Lien Loan Note.

                     "OTC Short Term Note": the promissory note issued by WTC, Holdings and the Borrower, as "makers" to WHBC, dated October 15, 2002, in the original principal amount of $44,800,000 (such principal amount is subject to increase by reason of the accretion of interest on such note to the maturity date thereof, up to a maximum principal amount of $74,360,295.30), as amended, restated, renewed, replaced, restructured, supplemented or otherwise modified up to the date hereof.

                     "OTC Long Term Note": the promissory note issued by WTC, Holdings and the Borrower, as "makers" to WHBC, dated October 15, 2002, in the original principal amount of $100,000,000, as amended, restated, renewed, replaced, restructured, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

                     "OTC Long Term Note Indebtedness": Indebtedness of WTC, Holdings or the Borrower under the OTC Long Term Note in an aggregate principal amount not to exceed $74,000,000.

                     "OTC Mortgage": the Mortgage with Power of Sale, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing, dated as of October 15, 2002, made by Williams Technology Center, LLC, a Delaware limited liability company, as the mortgagor, to WHBC, as the mortgagee, as such agreement may be amended, restated, replaced, restructured, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

                     "OTC Security Agreement": the Security Agreement, dated as of August 15, 2003, by and between CG Austria, Inc., a Delaware corporation, and WHBC, as in effect on the Restatement Effective Date.

                     "Obligations": the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower or any Guarantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower or any other Loan Party to any Agent or to any Lender (or party to a Specified Swap Agreement), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Swap Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to any Agent or to any Lender that are required to be paid by the Borrower or any Guarantor pursuant hereto) or otherwise.

                     "Old WCG": Williams Communications Group, Inc., a Delaware corporation.

                     "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

                     "Participant": as defined in Section 15.6(c).

                     "Participant Register": as defined in Section 15.6(c)(iii).

                     "Patriot Act": the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, Title III of Pub. L. 107-56, signed into law October 26, 2001.

                     "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

                     "Permitted Holdings Activity": (a) the ownership and the lease or sublease of one or more portions of the real property located at 4485
E. Sahara Avenue, Las Vegas, Nevada 89104, to the Borrower or any other Loan Party or an unaffiliated third party and the receipt of rental and other payments associated therewith; (b) the lease or acquisition of furniture and equipment by Holdings necessary to maintain a place or places of business (provided that the aggregate amount expended with respect to the foregoing in any fiscal year of the Borrower shall not exceed $1,000,000); (c) the management of the real and personal property described in clauses (a) and (b) above and retention of associated services and utilities; (d) the employment or engagement of all necessary staff and other administrative personnel for the management of such real and personal property described in clauses (a) and (b) above; (e) the ownership of Intellectual Property and the license of all or any portion thereof to the Borrower, a Subsidiary of a Loan Party or a third party and the receipt of royalties, fees or other payments associated therewith; (f) activities that Holdings must perform under applicable law, any applicable United States securities exchange regulations or in order to protect, register, maintain or extend its rights with respect to any Intellectual Property; and (g) such other activities as are necessary, in the reasonable opinion of Holdings, in order to maintain its existence under the laws of the state of Nevada.

                     "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                     "Plan": at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                     "Pledged or Controlled Collateral": as defined in Section 14.5(a).

                     "PowerTel Blocked Account": Account No. 000262 in the name of CG Austria, Inc. maintained at BOSC, Inc.

                     "Predecessor Administrative Agent": as defined in the Introductory Statement of this Agreement.

                     "Prime Rate": the rate of interest per annum publicly announced from time to time by CSFB as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by CSFB in connection with extensions of credit to debtors).

                     "Pro Forma Basis": (a) For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a "Reference Period"), (i) if at any time during such Reference Period any Group Member shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period any Group Member shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period (including, in each such case, pro forma adjustments (x) arising out of events which are directly attributable to a specific transaction, are factually supportable and are expected to have a continuing impact, in each case determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the SEC, which would include cost savings resulting from head count reduction, closure of facilities and similar restructuring charges and (y) such other pro forma adjustments relating to a specific transaction or event which are reasonably acceptable to the Administrative Agent and reflective of actual or reasonably anticipated synergies and cost savings expected to be realized or achieved in the twelve months following such transaction or event, which pro forma adjustments shall be certified by the chief financial officer or treasurer of the Borrower) and (b) for purposes of calculating Consolidated Interest Expense of the Group Members for any period, Consolidated Interest Expense shall include any cash interest expense related to Indebtedness incurred or assumed in connection with a Material Acquisition by any Group Member during such period, on a pro forma basis for such period (assuming the consummation of such Material Acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period). As used in this definition, "Material Acquisition" means any acquisition of property or series of related acquisitions of property that (a) is material in accordance with GAAP or (b)(i) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (ii) involves the payment of consideration by any Group Member in excess of $5,000,000; and "Material Disposition" means any Disposition of property or series of related Dispositions of property (other than Excess Fiber Sales) that yields gross proceeds to any Group Member in excess of $5,000,000.

                     "Properties": as defined in Section 4.17(a).

                     "Purchase Date": as defined in Section 14.8(b).

                     "Purchasing Parties": as defined in Section 14.8(b).

                     "Qualified Counterparty": with respect to any Specified Swap Agreement, any counterparty thereto that, at the time such Specified Swap Agreement was entered into, was a Lender or an Affiliate of a Lender.

                     "Real Property Assets": shall mean as of any time, (a) all parcels of real property, owned or leased at such time by any Loan Party, together with in each case, all buildings, improvements, appurtenant fixtures, and easements and other property and rights incidental to the ownership or lease (as applicable) of such parcel of real property or any of the foregoing and (b) all Rights of Way.

                     "Recovery Event": any payment to any Loan Party in respect of any property or casualty insurance claim or any condemnation or eminent domain proceeding relating to any asset of any Loan Party, in excess of $500,000; provided that in the case of Recovery Events with respect to assets subject to the Lien created pursuant to, and evidenced by, the OTC Mortgage as in effect on the Restatement Effective Date, such amount shall be determined net of any payments required to be made to WHBC pursuant to the terms of the OTC Mortgage as in effect on the Restatement Effective Date.

                     "Refinanced First Lien Facilities": as defined in Section 14.7(a).

                     "Refinancing": in respect of any Indebtedness, to refinance, extend, renew, restructure or replace or to issue other Indebtedness in exchange or replacement for, such Indebtedness, in whole or in part. "Refinanced" and "Refinance" shall have correlative meanings.

                     "Refinancing First Lien Administrative Agent": as defined in Section 14.7(b).

                     "Refinancing First Lien Obligations": as defined in Section 14.7(b).

                     "Refinancing Notice": as defined in Section 14.7(b).

                     "Refunded Swingline Loans": as defined in Section 2.7(b).

                     "Register": as defined in Section 15.6(b).

                     "Registered Loan": as defined in Section 15.6(b)(iv).

                     "Regulation U": Regulation U of the Board as in effect from time to time.

                     "Reimbursement Obligation": the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

                     "Reinvestment Deferred Amount": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by any Loan Party in connection therewith that are not applied to prepay Loans or reduce the Revolving Commitments pursuant to Section 2.12(e) as a result of the delivery of a Reinvestment Notice.

                     "Reinvestment Event": any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

                     "Reinvestment Notice": a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary Guarantor) intends and expects to use, or has used, all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire or repair assets useful in its business.

                     "Reinvestment Prepayment Amount": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire or repair assets useful in the Borrower's business.

                     "Reinvestment Prepayment Date": with respect to any Reinvestment Event, the earlier of (a) the date occurring 270 days after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire or repair assets useful in the Borrower's business with all or any portion of the relevant Reinvestment Deferred Amount.

                     "Related Lender Assignment": in the case of a First Lien Facility Loan held by a First Lien Facility Lender, an assignment of all or any portion of a First Lien Term Loan or New First Lien Term Loan to an Affiliate of such First Lien Facility Lender or to a First Lien Approved Fund with respect to such First Lien Facility Lender; and in the case of a Second Lien Facility Loan held by a Second Lien Facility Lender, an assignment of all or any portion of a Second Lien Facility Loan to an Affiliate of such Second Lien Facility Lender or to a Second Lien Approved Fund with respect to such Second Lien Facility Lender.

                     "Related Parties": with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

                     "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

                     "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. ss. 4043.

                     "Required First Lien Facility Lenders": at any time, the holders of more than 50% of (a) until the Restatement Effective Date, the sum of
(i) the First Lien Term Commitments and (ii) the Revolving Commitments then in effect and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the First Lien Term Loans then outstanding, (ii) the aggregate unpaid principal amount of the New First Lien Term Loans then outstanding and (iii) the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

                     "Required Lenders": at any time, (a) until the Discharge of First Lien Obligations, the Required First Lien Facility Lenders and the Required Second Lien Facility Lenders and (b) thereafter, the Required Second Lien Facility Lenders.

                     "Required Second Lien Facility Lenders": at any time, the holders of more than 50% of (a) until the Restatement Effective Date, the Second Lien Commitments and (b) thereafter, the aggregate unpaid principal amount of the Second Lien Facility Loans then outstanding.

                     "Requirement of Law": as to any Person, the Certificate of Incorporation and By Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                     "Response Date": as defined in Section 2.12(g).

                     "Response Notice": as defined in Section 2.12(g).

                     "Responsible Officer": the chief executive officer, president or chief financial officer or treasurer of the Borrower, but in any event, with respect to financial matters, the chief financial officer or treasurer of the Borrower.

                     "Restatement Effective Date": the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied, which date is September 24, 2004.

                     "Restricted Payment": the declaration or payment of any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or making of any payment on account of, or setting apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any of Holdings, the Borrower or their respective Subsidiaries, whether now or hereafter outstanding, or making any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Holdings, the Borrower or their respective Subsidiaries, as the case may be.

                     "Revolving Commitment": as to any Lender, the obligation of such Lender, if any, to make Revolving Loans and participate in Swingline Loans and Letters of Credit in an aggregate principal and/or face amount not to exceed, as applicable, (a) the sum of (i) the amount set forth under the heading "Existing Revolving Commitment" opposite such Lender's name on Schedule 1.1B (which will include, if applicable, the relevant portion of the revolving commitments assigned to it pursuant to the Lender Consent Agreement) and, (ii) if applicable, any incremental amount set forth opposite such Lender's name under the heading "Additional Revolving Commitment" on Schedule 1.1B or (b) the amount set forth in any Assignment and Assumption to which such Lender is a party as an Assignee, in each case, as the same may be changed from time to time pursuant to the terms hereof. The amount of the Total Revolving Commitments on the Restatement Effective Date is $25,000,000.

                     "Revolving Commitment Period": the period from and including the Restatement Effective Date to the Revolving Termination Date.

                     "Revolving Extensions of Credit": as to any Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding, (b) such Lender's Revolving Percentage of the L/C Obligations then outstanding and (c) such Lender's Revolving Percentage of the aggregate principal amount of Swingline Loans then outstanding.

                     "Revolving Facility": the Revolving Commitments and the extensions of credit made thereunder.

                     "Revolving Lender": each Lender that has a Revolving Commitment or that holds Revolving Loans.

                     "Revolving Loan Note": a promissory note in the form of Exhibit K-5, as it may be amended, supplemented or otherwise modified from time to time.

                     "Revolving Loans": as defined in Section 2.4(a).

                     "Revolving Percentage": as to any Revolving Lender at any time, the percentage which such Lender's Revolving Commitment then constitutes of the Total Revolving Commitments or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Loans then outstanding constitutes of the aggregate principal amount of the Revolving Loans then outstanding; provided that in the event that the Revolving Loans are paid in full prior to the reduction to zero of the Total Revolving Extensions of Credit, the Revolving Percentages shall be determined in a manner designed to ensure that the other outstanding Revolving Extensions of Credit shall be held by the Revolving Lenders on a comparable basis.

                     "Revolving Termination Date": September 24, 2009.

                     "Rights of Way": all rights of way, easements and all other similar rights granted to any of the Loan Parties with respect to any portion of a Network Segment (whether owned or leased), for the right to use and/or have access to and through real property that are or should be evidenced by instruments recorded in the appropriate real property records office where such real property is located.

                     "SBC": SBC Communications Inc., a Delaware corporation, together with its Affiliates.

                     "SEC": the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

                     "S&P": Standard & Poor's Ratings Services.

                     "Sale Leaseback Transaction": any arrangement with any Person or Persons, whereby in contemporaneous or substantially contemporaneous transactions a Loan Party sells essentially all of its right, title and interest in any property and, in connection therewith, acquires, leases or licenses back the right to use all or a material portion of such property.

                     "Second Lien Administrative Agent": CSFB, as the administrative agent for the Second Lien Facility Lenders under this Agreement and the other Loan Documents, together with any of its successors in such capacity.

                     "Second Lien Approved Fund": any Person (other than a natural person) that is principally engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit and that is administered, advised or managed by (a) a Second Lien Facility Lender, (b) an Affiliate of a Second Lien Facility Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Second Lien Facility Lender.

                     "Second Lien Collateral": Collateral securing the Second Lien Obligations.

                     "Second Lien Commitment": as to any Lender, the obligation of such Lender, if any, to make or continue Second Lien Loans to the Borrower in a principal amount not to exceed the amount set forth under the heading "Second Lien Commitment" opposite such Lender's name on Schedule 1.1B. The aggregate amount of the Second Lien Commitments on the Restatement Effective Date is $120,000,000.

                     "Second Lien Declined Amount": as defined in Section
2.12(i).

                     "Second Lien Default": any of the events specified in
Section 11, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                     "Second Lien Event of Default": any of the events specified in Section 11; provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                     "Second Lien Facilities": the Second Lien Term Facility and the New Second Lien Term Facility.

                     "Second Lien Facility Lender": each Lender that holds a Second Lien Facility Loan.

                     "Second Lien Facility Loans": the collective reference to the Second Lien Loans and the New Second Lien Loans.

                     "Second Lien Facility Permitted Acquisition": as defined in
Section 9.8(g).

                     "Second Lien Lender": each Lender that holds a Second Lien Loan.

                     "Second Lien Loan": Loans made or maintained hereunder pursuant to Section 2.1(b).

                     "Second Lien Loan Increased Amount Date": as defined in
Section 2.25.

                     "Second Lien Loan Joinder Agreement": as defined in Section 2.25.

                     "Second Lien Loan Maturity Date": December 31, 2010; provided that such date shall be changed to January 1, 2010 to the extent the entire outstanding principal amount of the Second Lien Loans is due and payable on January 1, 2010, as provided in Section 2.3(b).

                     "Second Lien Loan Note": a promissory note in the form of Exhibit K-3, as it may be amended, supplemented or otherwise modified from time to time.

                     "Second Lien Obligations": (a) in the case of the Borrower, Obligations (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower or any Guarantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) relating to Second Lien Loans or New Second Lien Loans, Obligations owing to the Administrative Agent (except in respect of Obligations related solely to the First Lien Facilities), Obligations relating to any Specified Swap Agreement and reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent, the Second Lien Administrative Agent or any Second Lien Facility Lender) owing under or in connection with the Loan Documents to any Second Lien Secured Party and (b) in the case of any Guarantor, Obligations relating to its guaranty pursuant to Section 12.1(b) (including, without limitation, interest accruing after the filing of any insolvency, reorganization or like proceeding relating to the Borrower or any Guarantor, whether or not a claim for post-filing or post-petition interest is allowed in such a proceeding), Obligations of such Guarantor owing to the Administrative Agent (except in respect of Obligations related solely to the First Lien Facilities), reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent, the Second Lien Administrative Agent or any Second Lien Facility Lender) owing under or in connection with the Loan Documents to any Second Lien Secured Party.

                     "Second Lien Permitted Actions": as defined in Section 14.2(a).

                     "Second Lien Secured Parties": (a) the Second Lien Facility Lenders, (b) solely in respect of Obligations related solely to the Second Lien Facilities, the Administrative Agent, (c) the Second Lien Administrative Agent,
(d) each other Person to whom any of the Second Lien Obligations is owed and (e) the successors, replacements and assigns of each of the foregoing.

                     "Second Lien Term Facility": the Second Lien Commitment and the Second Lien Loans made thereunder.

                     "Second Mortgage": that certain Second Mortgage, Assignment of Leases and Rents, Security Agreement, Financing Statement and Fixture Filing made and entered into as of the 15th day of October, 2002 by WTC in favor of

Bank of America, N.A. (as assigned to the First Lien Administrative Agent (for the benefit of the First Lien Secured Parties) and the Second Lien Administrative Agent (for the benefit of the Second Lien Secured Parties)), as such document may be amended, amended and restated, supplemented, restructured or otherwise modified, renewed or replaced from time to time.

                     "Second Mortgage Amendment": as defined in Section
5.1(o)(i).

                     "Second Priority Liens": all Liens on the Collateral to secure the Second Lien Obligations, whether created under the Security Documents or acquired by possession, statute, operation of law, subrogation or otherwise.

                     "Secured Parties": the collective reference to the Agents, the Lenders (including any Issuing Lender in its capacity as Issuing Lender) and any Qualified Counterparties.

                     "Securities Act": the Securities Act of 1933, as amended from time to time and any successor statute.

                     "Security Agreement": the Amended and Restated Security Agreement, dated as of April 23, 2001, as amended and restated as of October 15, 2002, and as further amended and restated as of September 24, 2004, among Holdings, the Borrower, Old WCG, the Subsidiary Guarantors, the Administrative Agent, the First Lien Administrative Agent and the Second Lien Administrative Agent, substantially in the form of Exhibit A hereto, as such agreement may be amended, amended and restated, supplemented, restructured or otherwise modified, renewed or replaced from time to time.

                     "Security Documents": the collective reference to the Security Agreement, the Mortgages and all other security documents heretofore or hereafter delivered to any Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

                     "Single Employer Plan": any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

                     "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, equal or exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, equal or be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                     "Specified Swap Agreement": any Swap Agreement entered into by the Borrower and any Qualified Counterparty (or any Person who was a Qualified Counterparty as of the Restatement Effective Date or as of the date such Swap Agreement was entered into) in respect of interest rates to the extent permitted under Section 8.12 and Section 9.12.

                     "Standstill Period": as defined in Section 14.3(a)(i).

                     "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of Holdings.

                     "Subsidiary Guarantor": each Subsidiary of the Borrower other than (a) any Foreign Subsidiary and (b) until the WilTel Aircraft Leasing Joinder, WilTel Aircraft Leasing.

                     "Surviving Indemnities": as defined in Section 14.8(b).

                     "Swap Agreement": any agreement with respect to any swap, hedge, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a "Swap Agreement".

                     "Swingline Commitment": the obligation of the Swingline Lender to make Swingline Loans pursuant to Section 2.6 in an aggregate principal amount at any one time outstanding not to exceed $5,000,000.

                     "Swingline Lender": CSFB, in its capacity as the lender of Swingline Loans.

                     "Swingline Loan Note": a promissory note in the form of Exhibit K-6, as it may be amended, supplemented or otherwise modified from time to time.

                     "Swingline Loans": as defined in Section 2.6.

                     "Swingline Participation Amount": as defined in Section 2.7(c).

                     "Synthetic Lease Obligation": the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease or (b) an agreement for the use of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

                     "Tax Sharing Agreement": the Tax Allocation Agreement, dated as of November 6, 2003, by and among Leucadia, Holdings, the Borrower and each of the other Subsidiaries of Holdings party thereto.

                     "Telecommunications Business": (a) the business of: (i) transmitting, storing or providing services relating to the transmission or storage of, voice, video or data through owned or leased transmission facilities or the right to use such facilities; (ii) constructing, acquiring, creating, developing, operating, managing or marketing communications networks, related network transmission equipment, software and other devices for use in providing communications or related services; (iii) constructing, managing, designing or operating fiber optic communications networks and buying, selling or leasing capacity on those networks to or from third parties; (iv) the sale, resale, colocation, installation or maintenance of communications systems or equipment (including without limitation, fiber, duct or conduit); or (v) outsourcing services (including hosting and security) with respect to any of the foregoing; and (b) activities reasonably related to any of the foregoing.

                     "Term Loan": a First Lien Term Loan, a New First Lien Term Loan, a Second Lien Loan or a New Second Lien Loan, as applicable.

                     "Threshold Event": any of the following: (a) the Consolidated Leverage Ratio equaling or exceeding 4.75 to 1.00 for any period of four consecutive fiscal quarters of Holdings or (b) the occurrence and continuance of a Default or Event of Default under Section 10(a) or (f) or
Section 11(a) or (f).

                     "Total Revolving Commitments": at any time, the aggregate amount of the Revolving Commitments then in effect.

                     "Total Revolving Extensions of Credit": at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Lenders outstanding at such time.

                     "Transferee": any Assignee or Participant.

                     "Type": as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

                     "Uniform Commercial Code" or "UCC": the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.

                     "United States": the United States of America.

                     "Vyvx": Vyvx, LLC, a Delaware limited liability company.

                     "Vyvx Appraisal": as defined in Section 2.26(b).

                     "Vyvx Appraised Amount": as defined in Section 2.26(b).

                     "WHBC": Williams Headquarters Building Company, a Delaware corporation.

                     "WTC": WilTel Technology Center, LLC (f/k/a Williams Technology Center, LLC), a Delaware limited liability company and a direct Subsidiary of the Borrower.

                     "Weighted Average Life to Maturity": as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (a) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness multiplied by the amount of such payment, by (b) the sum of all such payments.

                     "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

                     "Wholly Owned Subsidiary Guarantor": any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.

                     "WilTel Aircraft Leasing": WilTel Aircraft Leasing, LLC, a Delaware limited liability company (f/k/a Williams Aircraft Leasing, LLC).

                     "WilTel Aircraft Leasing Joinder": as defined in as defined in Section 6.10(c).

                     1.2 Other Definitional Provisions.

                     (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

                     (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms not defined in Section 1.1 shall have the respective meanings given to them under GAAP, (ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", (iii) the word "incur" shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words "incurred" and "incurrence" shall have correlative meanings), (iv) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, (v) the word "will" shall be construed to have the same meaning and effect as the word "shall", (vi) unless the context otherwise requires, any reference herein (A) to any Person shall be construed to include such Person's successors and assigns and (B) to the Borrower or any other Loan Party shall be construed to include the Borrower or such Loan Party as debtor and debtor-in-possession and any receiver or trustee for the Borrower or any other Loan Party, as the case may be, in any Insolvency or Liquidation Proceeding,
(vii) unless the context otherwise requires, the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, Capital Stock, accounts and contract rights and (viii) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.

                     (c) The words "hereof", "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                     (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

                     2.1 First Lien Term Commitments; Second Lien Commitments.


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
                     (a) First Lien Term Commitments. Subject to the terms and conditions hereof, (i) each Existing Lender specified on Schedule 1.1B severally agrees to maintain hereunder all or a portion of its Existing Loans (including, if applicable, the relevant portion of the Existing Loans assigned to it pursuant to the Lender Consent Agreement) as First Lien Term Loans to the extent specified on Schedule 1.1B and (ii) each First Lien Term Lender specified on
Schedule 1.1B severally agrees to make a First Lien Term Loan on the Restatement Effective Date, as specified on Schedule 1.1B. The First Lien Term Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2(a) and 2.13.

                     (b) Second Lien Commitments. Subject to the terms and conditions hereof, (i) each Existing Lender specified on Schedule 1.1B severally agrees to maintain hereunder all or a portion of its Existing Loans (including, if applicable, the relevant portion of the Existing Loans assigned to it pursuant to the Lender Consent Agreement) as Second Lien Loans to the extent specified on Schedule 1.1B and (ii) each Second Lien Lender specified on
Schedule 1.1B severally agrees to make a Second Lien Loan on the Restatement Effective Date, as specified on Schedule 1.1B. The Second Lien Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2(b) and 2.13.

                     2.2 Procedure for First Lien Term Loan Borrowing; Procedure for Second Lien Term Loan Borrowing.

                     (a) Procedure for First Lien Term Loan Borrowing. The Borrower shall give the Administrative Agent irrevocable notice by facsimile or telephone (promptly confirmed by facsimile) (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, one (1) Business Day prior to the anticipated Restatement Effective Date) requesting that the First Lien Term Lenders make the First Lien Term Loans on the Restatement Effective Date and specifying the amount to be borrowed and maintained as First Lien Term Loans. The First Lien Term Loans made or maintained on the Restatement Effective Date shall initially be ABR Loans, and, unless otherwise agreed by the Administrative Agent in its sole discretion, no First Lien Term Loan may be converted into or continued as a Eurodollar Loan having an Interest Period in excess of one month prior to the date that is 60 days after the Restatement Effective Date. Upon receipt of such notice the Administrative Agent shall promptly notify each First Lien Term Lender thereof. On the Restatement Effective Date each First Lien Term Lender advancing funds as First Lien Term Loans (in lieu of maintaining Existing Loans as First Lien Term Loans) shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the First Lien Term Loans to be so made by such Lender. The Administrative Agent shall credit the account of the Borrower specified in such notice with the aggregate of the amounts made available to the Administrative Agent by such First Lien Term Lenders in immediately available funds.

                     (b) Procedure for Second Lien Term Loan Borrowing. The Borrower shall give the Administrative Agent irrevocable notice by facsimile or telephone (promptly confirmed by facsimile) (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, one (1) Business Day prior to the anticipated Restatement Effective Date) requesting that the Second Lien Lenders make the Second Lien Loans on the Restatement Effective Date and specifying the amount to be borrowed and maintained as Second Lien Loans and the account of the Borrower to which such Loans shall be credited. The Second Lien Loans made or maintained on the Restatement Effective Date shall initially be ABR Loans, and, unless otherwise agreed by the Administrative Agent in its sole discretion, no Second Lien Loan may be converted into or continued as a Eurodollar Loan having an Interest Period in excess of one month prior to the date that is 60 days after the Restatement Effective Date. Upon receipt of such notice the Administrative Agent shall promptly notify each Second Lien Lender thereof. On the Restatement Effective Date each Second Lien Lender advancing funds as Second Lien Loans (in lieu of maintaining Existing Loans as Second Lien Loans) shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Second Lien Loans to be so made by such Lender. The Administrative Agent shall credit the account of the Borrower specified in such notice with the aggregate of the amounts made available to the Administrative Agent by such Second Lien Lenders in immediately available funds.

                     2.3 Repayment of First Lien Term Loans; Repayment of Second Lien Loan.

                     (a) Repayment of First Lien Term Loans. The First Lien Term Loans shall mature in 23 consecutive quarterly installments, each of which shall be, with respect to each Lender, in an amount equal to such Lender's First Lien Term Loan Percentage multiplied by the amount set forth below opposite such installment:

                    Installment                       Principal Amount
                    -----------                       ----------------

                    December 31, 2004                 $631,578.95
                    March 31, 2005                    $631,578.95
                    June 30, 2005                     $631,578.95
                    September 30, 2005                $631,578.95
                    December 31, 2005                 $631,578.95
                    March 31, 2006                    $631,578.95
                    June 30, 2006                     $631,578.95
                    September 30, 2006                $631,578.95
                    December 31, 2006                 $631,578.95
                    March 31, 2007                    $631,578.95
                    June 30, 2007                     $631,578.95
                    September 30, 2007                $631,578.95
                    December 31, 2007                 $631,578.95
                    March 31, 2008                    $631,578.95
                    June 30, 2008                     $631,578.95
                    September 30, 2008                $631,578.95
                    December 31, 2008                 $631,578.95
                    March 31, 2009                    $631,578.95
                    June 30, 2009                     $631,578.95
                    September 30, 2009                $57,000,000.00
                    December 31, 2009                 $57,000,000.00
                    March 31, 2010                    $57,000,000.00
                    June 30, 2010                     $57,000,000.00

; provided that notwithstanding anything to the contrary contained herein, the entire outstanding principal amount of the First Lien Term Loans shall be due and payable on October 1, 2009 if, prior to such date, all outstanding Indebtedness under the OTC Long Term Note has not been refinanced with Indebtedness permitted by Section 8.2(g)(ii), (iii) or (iv). All outstanding principal of and accrued and unpaid interest on the First Lien Term Loans shall be due and payable on the First Lien Term Loan Maturity Date.

                     (b) Repayment of Second Lien Loan. The entire outstanding principal amount of the Second Lien Loan shall be due and payable on December 31, 2010; provided that notwithstanding anything to the contrary contained herein, the entire outstanding principal amount of the Second Lien Loan shall be due and payable on January 1, 2010 if, prior to such date, all outstanding Indebtedness under the OTC Long Term Note has not been refinanced with (a) Indebtedness permitted by Section 9.2(g)(ii), (iii) or (iv).

                     2.4 Revolving Commitments.

                     (a) Subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans ("Revolving Loans") to the Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Percentage of the sum of (i) the L/C Obligations then outstanding and (ii) the aggregate amount of the Swingline Loans then outstanding (in each case, after giving effect to such Revolving Loans), does not exceed the amount of such Lender's Revolving Commitment. During the Revolving Commitment Period the Borrower may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections
2.5 and 2.13.

                     (b) The Borrower shall repay all outstanding Revolving Loans on the Revolving Termination Date.

                     2.5 Procedure for Revolving Loan Borrowing. The Borrower may borrow under the Revolving Commitments during the Revolving Commitment Period on any Business Day; provided that the Borrower shall give the Administrative Agent irrevocable notice by facsimile or telephone (promptly confirmed by facsimile) (which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time, (a) three (3) Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one (1) Business Day prior to the requested Borrowing Date, in the case of ABR Loans) (provided that any such notice of a borrowing of ABR Loans under the Revolving Facility to finance payments required by Section 3.5 may be given not later than 10:00 A.M., New York City time, on the date of the proposed borrowing), specifying (i) the amount and Type of Revolving Loans to be borrowed, (ii) the requested Borrowing Date, (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor and (iv) the account of the Borrower to which such Loans shall be credited. Any Revolving Loans made on the Restatement Effective Date shall initially be ABR Loans and, unless otherwise agreed by the Administrative Agent in its sole discretion, no Revolving Loan may be made as, converted into or continued as a Eurodollar Loan having an Interest Period in excess of one month prior to the date that is 60 days after the Restatement Effective Date. Each borrowing under the Revolving Commitments shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple of $100,000 in excess thereof (or, if the then aggregate Available Revolving Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, the amounts specified in Section 2.14; provided that the Swingline Lender may request, on behalf of the Borrower, borrowings under the Revolving Commitments that are ABR Loans in other amounts pursuant to Section
2.7. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Lender thereof. Each Revolving Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower specified in such notice with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent.

                     2.6 Swingline Commitment.

                     (a) Subject to the terms and conditions hereof, the Swingline Lender agrees to make a portion of the credit otherwise available to the Borrower under the Revolving Commitments from time to time during the


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
Revolving Commitment Period by making swing line loans ("Swingline Loans") to the Borrower; provided that (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed the Swingline Commitment then in effect (notwithstanding that the Swingline Loans outstanding at any time, when aggregated with the Swingline Lender's other outstanding Revolving Loans, may exceed the Swingline Lender's Revolving Commitment then in effect) and (ii) the Borrower shall not request, and the Swingline Lender shall not make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, the aggregate amount of the Available Revolving Commitments would be less than zero. During the Revolving Commitment Period, the Borrower may use the Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swingline Loans shall be ABR Loans only.

                     (b) The Borrower shall repay all outstanding Swingline Loans on or prior to the Revolving Termination Date.

                     2.7 Procedure for Swingline Borrowing; Refunding of Swingline Loans.

                     (a) Whenever the Borrower desires that the Swingline Lender make Swingline Loans it shall give the Swingline Lender irrevocable notice by telephone (promptly confirmed by facsimile) (which notice must be received by the Swingline Lender not later than 1:00 P.M., New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Commitment Period) and (iii) the account of the Borrower to which such Loans shall be credited. Each borrowing under the Swingline Commitment shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof. The Swingline Lender shall transmit to the account of the Borrower specified in such notice the amount of the Swingline Loan to be made by the Swingline Lender in immediately available funds on or before 4:00 P.M., New York City time, on such Borrowing Date.

                     (b) The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), on one (1) Business Day's notice given by the Swingline Lender no later than 12:00 Noon, New York City time, request each Revolving Lender to make, and each Revolving Lender hereby agrees to make, a Revolving Loan, in an amount equal to such Revolving Lender's Revolving Percentage of the aggregate amount of the Swingline Loans (the "Refunded Swingline Loans") outstanding on the date of such notice, to repay the Swingline Lender. Each Revolving Lender shall make the amount of such Revolving Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 11:00 A.M., New York City time, one (1) Business Day after the date of such notice. The proceeds of such Revolving Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Swingline Loans. The Borrower irrevocably authorizes the Swingline Lender to charge the Borrower's accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swingline Loans to the extent amounts received from the Revolving Lenders are not sufficient to repay in full such Refunded Swingline Loans.

                     (c) If prior to the time a Revolving Loan would have otherwise been made pursuant to Section 2.7(b), one of the events described in
Section 10(f) shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by the Swingline Lender in its sole discretion, Revolving Loans may not be made as contemplated by Section 2.7(b), each Revolving Lender shall, on the date such Revolving Loan was to have been made pursuant to the notice referred to in Section 2.7(b), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the "Swingline Participation Amount") equal to (i) such Revolving Lender's Revolving Percentage times (ii) the sum of the aggregate principal amount of Swingline Loans then outstanding that were to have been repaid with such Revolving Loans.

                     (d) Whenever, at any time after the Swingline Lender has received from any Revolving Lender such Lender's Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to the Administrative Agent for the account of such Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender's pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Revolving Lender will return to the Administrative Agent for the account of the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

                     (e) Each Revolving Lender's obligation to make the Loans referred to in Section 2.7(b) and to purchase participating interests pursuant to Section 2.7(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever,
(ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Revolving Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                     (f) If amounts received from Revolving Lenders pursuant to
Section 2.7(b) or Section 2.7(c) are not sufficient to repay or purchase a participation in all of the then outstanding Swingline Loans, then the Borrower will, in either such case, repay such Swingline Loans upon demand by the Swingline Lender.

                     2.8 Commitment Fees, etc.

                     (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee for the period from and including the date hereof to but excluding the last day of the Revolving Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on each Fee Payment Date.

                     (b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in any fee agreements with the Administrative Agent and to perform any other obligations contained therein.

                     2.9 Termination or Reduction of Revolving Commitments. The Borrower shall have the right, upon not less than three (3) Business Days' notice to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments; provided that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans and Swingline Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Commitments. Any such reduction shall be in an amount equal to $5,000,000, or a whole multiple of $1,000,000 in excess thereof, and shall reduce permanently the Revolving Commitments then in effect.

                     2.10 Notes. If so requested by any Lender by written notice to the Borrower (with a copy to the Administrative Agent) at least two Business Days prior to the Restatement Effective Date, or at any time thereafter, the Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 15.6) on the Restatement Effective Date (or, if such notice is delivered after the Restatement Effective Date, promptly after the Borrower's receipt of such notice) a Note or Notes to evidence such Lender's First Lien Term Loans, New First Lien Term Loans, Revolving Loans, Swingline Loans, Second Lien Loans or New Second Lien Loans, as the case may be.

                     2.11 Optional Prepayments.

                     (a) The Borrower may at any time and from time to time prepay the First Lien Facility Loans, in whole or in part, without premium or penalty (except as may be specified in any First Lien Term Loan Joinder Agreement with respect to New First Lien Term Loans), upon irrevocable notice delivered to the Administrative Agent no later than 11:00 A.M., New York City time, three (3) Business Days prior thereto, in the case of Eurodollar Loans, and no later than 11:00 A.M., New York City time, one (1) Business Day prior thereto, in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; provided that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.21. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are ABR Loans and Swingline Loans, unless the Revolving Commitment is being concurrently terminated) accrued interest to such date on the amount prepaid. Partial prepayments of First Lien Term Loans, New First Lien Term Loans and Revolving Loans shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof.

                     (b) The Borrower may at any time and from time to time, subject to Section 2.11(c), prepay the Second Lien Facility Loans, in whole or in part, upon irrevocable notice delivered to the Administrative Agent no later than 11:00 A.M., New York City time, three (3) Business Days prior thereto, in the case of Eurodollar Loans, and no later than 11:00 A.M., New York City time, one (1) Business Day prior thereto, in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; provided that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.21; and provided, further, that any prepayment of Second Lien Loans on or prior to the first anniversary of the Restatement Effective Date shall be subject to a prepayment premium equal to 1.00% of the principal amount so prepaid, due and payable for the ratable account of the Second Lien Lenders, on the date of such prepayment. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Second Lien Facility Loans shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.

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
                     (c) Notwithstanding anything to the contrary contained herein, no prepayments of Second Lien Facility Loans pursuant to Section 2.11 shall be made prior to the Discharge of First Lien Obligations.

                     2.12 Mandatory Prepayments.

                     (a) If any Capital Stock shall be issued by Holdings (other than any issuances to (i) Leucadia or (ii) management of any Group Member in accordance with the terms of this Agreement) or any capital contribution shall be received by Holdings (other than capital contributions by Leucadia), an amount equal to 50% of the Net Cash Proceeds thereof shall be applied on the date of such issuance toward the prepayment of the Loans as set forth in Section 2.12(e). If any Capital Stock shall be issued by any Subsidiary of Holdings (other than any issuances by the Borrower to Holdings or by any Subsidiary of the Borrower to the Borrower or to any other Subsidiary of the Borrower, in each case, in accordance with the terms of this Agreement), 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance toward the prepayment of the Loans as set forth in Section 2.12(e).

                     (b) If any Indebtedness shall be incurred by any Loan Party (excluding any Indebtedness incurred in accordance with Section 8.2 and Section 9.2), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such incurrence toward the prepayment of the Loans as set forth in Section 2.12(e).

                     (c) If on any date any Loan Party shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, 100% of such Net Cash Proceeds shall be applied on such date toward the prepayment of the Loans as set forth in
Section 2.12(e); provided that notwithstanding the foregoing, (i) the aggregate Net Cash Proceeds of Asset Sales that may be excluded from the foregoing requirement pursuant to a Reinvestment Notice shall not exceed $10,000,000 in any fiscal year of the Borrower and (ii) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Loans as set forth in Section 2.12(e).

                     (d) If, for any fiscal year of the Borrower commencing with the fiscal year ending December 31, 2005, there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply the ECF Percentage of such Excess Cash Flow toward the prepayment of the Loans as set forth in Section 2.12(e). Each such prepayment shall be made on a date (an "Excess Cash Flow Application Date") no later than five days after the earlier of (i) the date on which the financial statements of the Borrower referred to in
Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.

                     (e) Amounts to be applied in connection with prepayments made pursuant to Section 2.12(a), (b), (c) and (d) shall be applied, first, to the prepayment of the outstanding principal amount of the First Lien Term Loans and the New First Lien Term Loans in accordance with Section 2.18(b) (provided that any First Lien Term Lender or New First Lien Term Lender may decline to accept any such prepayment (collectively, the "First Lien Declined Amount"), in which case the First Lien Declined Amount shall be distributed first, to the prepayment, on a pro rata basis, of the First Lien Term Loans and New First Lien Term Loans held by First Lien Term Lenders and New First Lien Term Lenders that have elected to accept such First Lien Declined Amounts and, second, provided that no First Lien Event of Default or First Lien Default has occurred and is continuing, to the prepayment of Second Lien Facility Loans in accordance with
Section 2.12(i)), second, to replace or cash collateralize outstanding Letters of Credit on terms and conditions satisfactory to the Administrative Agent in an amount not to exceed 105% of the undrawn face amount of such Letters of Credit, third, provided that no First Lien Event of Default or First Lien Default has


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
occurred and is continuing, to the prepayment of the outstanding principal amount of the Second Lien Facility Loans in accordance with Section 2.12(i) and fourth, to the prepayment of the outstanding principal amount of the Revolving Loans and/or Swingline Loans in accordance with Section 2.18(d). The application of any prepayment of Term Loans pursuant to this Section 2.12 shall be made on a pro rata basis to ABR Loans and to Eurodollar Loans. The application of any prepayment of Revolving Loans and/or Swingline Loans pursuant to this Section
2.12 shall be made, first, to ABR Loans and, second, to Eurodollar Loans. Each prepayment of the Loans under this Section 2.12 (except in the case of Revolving Loans that are ABR Loans and Swingline Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid. The Borrower shall deliver to the Administrative Agent and each First Lien Facility Lender by facsimile or telephone (promptly confirmed by facsimile) notice of each prepayment of First Lien Facility Loans in whole or in part pursuant to Section 2.12(a), (b), (c) or (d) not less than five (5) Business Days' prior to the date such prepayment shall be made (each, a "Mandatory Prepayment Date"). Such notice shall set forth (i) the Mandatory Prepayment Date, (ii) the aggregate amount of such prepayment and (iii) the option of each First Lien Term Lender and New First Lien Term Lender to (x) decline to accept its share of such prepayment or
(y) accept First Lien Declined Amounts. Any First Lien Term Lender or New First Lien Term Lender that wishes to exercise its option to decline such prepayment or to accept First Lien Declined Amounts shall notify the Administrative Agent and the Borrower by facsimile or telephone (promptly confirmed by facsimile) not later than three (3) Business Days prior to the Mandatory Prepayment Date. To the extent there are First Lien Declined Amounts that will not be accepted by the First Lien Facility Lenders, the Borrower shall deliver to the Administrative Agent and each Second Lien Facility Lender by facsimile or telephone (promptly confirmed by facsimile) notice of each prepayment of Second Lien Facility Loans in whole or in part pursuant to Section 2.12(a), (b), (c) or
(d) not less than three (3) Business Days' prior to the Mandatory Prepayment Date. Such notice shall set forth (i) the Mandatory Prepayment Date, (ii) the aggregate amount of such prepayment and (iii) the option of each Second Lien Facility Lender to (x) decline to accept its share of such prepayment or (y) accept Second Lien Declined Amounts. Any Second Lien Facility Lender that wishes to exercise its option to decline such prepayment or to accept Second Lien Declined Amounts shall notify the Administrative Agent and the Borrower by facsimile or telephone (promptly confirmed by facsimile) not later than one (1) Business Day prior to the Mandatory Prepayment Date.

                     (f) If there shall exist any Borrowing Base Deficiency that remains uncured for a period of sixty (60) consecutive days following the delivery to the Administrative Agent of any Borrowing Base Certificate, the Borrower shall, without notice or demand by the Administrative Agent or any Lender, on such sixtieth (60th) day immediately first, prepay the Revolving Loans and/or Swingline Loans in accordance with Section 2.18(d) and second, prepay the First Lien Term Loans and New First Lien Term Loans in accordance with Section 2.18(b), in an aggregate amount equal to such Borrowing Base Deficiency. For purposes of this Section 2.12(f), a Borrowing Base Deficiency shall be deemed cured upon delivery to the Administrative Agent of a supplemental Borrowing Base Certificate of the Borrower containing the information prescribed by Exhibit G that is accurate as of a date not more than ten days prior to the date of delivery of such supplemental Borrowing Base Certificate, together with such supporting detail and documentation as shall be requested by the Administrative Agent in its reasonable credit judgment, evidencing the absence of any Borrowing Base Deficiency.

                     (g) Immediately upon the occurrence of a Change in Control, the Borrower will give written notice (a "Control Change Notice") of such fact to the Administrative Agent, the Second Lien Lenders and the New Second Lien Lenders. The Control Change Notice shall (i) describe the facts and circumstances of such Change in Control in reasonable detail, (ii) make reference to this Section 2.12(g) and state that, unless such Lender makes a declaration of its intent not to have its Loans prepaid, or to have its Loans prepaid in part, as provided below, such Loans shall be prepaid in full, (iii) specify the date of prepayment, which shall be no earlier than five (5) Business Days nor later than ten (10) Business Days from the date of delivery of such


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
notice (the "Control Change Payment Date") and (iv) specify the date (the "Response Date") by which such Lender must respond to such Control Change Notice pursuant to this Section 2.12(g) in order not to have its Loans prepaid or to have its Loans partially prepaid (which shall not be earlier than five (5) Business Days after the date of delivery of the Control Change Notice). All Second Lien Facility Loans of such Lender shall be prepaid in full on the Control Change Payment Date unless on or prior to the Response Date such Lender delivers to the Borrower written notice (the "Response Notice") (i) not to prepay such Lender's Second Lien Facility Loans or (ii) to partially prepay such Lender's Second Facility Loans. The Borrower shall prepay in part on the Control Change Payment Date, in accordance with the applicable Response Notice, each Second Lien Facility Loan for which a Response Notice has been delivered specifying partial prepayment of such Second Lien Facility Loans. If on or prior to the Response Date a Lender provides a Response Notice declining prepayment of such Lender's Second Lien Facility Loans, the Second Lien Facility Loans of such Lender shall not be prepaid on the Control Change Payment Date.

                     (h) Notwithstanding anything to the contrary set forth herein, no prepayments pursuant to Section 2.12(g) shall be made with respect to Second Lien Facility Loans until the Discharge of First Lien Obligations.

                     (i) Amounts to be applied in connection with prepayments of Second Lien Facility Loans pursuant to Section 2.12(e) shall be applied to the prepayment of the outstanding principal amount of the Second Lien Facility Loans in accordance with Section 2.18(c); provided that any Second Lien Lender or New Second Lien Lender may decline to accept any such prepayment (collectively, the "Second Lien Declined Amount"), in which case the Second Lien Declined Amount shall be used to pay, on a pro rata basis, the Second Lien Facility Loans held by Second Lien Facility Lenders that have elected to accept such Second Lien Declined Amounts.

                     (j) If any mandatory prepayment of Second Lien Loans pursuant to Section 2.12(b) or (g) is made on or prior to the first anniversary of the Restatement Effective Date, the Borrower shall on the date of such prepayment, pay to the Lenders that hold (and accept prepayment for) such Loans a prepayment premium equal to 1.00% of the principal amount of the Loans so prepaid.

                     2.13 Conversion and Continuation Options.

                     (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the Business Day preceding the proposed conversion date; provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor); provided that if the Borrower shall give notice of such conversion but fails to specify the length of the Interest Period to be applicable to the converted Loans, the Interest Period applicable to such Loans shall be one month; and provided, further, that no ABR Loan under a particular Facility may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                     (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance


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
with the applicable provisions of the term "Interest Period" set forth in
Section 1.1, of the length of the next Interest Period to be applicable to such Loans; provided that no Eurodollar Loan under a particular Facility may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations; and provided, further, that if the Borrower shall give notice of continuation but fails to specify the length of the next Interest Period to be applicable to such Loans, the Interest Period applicable to such Loans shall be one month; and provided, further, that if the Borrower shall fail to give any required notice of continuation as described above in this paragraph or if such continuation is not permitted pursuant to the first proviso of this clause (b), such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                     2.14 Amounts of Eurodollar Loans; Limitations on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, (a) all borrowings, conversions and continuations of Eurodollar Loans shall be in amounts equal to $2,000,000 or a whole multiple of $200,000 in excess thereof and (b) all borrowings, conversions and continuations of Eurodollar Loans shall be in such amounts and made pursuant to such elections so that, (i) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $2,000,000 or a whole multiple of $200,000 in excess thereof and (ii) no more than ten Eurodollar Tranches shall be outstanding at any one time.

                     2.15 Interest Rates and Payment Dates.

                     (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

                     (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

                     (c) (i) If all or a portion of the principal amount of any
(A) First Lien Facility Loan or Reimbursement Obligation or (B) Second Lien Facility Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding (A) First Lien Facility Loans and Reimbursement Obligations or (B) Second Lien Facility Loans, as applicable (in each case, whether or not overdue), shall bear interest at a rate per annum equal to (x) in the case of any of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to ABR Loans under the Revolving Facility plus 2%, and (ii) if all or a portion of any interest payable on any (A) First Lien Facility Loan or Reimbursement Obligation or (B) Second Facility Loan, or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to ABR Loans under the Revolving Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non payment until such amount is paid in full (as well after as before judgment).

                     (d) Interest shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

                     2.16 Computation of Interest and Fees.


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
                     (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

                     (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.15(a).

                     2.17 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                      (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                      (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give facsimile or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as ABR Loans,
(y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then-current Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

                     2.18 Pro rata Treatment and Payments.

                     (a) Each borrowing by the Borrower from the Lenders hereunder under the Revolving Facility, each payment by the Borrower on account of any commitment fee and any reduction of the Revolving Commitments of the Lenders shall be made pro rata according to Revolving Percentages of the relevant Lenders.

                     (b) Each prepayment by the Borrower on account of principal of the First Lien Term Loans and the New First Lien Term Loans shall be made pro rata according to the respective outstanding principal amounts of such Loans then held by the applicable First Lien Term Lenders and New First Lien Term Lenders (provided that such pro rata requirement shall not apply with respect to any First Lien Declined Amounts). The amount of each principal prepayment of the First Lien Term Loans and New First Lien Term Loans shall be applied to reduce the then remaining installments of the First Lien Term Loans and New First Lien Term Loans, as the case may be, in direct chronological order of maturity based upon the respective then remaining principal amounts thereof. Each scheduled payment by the Borrower on account of principal of or interest on First Lien Term Loans shall be made pro rata according to the respective outstanding principal amounts of the First Lien Term Loans then held by the First Lien Term Lenders. Each scheduled payment by the Borrower on account of principal of or interest on New First Lien Term Loans shall be made pro rata according to the respective outstanding principal amounts of the New First Lien Term Loans then held by the New First Lien Term Lenders. Amounts prepaid or repaid on account of any First Lien Term Loans or New First Lien Term Loans may not be reborrowed.

                     (c) Each prepayment by the Borrower on account of principal of and interest on the Second Lien Facility Loans shall be made pro rata according to the respective outstanding principal amounts of such Loans then held by the applicable Second Lien Lenders and New Second Lien Lenders (provided that such pro rata requirement shall not apply with respect to any Second Lien Declined Amounts). Each scheduled payment by the Borrower on account of principal of and interest on Second Lien Loans shall be made pro rata according to the respective outstanding principal amounts of Second Lien Loans held by Second Lien Lenders. Each scheduled payment by the Borrower on account of principal of and interest on New Second Lien Loans shall be made pro rata according to the respective outstanding principal amounts of New Second Lien Loans held by New Second Lien Lenders. Amounts prepaid on account of any Second Lien Facility Loans may not be reborrowed.

                     (d) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders.

                     (e) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

                     (f) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevant Facility, on demand, from the Borrower.

                     (g) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three (3) Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

                     2.19 Requirements of Law.

                     (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                      (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.20 and changes in the rate of tax on the overall net income of such Lender);

                      (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate; or

                      (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

                     (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

                     (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section, the Borrower shall not be required to compensate a Lender pursuant to this Section for any amounts incurred more than nine months prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor; provided that if the circumstances giving rise to such claim have a retroactive effect, then such nine-month period shall be extended to include the period of such retroactive effect. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                     2.20 Taxes.

                     (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings and all liabilities with respect thereto, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Agent or any Lender as a result of a present or former connection between any Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from any Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions, withholdings or liabilities ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to any Agent or any Lender hereunder, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph.

                     (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                     (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official


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
receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agents and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agents or any Lender as a result of any such failure.

                     (d) Each Lender (or Transferee) that is not a "U.S. Person" as defined in Section 7701(a)(30) of the Code (a "Non U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or (i) in the case of a Participant, to the Lender from which the related participation shall have been purchased and (ii) in the case of a Related Lender Assignment, to the assigning Lender thereunder) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI or Form W-8IMY (or any subsequent version thereof or successors thereto), in each case, claiming exemption from, or a reduced rate of, U.S. Federal withholding tax on payments by the Borrower under this Agreement and the other Loan Documents. If any Non-U.S. Lender is claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Internal Revenue Code, such Non-U.S. Lender represents and warrants that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of Holdings and is not a controlled foreign corporation related to the Parent (within the meaning of Section 864(d)(4) of the Internal Revenue Code), and such Non-U.S. Lender agrees that it shall provide the Administrative Agent with prompt written notice at any time after becoming a Lender hereunder in the event that at such time it could no longer make any of the foregoing representations and warranties. Such forms shall be delivered by each Non U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non U.S. Lender is not legally able to deliver.

                     (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times reasonably requested in writing by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate; provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

                     (f) If any Agent or any Lender determines, in its sole discretion, that it has received a refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.20, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section
2.20 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of such Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority but, in the case of penalties or other charges, only to the extent such penalties or other charges are indemnifiable hereunder)


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to such Agent or such Lender in the event such Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require any Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

                     (g) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                     2.21 Indemnity. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                     2.22 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.19 or 2.20(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage; and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.19 or 2.20(a).

                     2.23 Defaulting Lenders; Replacement of Lenders.

                     (a) Defaulting Lenders. Anything contained herein to the contrary notwithstanding, in the event that any Lender, other than at the direction or request of any regulatory agency or authority, defaults (a "Defaulting Lender") in its obligation to fund (a "Funding Default") any Revolving Loan or its portion of any unreimbursed payment under Section 2.7(b) or Section 3.4 (in each case, a "Defaulted Loan"), then (i) during any Default Period with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a "Lender" for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Loan Documents;
(ii) in the event of a failure of a Defaulting Lender to make payments owed hereunder to the Administrative Agent, the First Lien Administrative Agent, the


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Issuing Lender or the Swingline Lender, the Borrower shall be required to make all voluntary or mandatory payments it would be required to make hereunder as if there was no Defaulting Lender, and the Administrative Agent may apply all amounts that otherwise would have been payable to the Defaulting Lender under the Loan Documents to the Administrative Agent, the First Lien Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, until the Default Excess with respect to such Defaulting Lender shall have been reduced to zero, to the extent permitted by applicable law; (iii) such Defaulting Lender's Revolving Commitment and outstanding Revolving Extensions of Credit shall be excluded for purposes of calculating the Revolving Commitment fee payable to Revolving Lenders in respect of any day during any Default Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any Revolving Commitment fee pursuant to Section 2.8 with respect to such Defaulting Lender's Revolving Commitment in respect of any Default Period with respect to such Defaulting Lender; and (iv) the Total Revolving Extensions of Credit as at any date of determination shall be calculated as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender. No Revolving Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.23(a), performance by the Borrower of its obligations hereunder and the other Loan Documents shall not be excused or otherwise modified as a result of any Funding Default or the operation of this Section 2.23(a). The rights and remedies against a Defaulting Lender under this Section 2.23(a) are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with respect to any Funding Default and that the Administrative Agent, the First Lien Administrative Agent, the Issuing Lender, the Swingline Lender or any other Lender may have against such Defaulting Lender with respect to any Funding Default.

                     (b) Replacement of Lenders. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.19 or 2.20(a), (b) is a Defaulting Lender or otherwise defaults in its obligation to make Loans hereunder or (c) fails to consent to a requested waiver, amendment, supplement or other modification to any of the Loan Documents that, specifically or effectively, requires, to become effective, the consent of
(i) each of the Lenders, (ii) each of the First Lien Facility Lenders, (iii) each Lender holding First Lien Term Loans or New First Lien Term Loans, (iv) each of the Second Lien Facility Lenders, (v) each Lender holding Second Lien Loans or New Second Lien Loans, (vi) each Lender holding Revolving Extensions of Credit or (vii) the consent of each Lender directly affected thereby pursuant to the proviso to the first sentence of Section 15.1(b) or Section 15.1(c), in each such case, with a replacement financial or other commercial lending institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) in the case of clause (a), prior to any such replacement, such Lender shall have taken no action under Section 2.22 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.19 or 2.20(a), (iii) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement,
(iv) the Borrower shall be liable to such replaced Lender under Section 2.21 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (v) the Borrower shall pay to such replaced Lender, in the case of a purchase of any Second Lien Loans on or prior to the first anniversary of the Restatement Effective Date, a premium equal to 1.0% of the principal amount of the Loans purchased from such replaced Lender by a replacement financial or other commercial lending institution, (vi) the replacement financial or other commercial lending institution, if not (x) already First Lien Facility Lender and purchasing First Lien Facility Loans or (y) already a Second Lien Facility Lender and purchasing Second Lien Facility Loans, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be deemed to have made such replacement in accordance with the provisions of Section 15.6 (provided that the Borrower shall be obligated to pay any registration and processing fee required to be paid and referred to therein), (vii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.19 or 2.20(a), as the case may be, (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, any Agent or any other Lender (including the Issuing Lender) shall have against the replaced Lender and (x) in the case of clause (c) above, to the extent the consent of all Lenders or all First Lien Facility Lenders or all Second Lien Facility Lenders is required with respect to any Facility, the


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Required Lenders, the Required First Lien Facility Lenders or the Required
Second Lien Facility Lenders, as applicable, shall have consented to such waiver, amendment, supplement or other modification. Upon receipt by the replaced Lender of all amounts required to be paid to it pursuant to this
Section 2.23(b), the Administrative Agent shall be entitled (but not obligated) and authorized to execute an Assignment and Assumption on behalf of such replaced Lender, and any such Assignment and Assumption so executed by the Administrative Agent, the replacement Lender and, to the extent required pursuant to Section 15.6, the Issuing Lender, shall be effective for purposes of this Section 2.23(b) and Section 15.6. Upon any such assignment, such replaced Lender shall no longer constitute a "Lender" for purposes hereof; provided that any rights of such replaced Lender to indemnification hereunder shall survive as to such replaced Lender.

                     2.24 Additional First Lien Term Facility. The Borrower may, during the period from and including the Restatement Effective Date to but excluding September 30, 2009, by written notice to the Administrative Agent, elect to request the establishment of New First Lien Term Loan commitments (each, a "New First Lien Term Commitment"), the proceeds of which shall be used solely to refinance outstanding Indebtedness under the OTC Long Term Note and pay related fees and expenses. Such notice shall specify (a) the date (the "First Lien Term Loan Increased Amount Date") on which the Borrower proposes that the New First Lien Term Commitments shall be effective, which shall be a date not less than ten (10) Business Days after the date on which such notice is delivered to the Administrative Agent and (b) the identity of each Lender or other Assignee (each, a "New First Lien Term Lender") to whom the Borrower proposes any portion of such New First Lien Term Commitments be allocated and the amounts of such allocations; provided that (i) such New First Lien Term Commitments shall initially be offered to the First Lien Facility Lenders in proportion to their respective Aggregate First Lien Exposure Percentages and
(ii) any Lender approached to provide all or a portion of the New First Lien Term Commitments may elect or decline, in its sole discretion, to provide a New First Lien Term Commitment. Such New First Lien Term Commitments shall become effective as of such First Lien Term Loan Increased Amount Date; provided that
(a) no Default or Event of Default shall exist on such First Lien Term Loan Increased Amount Date before or after giving effect to such New First Lien Term Commitments; (b) both before and after giving effect to the making of the New First Lien Term Loans, each of the conditions set forth in Section 5.2 shall be satisfied; (c) the Loan Parties shall be in pro forma compliance with the covenants and agreements set forth in this Agreement (including Section 8.1 and Section 9.1, it being understood that for purposes thereof such Indebtedness shall be deemed to have been consummated and incurred as of the first day of the immediately preceding four fiscal quarter period for which financial results are available and such Indebtedness shall be deemed outstanding for purposes of such pro forma compliance, and any Indebtedness repaid with New First Lien Term Loans shall be deemed to have been repaid as of the first day of such four quarter period) after giving effect to such New First Lien Term Commitments and New First Lien Term Loans, as certified by a Responsible Officer; (d) the New First Lien Term Commitments shall be effected pursuant to one or more joinder agreements (each, a "First Lien Term Loan Joinder Agreement") executed and delivered by Holdings, the Borrower, each other Loan Party, the Administrative Agent and each New First Lien Term Lender (each of which shall be recorded in the Register and shall be subject to the requirements set forth in Section 2.20(d)); and (e) the Borrower and the Loan Parties shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction and shall enter into such amendments to the Loan Documents as the Administrative Agent may reasonably request in order for the New First Lien Term Loans to be secured with respect to the Collateral on a basis similar to the First Lien Term Loans. Upon the effectiveness of the New First Lien Term Commitments on the First Lien Term Loan Increased Amount Date, subject to the satisfaction of the foregoing terms and conditions, (i) each New First Lien Term Lender shall make a Loan to the Borrower (the "New First Lien Term Loans") in an amount equal to its New First Lien Term Commitment and (ii) each New First Lien Term Lender shall become a Lender hereunder with respect to the New First Lien Term Commitment and the New First Lien Term Loans made pursuant thereto. The Administrative Agent shall notify the Lenders promptly upon receipt of the Borrower's notice of the First Lien Term Loan Increased Amount Date and in respect thereof the New First Lien Term Commitments and the New First Lien Term Lenders. The terms and provisions


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of the New First Lien Term Loans and New First Lien Term Commitments shall be, except as otherwise set forth herein or in the First Lien Term Loan Joinder Agreement, identical to the First Lien Term Loans. In any event (i) the Weighted Average Life to Maturity of all New First Lien Term Loans shall be no shorter than the Weighted Average Life to Maturity of the First Lien Term Loans and (ii) the maturity date of the New First Lien Term Loans shall be no earlier than the First Lien Term Loan Maturity Date. In the event that the Net Yield for the New First Lien Term Loans is in excess of the per annum rate of interest applicable to the First Lien Term Loans, then the per annum rate of interest for all outstanding First Lien Term Loans shall automatically be increased to the extent required so that the per annum rate of interest for all outstanding First Lien Term Loans is equal to the Net Yield for the New First Lien Term Loans without any action or consent of Holdings, the Borrower, any other Loan Party, the Administrative Agent or any Lender. "Net Yield", for purposes of New First Lien Term Loans, shall mean the sum of (a) the Applicable Margin applicable to such New First Lien Term Loans at the First Lien Term Loan Increased Amount Date plus
(b) any original issue discount offered to New First Lien Term Lenders amortized equally over the period from the First Lien Term Loan Increased Amount Date to the applicable maturity date of the New First Lien Term Loans; provided that such original issue discount shall not be amortized over a period of greater than four years. Notwithstanding anything to the contrary contained herein, Holdings, the Borrower, the other Loan Parties, and the Administrative Agent may execute such amendments and/or amendments and restatements to this Agreement and the other Loan Documents as may be necessary or advisable to effectuate the provisions of this Section 2.24, and each First Lien Term Loan Joinder Agreement may, without the consent of any other Lenders, effect any such amendments and/or amendments and restatements to this Agreement and the other Loan Documents as may be necessary or advisable to effectuate the provisions of this Section 2.24.

                     2.25 Additional Second Lien Facility. The Borrower may, during the period from and including the Restatement Effective Date to but excluding the Second Lien Loan Maturity Date, by written notice to the Administrative Agent, elect to request the establishment of New Second Lien Loan commitments (each, a "New Second Lien Commitment"); provided that the aggregate proceeds of New Second Lien Loans in excess of an aggregate of $50,000,000 shall be used solely to refinance outstanding Indebtedness under the OTC Long Term Note and pay related fees and expenses. Such notice shall specify (a) the date (the "Second Lien Loan Increased Amount Date") on which the Borrower proposes that the New Second Lien Commitments shall be effective, which shall be a date not less than ten (10) Business Days after the date on which such notice is delivered to the Administrative Agent and (b) the identity of each Lender or other Assignee (each, a "New Second Lien Lender") to whom the Borrower proposes any portion of such New Second Lien Commitments be allocated and the amounts of such allocations; provided (i) such New Second Lien Commitments shall initially be offered to the Second Lien Facility Lenders in proportion to their respective Aggregate Second Lien Exposure Percentages and (ii) that any Lender approached to provide all or a portion of the New Second Lien Commitments may elect or decline, in its sole discretion, to provide a New Second Lien Commitment. Such New Second Lien Commitments shall become effective as of such Second Lien Loan Increased Amount Date; provided that (a) no Default or Event of Default shall exist on such Second Lien Loan Increased Amount Date before or after giving effect to such New Second Lien Commitments; (b) both before and after giving effect to the making of the New Second Lien Loans, each of the conditions set forth in Section 5.2 shall be satisfied; (c) the Loan Parties shall be in pro forma compliance with the covenants and agreements set forth in this Agreement (including Section 8.1 and Section 9.1, it being understood that for purposes thereof such Indebtedness shall be deemed to have been consummated and incurred as of the first day of the immediately preceding four fiscal quarter period for which financial results are available and such Indebtedness shall be deemed outstanding for purposes of such pro forma compliance, and any Indebtedness repaid with New Second Lien Loans shall be deemed to have been repaid as of the first day of such four quarter period) after giving effect to such New Second Lien Commitments and New Second Lien Loans, as certified by a Responsible Officer; (d) the New Second Lien Commitments shall be effected pursuant to one


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or more joinder agreements (each, a "Second Lien Loan Joinder Agreement")
executed and delivered by Holdings, the Borrower, each other Loan Party, the Administrative Agent and each New Second Lien Lender (each of which shall be recorded in the Register and shall be subject to the requirements set forth in
Section 2.20(d)); and (e) the Borrower and the Loan Parties shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction and shall enter into such amendments to the Loan Documents as the Administrative Agent may reasonably request in order for the New Second Lien Loans to be secured with respect to the Collateral on a basis similar to the Second Lien Loans. Upon the effectiveness of the New Second Lien Commitments on the Second Lien Loan Increased Amount Date, subject to the satisfaction of the foregoing terms and conditions, (i) each New Second Lien Lender shall make a Loan to the Borrower (the "New Second Lien Loans") in an amount equal to its New Second Lien Commitment and (ii) each New Second Lien Lender shall become a Lender hereunder with respect to the New Second Lien Commitment and the New Second Lien Loans made pursuant thereto. The Administrative Agent shall notify the Lenders promptly upon receipt of the Borrower's notice of the Second Lien Loan Increased Amount Date and in respect thereof the New Second Lien Commitments and the New Second Lien Lenders. The terms and provisions of the New Second Lien Loans and New Second Lien Commitments shall be, except as otherwise set forth herein or in the Second Lien Loan Joinder Agreement, identical to the Second Lien Loans. In any event (i) the Weighted Average Life to Maturity of all New Second Lien Loans shall be no shorter than the Weighted Average Life to Maturity of the Second Lien Loans and (ii) the maturity date of the New Second Lien Loans shall be no earlier than the Second Lien Loan Maturity Date. In the event that the Net Yield for the New Second Lien Loans is in excess of the per annum rate of interest applicable to the Second Lien Loans, then the per annum rate of interest for all outstanding Second Lien Loans shall automatically be increased to any extent required so that the per annum rate of interest for all outstanding Second Lien Loans is equal to the Net Yield for the New Second Lien Loans without any action or consent of Holdings, the Borrower, any other Loan Party, the Administrative Agent or any Lender. "Net Yield", for purposes of New Second Lien Loans, shall mean the sum of (a) the Applicable Margin applicable to such New Second Lien Loans at the Second Lien Loan Increased Amount Date plus (b) any original issue discount offered to New Second Lien Lenders amortized equally over the period from the Second Lien Loan Increased Amount Date to the applicable maturity date of the New Second Lien Loans; provided that such original issue discount shall not be amortized over a period of greater than four years. Notwithstanding anything to the contrary contained herein, Holdings, the Borrower, the other Loan Parties, and the Administrative Agent may execute such amendments and/or amendments and restatements to this Agreement and the other Loan Documents as may be necessary or advisable to effectuate the provisions of this Section 2.25, and each Second Lien Loan Joinder Agreement may, without the consent of any other Lenders, effect any such amendments and/or amendments and restatements to this Agreement and the other Loan Documents as may be necessary or advisable to effectuate the provisions of this Section 2.25.

                     2.26 Determination of Borrowing Base.

                     (a) Eligible Accounts. On any date of determination of the Borrowing Base, all of the Accounts owned by each Borrowing Base Party and reflected in the most recent Borrowing Base Certificate delivered by the Borrower to the First Lien Administrative Agent shall be "Eligible Accounts" for the purposes of this Agreement, except any Account to which any of the exclusionary criteria set forth below applies. In addition, the First Lien Administrative Agent reserves the right, at any time and from time to time after the Restatement Effective Date, to adjust any of the criteria set forth below, to establish new criteria and to adjust the percentage of Eligible Accounts included in the Borrowing Base, in its reasonable credit judgment, subject to the approval of the Required First Lien Lenders in the case of adjustments, new criteria or changes in the percentage of Eligible Accounts included in the Borrowing Base which have the effect of increasing the Borrowing Base from that which would have been applicable if the standards in effect on the Restatement


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Effective Date had continued to be in effect. Eligible Accounts shall not include any of the following Accounts:

                      (i) any Account on which the First Lien Administrative Agent, on behalf of itself and the First Lien Lenders, does not have a first priority and exclusive (except with respect to any second priority Liens securing the Second Lien Obligations) perfected Lien;

                      (ii) any Account due from an Account Debtor that is not domiciled in the United States or Canada and (if not a natural person) organized under the laws of the United States or any political subdivision thereof or the laws of Canada or any political subdivision thereof unless such Account is fully backed by an irrevocable letter of credit issued on terms and by a financial institution reasonably acceptable to the First Lien Administrative Agent;

                      (iii) any Account that is payable in any currency other than Dollars;

                      (iv) any Account that does not arise from the sale, lease, license, assignment or other disposition of goods or services rendered by such Borrowing Base Party in the ordinary course of its business;

                      (v) any Account that does not comply with all applicable legal requirements, including all laws, rules, regulations and orders of any Governmental Authority (including any Account due from an Account Debtor located in any State, unless the applicable Borrowing Base Party (at the time the Account was created and at all times thereafter) (i) had filed and has maintained effective a current notice of business activities report with the appropriate office or agency of such State, as applicable, or (ii) was and has continued to be exempt from filing such report);

                      (vi) any Account that is not a true and correct statement of bona fide indebtedness or obligations incurred in the amount of the Account for the sale, lease, license, assignment or other disposition of goods or services rendered and accepted by the applicable Account Debtor;

                      (vii) any Account that arises from a sale to, or services rendered to, any Group Member or any director, officer or other employee of any Group Member;

                      (viii) any Account that is in default; provided that, without limiting the generality of the foregoing, an Account shall be deemed in default if it is more than 90 days past due according to its original terms;

                      (ix) any Account that is the obligation of an Account Debtor if 50% or more of the dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in this Section 2.26(a);

                      (x) any Account as to which any of the representations or warranties in the Loan Documents is untrue;

                      (xi) to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper;


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                      (xii) with respect to Accounts of any Account Debtor other than SBC, any such Accounts that exceed, in the aggregate, 10% of all Eligible Accounts;

                      (xiii) that portion of any Account which an Account Debtor has indicated (or any Loan Party otherwise has knowledge) is subject to any right of recession, setoff, recoupment, counterclaim or defense that such Account Debtor intends to, or will, utilize or assert; or

                      (xiv) any Account on which the Account Debtor is a Governmental Authority, unless such Borrowing Base Party has assigned its rights to payment of such Account to the First Lien Administrative Agent pursuant to the Assignment of Claims Act of 1940, as amended, in the case of a United States Federal Governmental Authority, and pursuant to applicable law, if any, in the case of any other Governmental Authority, and such assignment has been accepted and acknowledged by the appropriate government officers.

                     (b) Vyvx Appraised Amount. On any date of determination of the Borrowing Base (including a determination to cure of Borrowing Base Deficiency), the appraised market value of Vyvx (the "Vyvx Appraised Amount"), as set forth in an appraisal report reasonably satisfactory to the First Lien Administrative Agent prepared by a nationally recognized appraisal firm reasonably satisfactory to the First Lien Administrative Agent (the "Vyvx Appraisal"). The initial inclusion of the Vyvx Appraised Amount in the Borrowing Base shall be based on a Vyvx Appraisal dated not more than 120 days prior to the date of such determination of the Borrowing Base. The Vyvx Appraisal shall be updated not more than one time per year at the request of the First Lien Administrative Agent, subject to the consent of the Borrower (such consent not to be unreasonably withheld).

                     (c) Section 2.26 for the Exclusive Benefit of the First Lien Facilities. For the avoidance of doubt, the parties to this Agreement hereby agree and acknowledge that the provisions of this Section 2.26 are for the exclusive benefit of the First Lien Facility Lenders and the First Lien Administrative Agent and the Administrative Agent (solely in respect of the First Lien Facilities) and that the provisions of this Section 2.26 do not apply to the Second Lien Facilities, the Second Lien Facility Lenders or the Second Lien Administrative Agent in any manner whatsoever.

                          SECTION 3. LETTERS OF CREDIT

                     3.1 L/C Commitment.

                     (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Lenders set forth in Section 3.4(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day during the Revolving Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is five (5) Business Days prior to the Revolving Termination Date; provided that any Letter of Credit may provide for the renewal thereof for additional periods of up to one-year (which shall in no event extend beyond the date referred to in clause
(y) above).

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                     (b) The Issuing Lender shall not at any time be obligated
to issue any Letter of Credit if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

                     3.2 Procedure for Issuance of Letters of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application (a) the Administrative Agent shall inform the Issuing Lender of the aggregate amount of Revolving Loans and Swingline Loans then outstanding and (b) the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

                     3.3 Fees and Other Charges.

                     (a) The Borrower will pay a fee on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Facility, shared ratably among the Revolving Lenders and payable quarterly in arrears on each Fee Payment Date after the issuance date. In addition, the Borrower shall pay to the Issuing Lender for its own account a fronting fee of 0.25% per annum on the undrawn and unexpired amount of each Letter of Credit, payable quarterly in arrears on each Fee Payment Date after the issuance date.

                     (b) In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

                     3.4 L/C Participations.

                     (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions set forth below, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Percentage in the Issuing Lender's obligations and rights under and in respect of each Letter of Credit and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Percentage of the amount of such draft, or any part thereof, that is not so reimbursed. Each L/C Participant's obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Participant may have against the Issuing Lender, the Borrower or any


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other Person for any reason whatsoever, (ii) the occurrence or continuance of a
Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other L/C Participant or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing

                     (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three (3) Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Issuing Lender by such L/C Participant within three (3) Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans under the Revolving Facility. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

                     (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

                     3.5 Reimbursement Obligation of the Borrower. If any draft is paid under any Letter of Credit, the Borrower shall reimburse the Issuing Lender for the amount of (a) the draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment, not later than 12:00 Noon, New York City time, on (i) the Business Day that the Borrower receives notice of such draft, if such notice is received on such day prior to 10:00 A.M., New York City time, or (ii) if clause (i) above does not apply, the Business Day immediately following the day that the Borrower receives such notice. Each such payment shall be made to the Issuing Lender at its address for notices referred to herein in Dollars and in immediately available funds. Interest shall be payable on any such amounts from the date on which the relevant draft is paid until payment in full at the rate set forth in
(x) until the Business Day next succeeding the date of the relevant notice,
Section 2.15(b) and (y) thereafter, Section 2.15(c).

                     3.6 Obligations Absolute. The Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter


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of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

                     3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

                     3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

                   SECTION 4. REPRESENTATIONS AND WARRANTIES

                     To induce each Agent and the Lenders to enter into this Agreement, to maintain the Existing Loans as Loans hereunder and to make additional Loans hereunder and issue or participate in the Letters of Credit, Holdings, the Borrower and each other Loan Party hereby jointly and severally represent and warrant to each Agent and each Lender that:

                     4.1 Financial Condition. The audited consolidated balance sheets of the Group Members as at December 31, 2003, November 5, 2003, December 31, 2002 and December 31, 2001, and the related consolidated statements of income, stockholders' equity and of cash flows for the fiscal periods ended on such dates, reported on by and accompanied by an unqualified report from Pricewaterhouse Coopers LLP in the case of the December 31, 2003 balance sheets and statements for the period ending December 31, 2003, and Ernst & Young LLP, as to such other balance sheets and statements, present fairly the consolidated financial condition of the Group Members as at such date, and the consolidated results of their operations and their consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of the Group Members as at June 30, 2004, and the related unaudited consolidated statements of income and cash flows for the six-month period ended on such date, present fairly the consolidated financial condition of the Group Members as at such date, and the consolidated results of their operations and their consolidated cash flows for the six-month period then ended (subject to normal year end audit adjustments and the absence of footnote disclosure, if any). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as disclosed in the notes thereto). As of the Restatement Effective Date, no Group Member has any material Guaranty Obligations, contingent liabilities and liabilities for taxes, or any long term leases or unusual forward or long term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from December 31, 2003 to and including the date hereof there has been no Disposition by any Group Member of any material part of its business or property.


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                     4.2 No Change. Since December 31, 2003, there has been no
development or event that has had or could reasonably be expected to have a Material Adverse Effect.

                     4.3 Existence; Compliance with Law. Each Loan Party (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent, in the case of clauses (c) and (d), that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                     4.4 Power; Authorization; Enforceable Obligations; Governmental Approval.

                     (a) Each Loan Party has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. No Governmental Approval or consent or approval of, or notice to, any other Person is required in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) with respect to those Governmental Approvals described on Schedule 4.4(a)(i), to the extent the failure to obtain such Governmental Approvals could not reasonably be expected to result in (A) a Material Penalty, (B) a Material Adverse Effect, (C) the invalidity or unenforceability of any of the Loan Documents or any of the Liens granted under the Loan Documents (or any party to any Loan Document being barred from enforcing its rights during an Event of Default thereunder) or (D) the revocation or nonrenewal of, or imposition of any material adverse condition on, any such Governmental Approval, (ii) consents, authorizations, approvals, orders, licenses, registrations, filings and notices described in Schedule 4.4(a)(ii), which consents, authorizations, approvals, orders, licenses, registrations, filings and notices have been obtained or made and are in full force and effect and (iii) the filings referred to in Section 4.19. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                     (b) Each Loan Party has obtained and holds in full force and effect all Governmental Approvals necessary to own its respective property and assets and to carry on its respective business as now being, or as now intended to be, conducted, other than those the absence of which could not reasonably be expected to result in a Material Adverse Effect.

                     (c) Except as set forth on Schedule 4.4(c), no Loan Party has been notified by any Governmental Authority with respect to any Governmental Approval to operate its business as currently being conducted, or intended to be conducted, of such Governmental Authority's intention to rescind, or not renew, any such Governmental Approval, other than those the absence of which could not reasonably be expected to result in a Material Adverse Effect. As of the Restatement Effective Date, no event or condition has occurred or is continuing that could reasonably be expected to result in the revocation or nonrenewal of,


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or impose a materially adverse condition on, any material Governmental Approval relating to telecommunications carriers applicable to any Loan Party that is a regulated telecommunications carrier.

                     4.5 No Legal Bar. Except as disclosed in Schedule 4.5, the execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the Loans hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any material Contractual Obligation of any Loan Party or binding upon any Loan Party and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

                     4.6 Litigation. Except as set forth on Schedule 4.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Holdings or the Borrower, threatened by or against any Group Member or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

                     4.7 No Default. No Group Member is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                     4.8 Ownership of Property; Real Property Assets; Liens.

                     (a) Except as set forth on Schedule 4.8(a), each Loan Party has title in fee simple to, or a valid leasehold interest in, all Real Property Assets (excluding Rights of Way) owned or leased by such Loan Party, and has good title to, or a valid leasehold interest in, all its other property (excluding Rights of Way), and none of such Real Property Assets or other property is subject to any Lien except as permitted by Section 8.3 and Section
9.3. The Loan Parties own, lease or license or have a valid franchise right with respect to (and after giving effect to the items identified on Schedule 4.8(g), will continue to own, lease or license or have a valid franchise right with respect to) all Real Property Assets (including, without limitation, all Rights of Way) that are necessary for the conduct of their businesses, except with respect to Rights of Way for those the loss of which could not reasonably be expected to have a Material Adverse Effect.

                     (b) Schedule 4.8(b) sets forth a true and complete list as of the Restatement Effective Date of each Real Property Asset (excluding Rights of Way) owned by a Loan Party, setting forth for each such owned Real Property Asset (i) the location (by state, county and street address (or in lieu of a street address, such other identification of such real property sufficient to identify it) and (ii) the Loan Party which owns such Real Property Asset.

                     (c) Schedule 4.8(c) sets forth a true and complete list as of the Restatement Effective Date of each Real Property Asset (excluding Rights of Way) leased by a Loan Party (as lessee), setting forth for each such leased Real Property Asset (i) the location (by state, county and street address (or in lieu of a street address, such other identification of such leased property sufficient to identify it) and (ii) the Loan Party which leases such Real Property Asset.

                     (d) To the knowledge of the Loan Parties, after due inquiry, Schedule 4.8(d) sets forth a true and complete list of each Right of Way that is subject to a Mortgage as of the Restatement Effective Date, setting


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forth for each such Right of Way (i) the location (by state, county and street address (or in lieu of a street address, such other identification of such Right of Way as is available to identify it)), (ii) the Loan Party which holds such Right of Way and (iii) the name of the grantor of such Right of Way.

                     (e) All Rights of Way are valid and enforceable, except to the extent that the failure to be valid and enforceable could not reasonably be expected to have a Material Adverse Effect. No Loan Party is in default under any Right of Way, has abandoned any Right of Way or has otherwise done or is aware of any act or omission affecting any Right of Way that would permit the grantor of such Right of Way to terminate, subordinate or otherwise limit, restrict or disturb any Loan Party's rights to such Right of Way and that could reasonably be expected to have a Material Adverse Effect.

                     (f) Each lease of a Real Property Asset (excluding Rights of Way) to which a Loan Party is a party is in full force and effect except to the extent that the absence of such lease could not reasonably be expected to result in a Material Adverse Effect. Each of the Loan Parties has complied in all respects with all leases to which it is a party and none of the Loan Parties is aware of any default(s) under any such lease or any conditions which would constitute an event of default thereunder, except for such non-compliance, defaults or events of default (in the aggregate) that do not constitute, and could not reasonably be expected to have a Material Adverse Effect. Each of the Loan Parties which is a lessee under any such lease, enjoys peaceful and undisturbed possession of the asset leased pursuant to such lease, subject only to Liens permitted by Section 8.3 and Section 9.3, except to the extent that the failure to enjoy such possession could not reasonably be expected to have a Material Adverse Effect.

                     (g) Except as set forth on Schedule 4.8(g), no Loan Party is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Real Property Asset or any interest therein except that a Loan Party may be subject to recapture rights or remedies of a landlord or grantor pursuant to the terms and provisions of a lease or Right of Way, respectively, under which such Loan Party is the tenant or grantee, as the case may be.

                     4.9 Intellectual Property. Each Loan Party owns, is licensed to use, or otherwise has valid rights to use all Intellectual Property necessary for the conduct of its business as currently conducted. The use of such Intellectual Property by each Loan Party does not, to the knowledge of the Loan Parties, infringe on the rights of any Person in any material respect. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does Holdings or the Borrower know of any valid basis for any such claim.

                     4.10 Taxes. Each Loan Party has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Loan Party); no tax Lien has been filed, and, to the knowledge of the Loan Parties, no claim is being asserted, with respect to any such tax, fee or other charge (other than any which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Loan Party).

                     4.11 Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect


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or for any purpose that violates the provisions of the Regulations of the Board.
If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U 1, as applicable, referred to in Regulation U.

                     4.12 Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Group Member pending or, to the knowledge of Holdings or the Borrower, threatened; (b) hours worked by and payment made to employees of each Group Member have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Group Member on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Group Member.

                     4.13 ERISA. Except as set forth on Schedule 4.13, neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. Except as set forth on Schedule 4.13, the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

                     4.14 Investment Company Act; Other Regulations. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

                     4.15 Subsidiaries. Except as otherwise disclosed to the Administrative Agent by the Borrower in writing from time to time after the Restatement Effective Date, (a) Schedule 4.15 sets forth the name and jurisdiction of incorporation or organization of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Subsidiary, except as created by the Loan Documents.

                     4.16 Use of Proceeds; Term Loans. The proceeds of the Revolving Loans and the Swingline Loans, and the Letters of Credit, shall be used for general corporate purposes. On the Restatement Effective Date, after giving effect to the $15,000,000 repayment by the Borrower of the "Loans" (as defined in the Existing Credit Agreement) which is a condition precedent to the effectiveness of this Agreement, (a) the entire aggregate outstanding principal amount of the First Lien Term Loans shall be $240,000,000, (b) the entire aggregate outstanding principal amount of the Second Lien Loans shall be $120,000,000 and (c) the entire aggregate face amount of outstanding Letters of Credit shall be $12,629,716.

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
                     4.17 Environmental Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

                      (a) (i) the Real Property Assets (excluding Rights of Way) and any other facilities and properties owned, leased or operated by any Group Member (the "Properties"), do not contain, and, to the knowledge of the Group Members, have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or, to the knowledge of the Group Members, constituted a violation of, or could give rise to liability under, any Environmental Law and (ii) to the knowledge of the Group Members, the Rights of Way do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute a violation of, or could give rise to liability for the Borrower or any other Group Member under, any Environmental Law;

                      (b) no Group Member has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by any Group Member (the "Business"), nor does Holdings or the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;

                      (c) no Group Member has transported or disposed of or arranged or acquiesced to the transportation or disposal of Materials of Environmental Concern from the Properties in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor, to the knowledge of the Group Members, have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any Environmental Law;

                      (d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of Holdings and the Borrower, threatened under any Environmental Law to which any Group Member is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

                      (e) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any Group Member in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;

                      (f) the Properties and all operations at the Properties are in compliance with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and

                      (g) no Group Member has assumed any liability of any other Person under Environmental Laws.


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
                     4.18 Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished by or on behalf of any Loan Party to any Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents (when taken together with all other agreements, documents, certificates, statements, reports or information then in existence furnished to any Agent by or on behalf of any Loan Party), contained as of the date such statement, information, document or certificate was so furnished (and, in the case of the Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made and as of the Restatement Effective Date, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to any Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

                     4.19 Security Documents.

                     (a) The Security Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Security Agreement that are securities represented by a stock certificates or otherwise constituting certificated securities within the meaning of Section 8-102(a)(15) of the New York UCC or the corresponding code or statute of any other applicable jurisdiction ("Certificated Securities"), when certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral constituting personal property described in the Security Agreement, when financing statements and other filings specified on Schedule 4.19(a) in appropriate form are filed in the appropriate offices specified on
Schedule 4.19(a), the First Lien Administrative Agent, for the benefit of the First Lien Secured Parties and the Second Lien Administrative Agent, for the benefit of the Second Lien Secured Parties, shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the First Lien Obligations and the Second Lien Obligations, in each case prior and superior in right to any other Person (except for Liens of the Second Lien Administrative Agent for the benefit of the Second Lien Secured Parties which are junior in priority to Liens of the First Lien Administrative Agent for the benefit of the First Lien Secured Parties and, in the case of Collateral other than Pledged Stock, Liens permitted by Section 8.3 and Section 9.3). As of the Restatement Effective Date, none of the Equity Interests of the Borrower or any Subsidiary Guarantor that is a limited liability company or partnership is a Certificated Security.

                     (b) Schedule 4.19(b) sets forth a description of each of the Mortgages executed prior to the Restatement Effective Date (other than the Mortgages to be amended pursuant to the Mortgage Amendments), each of which is effective ((i) except as a result of a defect of title of the applicable Loan Party with respect to the Real Property Asset subject to any such Mortgage that is unknown to the Loan Parties, (ii) subject to failure by any Loan Party or the Predecessor Administrative Agent to obtain consents of applicable lessors, licensors or other third-parties with respect to any such Mortgage and (iii) subject to applicable restrictions contained in any Right of Way subject to any such Mortgage) to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, each such Mortgage has been


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filed in the applicable offices specified on Schedule 4.19(b), and each such
Mortgage constitutes a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties described therein and the proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other Person (other than Liens permitted under Section 8.3 and Section 9.3 that have priority by operation of law or Liens permitted under (x) Section 8.3(e), (g) or (j) and (y) Section 9.3(e), (g) or (j)).

                     (c) Each of the Mortgages to be delivered on or after the Restatement Effective Date, when executed and delivered, will be effective to create in favor of the First Lien Administrative Agent, for the benefit of the First Lien Secured Parties and the Second Lien Administrative Agent, for the benefit of the Second Lien Secured Parties, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the appropriate offices, each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties described in such Mortgage and the proceeds thereof, as security for the First Lien Obligations and the Second Lien Obligations, in each case prior and superior in right to any other Person (subject to Liens of the Second Lien Administrative Agent for the benefit of the Second Lien Secured Parties that may be junior to Liens of the First Lien Administrative Agent for the benefit of the First Lien Secured Parties and other than Liens permitted under Section 8.3 and Section 9.3 that have priority by operation of law or Liens permitted under (i) Section 8.3(e),
(g) or (j) and (ii) Section 9.3(e), (g) or (j)), but subject to the provisions of such Mortgage.

                     (d) Schedule 4.19(d) sets forth a description of each of the Mortgages to be amended pursuant to the Mortgage Amendments, each of which is effective (after giving effect to the Mortgage Amendment thereto) to create in favor of the First Lien Administrative Agent, for the benefit of the First Lien Secured Parties, and the Second Lien Administrative Agent, for the benefit of the Second Lien Secured Parties, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and each such Mortgage (after giving effect to the Mortgage Amendment thereto) constitutes a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties described therein and the proceeds thereof, as security for the First Lien Obligations and the Second Lien Obligations, in each case prior and superior in right to any other Person (subject to Liens of the Second Lien Administrative Agent for the benefit of the Second Lien Secured Parties that may be junior to the Liens of the First Lien Administrative Agent for the benefit of the First Lien Secured Parties and other than Liens permitted under Section 8.3 and Section 9.3 that have priority by operation of law or Liens permitted under (i) Section 8.3(e), (g) or (j) and
(ii) Section 9.3(e), (g) or (j)).

                     4.20 Solvency. The Group Members, on a consolidated basis are, and after giving effect to incurrence of all Indebtedness and obligations being incurred in connection herewith (and giving effect to the rights of contribution and subrogation provided for in Section 12) will be, Solvent.

                     4.21 Accuracy of Borrowing Base. At the time any Borrowing Base Certificate is delivered pursuant to this Agreement, each Account included in the calculation of the Borrowing Base is an Eligible Account, as of the date of determination of the Borrowing Base reflected in such Borrowing Base Certificate.

                     4.22 Loans Outstanding. On the Restatement Effective Date, after giving effect to the prepayment by the Borrower of $15,000,000 in aggregate principal amount of the "Loans" (as defined in the Existing Credit Agreement) that is a condition precedent to the effectiveness of this Agreement, the entire aggregate outstanding principal amount of the "Loans" (as defined in the Existing Credit Agreement) is $360,000,000.

                        SECTION 5. CONDITIONS PRECEDENT


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                     5.1 Conditions to Restatement Effective Date. The
effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent:

                      (a) Credit Agreement; Security Agreement; OTC Intercreditor Agreements; OTC Security Agreement. The Administrative Agent shall have received (i) this Agreement, executed and delivered by each Agent, Holdings, the Borrower and each Person listed on
           Schedule 1.1B; (ii) the Security Agreement, executed and delivered by each Agent, Holdings, the Borrower and each Subsidiary Guarantor;
           (iii) an Acknowledgement and Consent in the form attached to the Security Agreement, executed and delivered by each Issuer (as defined therein), if any, that is not a Loan Party (other than NextVenue Europe, Ltd. and Issuers that are not Subsidiaries); (iv) the Intercreditor Agreement (Mortgaged Property), executed and delivered by each Agent and WHBC; and (v) documentation reasonably satisfactory to the Administrative Agent evidencing the termination of each of (A) the Intercreditor Agreement (Blocked Account Collateral) and (B) the OTC Security Agreement.

                      (b) Indebtedness. On the Restatement Effective Date, the Group Members shall (i) repay, or shall have repaid, in full all Indebtedness under the OTC Short Term Note and delivered to the Administrative Agent all documents or instruments necessary to release all Liens securing the OTC Short Term Note and (ii) prepay $15,000,000 in aggregate principal amount of the "Loans" (as defined in the Existing Credit Agreement) together with accrued and unpaid interest thereon. Holdings, the Company and their respective Subsidiaries shall have no outstanding Indebtedness other than the OTC Long Term Note and except as otherwise permitted by this Agreement. Both immediately before and after giving effect to the consummation of the transactions contemplated hereby, no default or event of default shall have occurred and be continuing under the OTC Long Term Note or any other material Indebtedness of Holdings, the Borrower or any Subsidiary.

                      (c) Existing Letters of Credit. The Administrative Agent shall have received documentation reasonably satisfactory to the Administrative Agent evidencing the release by Bank of America, N.A. and JP Morgan Chase Bank of all collateral securing the Existing Letters of Credit.

                      (d) Financial Statements. The Lenders shall have received
           (i) the audited consolidated balance sheets of the Group Members as at December 31, 2003, November 5, 2003, December 31, 2002 and December 31, 2001, and the related consolidated statements of income, stockholders' equity and of cash flows for the fiscal periods ended on such dates, reported on by and accompanied by an unqualified report from Pricewaterhouse Coopers LLP in the case of the December 31, 2003 balance sheets and statements for the period ending December 31, 2003, and Ernst & Young LLP, as to such other balance sheets and statements, (ii) unaudited consolidated balance sheet of the Group Members as at June 30, 2004, and the related unaudited consolidated statements of income and cash flows for the six-month period ended on such date (reviewed by Pricewaterhouse Coopers LLP) and (iii) unaudited interim consolidated financial statements (reviewed by the treasurer of Holdings) of the Group Members for each fiscal month ended after the date of the latest applicable financial statements delivered pursuant to clause (ii) of this paragraph up to and including the fiscal month ended 30 days prior to the Restatement Effective Date, and in each case such financial statements shall not, in the reasonable judgment of the Administrative Agent, reflect any material adverse change in the consolidated financial condition of the Group Members, as reflected in the financial statements or


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
           projections contained in the Confidential Information Memorandum. All such financial statements, including the related schedules and notes thereto, shall have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as disclosed therein).

                      (e) Consents and Approvals. All Governmental Approvals and consents and approvals of, or notices to, any other Person (including landlords', public utilities commissions' and other consents) required or, in the reasonable discretion of the Administrative Agent, advisable in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents shall have been obtained and be in full force and effect (except with respect to those Governmental Approvals described on Schedule 4.4(a)(i), to the extent the failure of which to obtain such Governmental Approvals could not reasonably be expected to result in any of (i) a Material Penalty, (ii) a Material Adverse Effect, (iii) the invalidity or unenforceability of any of the Loan Documents or any of the Liens granted under the Loan Documents (or any party to any Loan Document being barred from enforcing its rights during an Event of Default thereunder) or (iv) the revocation or nonrenewal of, or imposition of any material adverse condition on, any such Governmental Approval) and there shall be no litigation, arbitration, governmental, administrative or judicial action, actual or threatened, that could reasonably be expected to restrain, prevent or impose burdensome conditions on this Agreement or the other Loan Documents and the transactions contemplated hereby and thereby.

                      (f) Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions of organization of the Loan Parties, and such search shall reveal no liens on any of the assets of the Loan Parties except for liens permitted by Section 8.3 and Section 9.3 or discharged on or prior to the Restatement Effective Date pursuant to documentation satisfactory to the Administrative Agent.

                      (g) Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid by any Loan Party, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Restatement Effective Date. All such amounts will be paid with available cash of the Borrower on or before the Restatement Effective Date.

                      (h) Closing Certificate; Certified Organizational Documents; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Restatement Effective Date, substantially in the form of Exhibit C, with appropriate insertions and attachments, including the certificate of incorporation, limited partnership or formation, as applicable, of each Loan Party that is a corporation, limited partnership or limited liability company, as applicable, certified by the relevant authority of the jurisdiction of organization of such Loan Party, and (ii) a long form good standing certificate for each Loan Party from its jurisdiction of organization.

                      (i) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

                                 (i) the legal opinion of Weil, Gotshal & Manges
                      LLP, counsel to the Group Members, substantially in the form of Exhibit E-1;


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                                 (ii) the legal opinion of Hall, Estill,
                      Hardwick, Gable, Golden & Nelson, P.C., counsel to the Group Members, substantially in the form of Exhibit E-2; and

                                 (iii) the legal opinion of Sidley, Austin,
                      Brown & Wood LLP, special counsel to the Group Members, substantially in the form of Exhibit E-3.

Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

                      (j) Pledged Stock; Stock Powers; Pledged Notes. The Administrative Agent shall have received (i) the certificates representing any Pledged Stock described in the Security Agreement that is a Certificated Security, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to any Agent pursuant to the Security Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

                      (k) Filings, Registrations and Recordings. Except for the documents listed on Schedule 5.1(k), each document (including Uniform Commercial Code financing statements on Form UCC-1) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of (i) the Administrative Agent, for the benefit of the Secured Parties, (ii) the First Lien Administrative Agent, for the benefit of the First Lien Secured Parties and (iii) the Second Lien Administrative Agent, for the benefit of the Second Lien Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 8.3 and Section 9.3), shall be in proper form for filing, registration or recordation in each relevant jurisdiction.

                      (l) Solvency Certificate. The Administrative Agent shall have received a certificate, dated the Restatement Effective Date, in form, scope and substance satisfactory to the Administrative Agent, from the treasurer of Holdings certifying that the Group Members, on a consolidated basis after giving effect to the transactions contemplated by this Agreement and the other Loan Documents, are Solvent.

                      (m) Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of
           Section 5.2(b) and Section 6.2(b) of the Security Agreement.

                      (n) Business Plan. The Administrative Agent shall have received a detailed business plan of the Group Members for the fiscal years 2004 through 2010 and for the fiscal quarters beginning with the third fiscal quarter of 2004 and through and including the fourth fiscal quarter of 2006, in form and substance satisfactory to the Administrative Agent.

                      (o) Mortgages, etc. The Administrative Agent shall have received:

                                 (i) a duly executed and acknowledged amendment
                      to the Second Mortgage, in form and substance reasonably satisfactory to Administrative Agent, confirming that such


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                      Mortgage secures all of the Obligations under this
                      Agreement (the "Second Mortgage Amendment");

                                 (ii) the irrevocable written agreement of the
                      issuers of the applicable Existing Title Policies, subject only to the recordation of the applicable Mortgage Amendments and the payment of all applicable premiums and other charges due such issuers, to issue the Endorsement the Borrower is required to deliver pursuant to Section 6.11(c); provided that without derogation of the limitation imposed on the Borrower pursuant to Section 6.11(c) in respect of the exceptions to coverage permitted to be shown on such Endorsements, said written agreement of the issuers of the applicable Existing Title Policies shall permit such issuers to show as an exception any matter of record arising after the effective date of the applicable Existing Title Policy; and

                                 (iii) evidence reasonably satisfactory to the
                      Administrative Agent that all premiums, search charges and other title company costs and expenses incurred in respect of each Endorsement required to be delivered pursuant to
                      Section 5.1(o)(ii) above, have been paid or will be paid concurrently with closing.

                      (p) Credit Ratings. The First Lien Facilities provided for under this Agreement shall have been assigned a Credit Rating by each of S&P and Moody's.

                      (q) Information for Regulators. Administrative Agent shall have received, sufficiently in advance of the Restatement Effective Date, all documentation and other information required by Governmental Authorities under applicable "know your customer" and anti-money-laundering rules and regulations, including the Patriot Act.

                      (r) Leverage. The Administrative Agent shall be satisfied that on the Restatement Effective Date the ratio of Consolidated Total Debt to Consolidated Cash EBITDA for the twelve-month period ended as of June 30, 2004 shall be no greater than 4.0 to 1.0, determined on a pro forma basis for the consummation of the transactions contemplated hereby.

                      (s) Contractual Obligations. The Administrative Agent shall have received a list of material Contractual Obligations of the Group Members, satisfactory to the Administrative Agent.

                      (t) Borrowing Base Certificate. The Administrative Agent shall have received a Borrowing Base Certificate, dated as of the Restatement Effective Date, which Borrowing Base Certificate shall evidence the absence of a Borrowing Base Deficiency after giving effect to the First Lien Facility Loans outstanding or initially funded on the Restatement Effective Date and the consummation of the other transactions contemplated by the Loan Documents.

                     5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

                      (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct on and as of such date as if made on and as of such date, except to the extent such


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           representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date.

                      (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

                      (c) Cash and Cash Equivalents. After giving effect to (i) any requested Loan under the Revolving Commitment or the Swingline Commitment and (ii) application of the proceeds thereof in accordance with the terms of this Agreement (which application of proceeds shall be consummated within five (5) Business Days of the date of such credit extension and identified to the Administrative Agent at the time of the requested borrowing), the aggregate amount of cash and Cash Equivalents held by the Loan Parties shall not exceed $10,000,000.

                      (d) Borrowing Base. After giving effect to the proposed credit extension, no Borrowing Base Deficiency shall exist (based on the most recent Borrowing Base Certificate and the amount of additional First Lien Facility Loans outstanding after giving effect to such proposed credit extension).

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this
Section 5.2 have been satisfied.

                        SECTION 6. AFFIRMATIVE COVENANTS

                     Holdings, the Borrower and each other Loan Party hereby jointly and severally agree that, until the Discharge of First Lien Obligations and the Discharge of Second Lien Obligations, each of Holdings, the Borrower and each other Loan Party shall:

                     6.1 Financial Statements. Furnish to the Administrative Agent, for distribution to each Lender:

                      (a) as soon as available, but in any event within 90 days after the end of each fiscal year of Holdings, a copy of the audited consolidated balance sheet of Holdings, together with its consolidated Subsidiaries, as at the end of such year and the related audited consolidated statements of income, stockholder's equity and cash flows for such year and for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Pricewaterhouse Coopers LLP or other independent certified public accountants of nationally recognized standing reasonably acceptable to the Administrative Agent;

                      (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of Holdings, together with its consolidated Subsidiaries, as at the end of such quarter and the related unaudited consolidated statements of income, stockholder's equity and cash flows for such quarter, and the portion of the fiscal year through the end of such quarter, and for such quarter and the portion of the fiscal year through the end of such quarter, for the previous year, certified by


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           a Responsible Officer as being fairly stated in all material respects
           (subject to normal year end audit adjustments and the absence of footnote disclosures, if applicable); and

                      (c) as soon as available, but in any event not later than 30 days after the end of each month ending after the Restatement Effective Date (except a month that is the end of a fiscal quarter or fiscal year of Holdings), the unaudited consolidated balance sheet of Holdings, together with its consolidated Subsidiaries, as at the end of such month and the related unaudited consolidated statements of income, stockholders' equity and cash flows for such month and the portion of the fiscal year through the end of such month and for such month and the portion of the fiscal year through the end of such month for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of footnote disclosures, if applicable).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP, applied consistently (except as noted by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) throughout the periods reflected therein and with prior periods.

                     6.2 Certificates; Other Information. Furnish to the Administrative Agent, for distribution to each Lender and, in the case of clause
(g), to the relevant Lender):

                      (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor, no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                      (b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to such Responsible Officer's knowledge, each Loan Party, during such period, has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing all information and calculations necessary for determining compliance with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of Holdings, as the case may be, and (y) to the extent not previously disclosed to the Administrative Agent, a description of any change in the jurisdiction of organization of any Loan Party since the date of the most recent report delivered pursuant to this clause (y) (or, in the case of the first such report so delivered, since the Restatement Effective
           Date);

                      (c) as soon as available, and in any event no later than 90 days after the end of each fiscal year of Holdings, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Group Members as of the end of the following fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income), and, as soon as available, significant revisions, if any, of such budget with respect to such fiscal year (collectively, the "Budget"), which Budget shall in each case be


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           accompanied by a certificate of a Responsible Officer stating that such Budget is based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Budget is incorrect or misleading in any material respect;

                      (d) within 45 days after the end of each fiscal quarter of Holdings, a narrative discussion and analysis of the financial condition and results of operations of the Group Members for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Budget covering such periods and to the comparable periods of the previous year;

                      (e) promptly upon their becoming available, copies of any comment letter submitted by Holdings's or the Borrower's accountants to management in connection with their annual audit and management's and/or a Group Member's response thereto, if any;

                      (f) within five days after the same are sent, copies of all financial statements and reports that Holdings, the Borrower or any other Group Member sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that Holdings, the Borrower or any other Group Member may make to, or file with, the SEC; and

                      (g) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

                     6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Loan Party.

                     6.4 Taxes. File or cause to be filed all Federal, state and other material tax returns that are required to be filed and pay all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Loan Party).

                     6.5 Maintenance of Existence; Compliance. (a) (i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges, franchises, licenses, permits and regulatory authorizations necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by
Section 8.4 and Section 9.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) comply with all Contractual Obligations (including, without limitation, with respect to the Master Alliance Agreement and any other agreements entered into in connection therewith) and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; and (c) comply with all Governmental Approvals except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect, and take the actions set forth on Schedule 6.5.

                     6.6 Maintenance of Property; Insurance. (a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially


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sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

                     6.7 Inspection of Property; Books and Records; Discussions.
(a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender (at such Lender's expense provided no Default or Event of Default has occurred and is continuing, and if a Default or Event of Default has occurred and is continuing, at the Borrower's expense) to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Loan Parties with officers and employees of the Loan Parties and with their independent certified public accountants.

                     6.8 Notices. Promptly give notice to the Administrative Agent, for distribution to each Lender of:

                      (a) the occurrence of any Default or Event of Default;

                      (b) any (i) default or event of default under any Contractual Obligation of any Loan Party or (ii) litigation, investigation or proceeding that may exist between any Loan Party and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                      (c) any litigation or proceeding affecting any Loan Party
           (i) in which the amount claimed or involved is $3,000,000 or more and not covered by insurance or which would be required to be disclosed if Holdings's securities were registered under Section 12 of the Exchange Act, (ii) in which injunctive or similar relief is sought and which could reasonably be expected to result in a Material Adverse Effect or (iii) which relates to any Loan Document;

                      (d) the following events, promptly and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

                      (e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.8 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Loan Party proposes to take with respect thereto.

                     6.9 Environmental Laws.


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                     (a) Comply in all material respects with, and use its
commercially reasonable efforts to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and use its commercially reasonable efforts to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except, in each case, to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Effect.

                     (b) Conduct and complete in all material respects all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all valid and lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

                     6.10 Additional Collateral, etc.

                     (a) With respect to any property acquired after the Restatement Effective Date by any Loan Party (other than (x) any property described in paragraph (b), (c) or (d) below, (y) any property subject to a Lien expressly permitted by Section 8.3(g) and Section 9.3(g) and (z) property acquired by any Foreign Subsidiary) as to which the Administrative Agent, for the benefit of the Secured Parties, does not have a perfected Lien, promptly (i) execute and deliver to the First Lien Administrative Agent, for the benefit of the First Lien Secured Parties, and to the Second Lien Administrative Agent, for the benefit of the Second Lien Secured Parties, such amendments to the Security Agreement or such other documents as any Agent deems reasonably necessary or advisable to grant to the First Lien Administrative Agent, for the benefit of the First Lien Secured Parties, and to the Second Lien Administrative Agent, for the benefit of the Second Lien Secured Parties, a security interest in such property and (ii) take all actions necessary or advisable to grant to the First Lien Administrative Agent, for the benefit of the First Lien Secured Parties, a perfected first priority security interest in such property, and to the Second Lien Administrative Agent, for the benefit of the Second Lien Secured Parties, a perfected second priority security interest in such property (in each case, subject to Liens (other than Liens on Capital Stock) expressly permitted by
Section 8.3 and Section 9.3), including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Agreement or by law or, subject to the provisions of Section 6.11, as may be requested by any Agent. Without limitation of the foregoing, upon acquisition of any Aircraft by any Group Member, the applicable Group Members shall take such actions and enter into such new or additional Security Documents as any Agent my reasonably request to grant to the First Lien Administrative Agent, for the benefit of the First Lien Secured Parties, and to the Second Lien Administrative Agent, for the benefit of the Second Lien Secured Parties, a perfected first priority (or, in the case of the Second Lien Secured Parties, second priority) Lien on and security interest in such Aircraft. Such actions shall include the filing of appropriate Uniform Commercial Code financing statements and appropriate filings with the Federal Aviation Administration.

                     (b) With respect to any Real Property Asset having a value (together with improvements thereof), purchase price or annual base rent payment of at least $1,000,000 acquired after the Restatement Effective Date by any Loan Party (other than any such real property subject to a Lien expressly permitted by Section 8.3(g) and Section 9.3(g) and, solely in the case of a leased Real Property Asset (other than a ground lease) or Right of Way, only to the extent such Real Property Asset can be encumbered by a Lien pursuant to the terms of the applicable lease or instrument pursuant to which such leased Real Property Asset or Right of Way was granted), promptly (i) execute and deliver a first priority mortgage, in favor of the First Lien Administrative Agent for the benefit of the First Lien Secured Parties, and a second priority mortgage in favor of the Second Lien Administrative Agent, for the benefit of the Second Lien Secured Parties, covering such Real Property Asset, (ii) if requested by the Administrative Agent, provide the Lenders with (A) title and extended coverage insurance covering such Real Property Asset in an amount at least equal


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to the purchase price of such Real Property Asset (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate and a Phase I environmental report and (B) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                     (c) With respect to any new Subsidiary (other than a Foreign Subsidiary) created or acquired after the Restatement Effective Date by any Loan Party (which, for the purposes of this paragraph (c), shall include any existing Subsidiary that becomes a Domestic Subsidiary), promptly (i) execute and deliver to the Administrative Agent a Joinder Agreement in the form of
Exhibit I executed by such new Subsidiary, (ii) execute and deliver to the Administrative Agent such amendments to the Security Agreement as any Agent deems reasonably necessary or advisable to grant to the First Lien Administrative Agent, for the benefit of the First Lien Secured Parties and the Second Lien Administrative Agent, for the benefit of the Second Lien Secured Parties, a perfected first priority (or second priority, in the case of the Second Lien Secured Parties) security interest in the Capital Stock of such new Subsidiary, (iii) with respect to Capital Stock constituting Certificated Securities, deliver to the First Lien Administrative Agent (or, after the Discharge of First Lien Obligations, the Second Lien Administrative Agent) the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Loan Party, (iv) cause such new Subsidiary (A) to become a party to this Agreement and to the Security Agreement, (B) to take such actions necessary or advisable to grant to the First Lien Administrative Agent for the benefit of the First Lien Secured Parties and the Second Lien Administrative Agent for the benefit of the Second Lien Secured Parties, a perfected first priority (or second priority, in the case of the Second Lien Secured Parties) security interest (subject to Liens (other than Liens on Capital Stock) expressly permitted by Section 8.3 and Section 9.3) in the Collateral described in the Security Agreement with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Agreement or by law or as may be reasonably requested by the Administrative Agent and (C) to deliver to the Administrative Agent a certificate of such Subsidiary, substantially in the form of Exhibit C, with appropriate insertions and attachments, and (v) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent. With respect to WilTel Aircraft Leasing, upon the earlier of (x) the termination of the Aircraft Leases and (y) the execution of amendments to each of the Aircraft Leases to permit WilTel Aircraft Leasing to become a Guarantor, promptly (i) execute and deliver to the Administrative Agent a Joinder Agreement in the form of Exhibit I executed by WilTel Aircraft Leasing, (ii) cause WilTel Aircraft Leasing to (A) to become a party to this Agreement and to the Security Agreement, (B) to take such actions necessary or advisable to grant to the First Lien Administrative Agent for the benefit of the First Lien Secured Parties and the Second Lien Administrative Agent for the benefit of the Second Lien Secured Parties, a perfected first priority (or second priority, in the case of the Second Lien Secured Parties) security interest (subject to Liens (other than Liens on Capital Stock) expressly permitted by Section 8.3 and Section 9.3) in the Collateral described in the Security Agreement with respect to WilTel Aircraft Leasing, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Agreement or by law or as may be reasonably requested by the Administrative Agent and (C) to deliver to the Administrative Agent a certificate of WilTel Aircraft Leasing, substantially in the form of Exhibit C, with appropriate insertions and attachments, and (v) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent (the "WilTel Aircraft Leasing Joinder").

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
                     (d) With respect to any new Foreign Subsidiary created or acquired after the Restatement Effective Date by any Loan Party, promptly (i) execute and deliver to the Administrative Agent such amendments to the Security Agreement as any Agent deems reasonably necessary or advisable to grant to the First Lien Administrative Agent, for the benefit of the First Lien Secured Parties, a perfected first priority security interest, and to the Second Lien Administrative Agent, for the benefit of the Second Lien Secured Parties, a perfected second priority security interest, in the Capital Stock of such new Foreign Subsidiary that is owned by any such Loan Party (provided that in no event shall more than 65% of the total outstanding voting Capital Stock of any such new Foreign Subsidiary be required to be so pledged) and (ii) with respect to Capital Stock constituting Certificated Securities, deliver to the First Lien Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Loan Party, and take such other action as may be necessary or, in the reasonable opinion of any Agent, desirable to perfect the First Lien Administrative Agent's or Second Lien Administrative Agent's security interest therein.

                     6.11 Further Assurances.

                     (a) At any time or from time to time upon the reasonable request of any Agent, each Loan Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as such Agent may reasonably request in order to effect fully the purposes of the Loan Documents and to provide for payment of the Obligations in accordance with the terms of this Agreement, the Notes and the other Loan Documents. In furtherance and not in limitation of the foregoing, Holdings shall take, and cause each of its Subsidiaries to take, such actions as any Agent may reasonably request from time to time (including, without limitation, subject to the terms of Section 6.10 and Section 6.11(b), (c) and (d), the execution and delivery of guarantees, security agreements, pledge agreements, control agreements, Notes, mortgages, deeds of trust, landlord's consents and estoppels, stock powers, financing statements and other documents, the filing or recording of any of the foregoing, title insurance with respect to any of the foregoing that relates to an interest in real property, and the delivery of stock certificates and other collateral with respect to which perfection is obtained by possession) to ensure that the Obligations are guaranteed by the Guarantors and are secured by substantially all of the assets of the Borrower and the Guarantors.

                     (b) Within 30 days following the Restatement Effective Date (or such longer period as the Administrative Agent may agree in its discretion) with respect to each Mortgage identified on Schedule 4.19(d) deliver to the Administrative Agent a duly executed and acknowledged amendment to such Existing Mortgage, in form and substance reasonably satisfactory to Administrative Agent, confirming that such Mortgage secures all of the Obligations under this Agreement (together with the Second Mortgage Amendment, the "Mortgage Amendments" and each, a "Mortgage Amendment") and cause each Mortgage Amendment to be recorded in each of the official real property records in which the Mortgage being amended thereby was required to be recorded. The Borrower shall pay as and when due any and all stamp, documentary or mortgage recording taxes and other related costs and expenses arising from or required to be paid in connection with the recordation of such Mortgage Amendments. The Borrower shall, if required or prescribed by any law or regulation applicable to any Loan Party or to any Lender, deliver to the Administrative Agent (A) a policy of flood insurance that (1) covers any parcel of improved real property that is encumbered by any Mortgage (2) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage that is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (3) has a term ending not earlier than the maturity of the Indebtedness secured by such Mortgage and (B) confirmation that the Borrower has received any applicable notice related thereto. The Borrower shall make available to the Administrative


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Agent a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in Section 5.1(o)(ii) and a copy of all other material documents affecting the Mortgaged Properties, as requested by the Administrative Agent.

                     (c) Within 60 days following the Restatement Effective Date (or such longer period as the Administrative Agent may agree in its discretion), deliver to the Administrative Agent with respect to each of the mortgagee's title insurance policies insuring the lien of the Mortgages identified on
Schedule 4.19(d) (each, an "Existing Title Policy") an endorsement to such policy (each, an "Endorsement") (i) insuring against loss or damage incurred by reason of any invalidity of the lien of the applicable Existing Mortgage as a result of the effect of this Agreement (and after giving effect to the recordation of the Mortgage Amendment required to be delivered with respect to such Mortgage pursuant to Section 6.11) and (ii) bringing forward the effective date of the coverage of such title policy to the date of recordation of such Mortgage Amendment, with no new exceptions to coverage thereunder other than any Liens described in clauses (a), (b) and (e) of Section 8.3 and clauses (a), (b) and (e) of Section 9.3 arising after the original date of issuance of such Existing Title Policy. Borrower shall pay as and when due all premiums, search charges and other title company costs and expenses required to be paid in connection with the issues of each Endorsement.

                     (d) Within 30 days (or such longer period as the Administrative Agent may agree in its discretion) after the request of Administrative Agent following the occurrence of a Threshold Event, deliver to the Administrative Agent a duly executed and acknowledged Mortgage Amendment with respect to each Existing Mortgage (other than the Mortgages identified on Schedule 4.19(d)); and within 45 days (or such longer period as the Administrative Agent may agree in its discretion) after such request, the Borrower shall cause each such Mortgage Amendment to be recorded in each of the official real property records in which the Mortgage being amended thereby was recorded. The Borrower shall pay as and when due any and all stamp, documentary or mortgage recording taxes and other related costs and expenses arising from or required to be paid in connection with the recordation of such Mortgage Amendments (including all legal fees and disbursements and filing fees incurred in connection therewith, and shall reimburse the Administrative Agent upon demand for any of the foregoing paid or incurred by the Administrative Agent).

                     (e) Within 30 days following the Restatement Effective Date (or such longer period as the Administrative Agent may agree in its discretion), the Borrower shall deliver to the Administrative Agent with respect to each of the Investment Accounts set forth on Schedule 6.11(e), duly executed agreements meeting the requirements of Section 5.8 and Section 6.8 of the Security Agreement.

                  SECTION 7. FIRST LIEN AFFIRMATIVE COVENANTS

                     Holdings, the Borrower and each other Loan Party hereby jointly and severally agree with each First Lien Facility Lender, the First Lien Administrative Agent and the Administrative Agent (solely in respect of the First Lien Facilities) that, until the Discharge of First Lien Obligations, each of Holdings, the Borrower and each other Loan Party shall:

                     7.1 Ratings Agencies. Use commercially reasonable efforts to maintain at all times a Credit Rating by each of S&P and Moody's in respect of the First Lien Facilities provided for under this Agreement.

                     7.2 Borrowing Base Related Reports. Deliver or cause to be delivered (at the expense of the Borrower) to the First Lien Administrative Agent the following:

                      (a) within thirty days after the end of each fiscal quarter of the Borrower, a Borrowing Base Certificate from the Borrower, together with such supporting detail and documentation as


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           shall be requested by the First Lien Administrative Agent in its reasonable credit judgment, setting forth the Borrowing Base as of the end of such fiscal quarter of the Borrower; and

                      (b) such other reports, statements and reconciliations with respect to the Borrowing Base or Collateral of any or all Loan Parties as the First Lien Administrative Agent shall from time to time request in its reasonable credit judgment.

                     The delivery of each certificate and report or any other information delivered pursuant to this Section 7.2 shall constitute a representation and warranty by the Borrower that the statements and information contained therein are true and correct in all material respects on and as of such date.

                     7.3 Borrowing Base Verification. Permit any of the First Lien Administrative Agent's officers, employees or agents, at any time or times, in the name of the First Lien Administrative Agent, any designee of the First Lien Administrative Agent or the Borrower, to verify the validity, amount or any other matter relating to Accounts by mail, telephone, electronic communication, personal inspection or otherwise. The Borrower shall cooperate fully with the First Lien Administrative Agent in an effort to facilitate and promptly conclude any such verification process.

                     7.4 Section 7 for the Exclusive Benefit of the First Lien Facilities. For the avoidance of doubt, the parties to this Agreement hereby agree and acknowledge that the provisions of this Section 7 are for the exclusive benefit of the First Lien Facility Lenders and the First Lien Administrative Agent and the Administrative Agent (solely in respect of the First Lien Facilities) and that the provisions of this Section 7 do not apply to the Second Lien Facilities, the Second Lien Facility Lenders or the Second Lien Administrative Agent in any manner whatsoever.

                    SECTION 8. FIRST LIEN NEGATIVE COVENANTS

                     Holdings, the Borrower and each other Loan Party hereby jointly and severally agree with each First Lien Facility Lender, the First Lien Administrative Agent and the Administrative Agent (solely in respect of the First Lien Facilities) that, until the Discharge of First Lien Obligations, each of Holdings, the Borrower and each other Loan Party shall not, directly or indirectly (it being expressly understood that no provision of this Section 8 shall restrict activities of any Foreign Subsidiary):

                     8.1 Financial Condition Covenants.

                     (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of Holdings ending during any period set forth below to exceed the ratio set forth below opposite such period:

             Fiscal Quarter Ending During                    Consolidated
             ----------------------------                    ------------
                                                            Leverage Ratio
                                                            --------------

                 12/31/04 - 06/30/05                         4.25 to 1.00
                 07/01/05 - 12/31/05                         4.00 to 1.00
                 01/01/06 - 06/30/06                         3.75 to 1.00
                 07/01/06 - 12/31/06                         3.50 to 1.00
                 01/01/07 - 12/31/07                         3.50 to 1.00
                 01/01/08 - 12/31/08                         3.25 to 1.00
                 01/01/09 - 12/31/09                         3.00 to 1.00
               01/01/10 and thereafter                       2.75 to 1.00


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                     (b) Consolidated Interest Coverage Ratio. Permit the
Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending during any period set forth below to be less than the ratio set forth below opposite such period:

                       Fiscal Quarter                    Consolidated
                       --------------                    ------------
                                                   Interest Coverage Ratio
                                                   -----------------------

                    12/31/04 - 12/31/07                  3.00 to 1.00
                    01/01/08 - 12/31/09                  3.25 to 1.00
                  01/01/10 and thereafter                3.50 to 1.00

                     (c) For purposes of this Section 8.1, the covenants set forth in clauses (a) and (b) above shall be determined on a Pro Forma Basis.

                     8.2 Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

                      (a) Indebtedness of any Loan Party constituting First Lien Obligations pursuant to any Loan Document;

                      (b) Indebtedness of the Borrower to any Subsidiary and of any Wholly Owned Subsidiary Guarantor to the Borrower or any other Subsidiary;

                      (c) Guaranty Obligations incurred in the ordinary course of business by any Loan Party of obligations of the Borrower or any Wholly Owned Subsidiary Guarantor;

                      (d) Indebtedness outstanding on the date hereof and listed on Schedule 8.2(d) and any Refinancings thereof (without increasing, or shortening the maturity of, the principal amount thereof);

                      (e) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 8.3(g) in an aggregate principal amount not to exceed $20,000,000 at any one time outstanding;

                      (f) payment obligations of the Borrower or a Subsidiary of the Borrower to the owner or lessor of assets used in a Telecommunications Business of the Borrower or a Subsidiary of the Borrower for the use thereof pursuant to a lease, IRU or other similar arrangement with respect to such assets or a portion thereof entered into in the ordinary course of business;

                      (g) (i) the OTC Long Term Note Indebtedness;

                                 (ii) unsecured subordinated Indebtedness of the
                      Borrower satisfactory to the First Lien Administrative Agent (with dates of amortization and/or maturity not earlier than seven years after the Restatement Effective
                      Date) the proceeds of which are used solely to prepay the OTC Long Term Note Indebtedness and reasonable fees and expenses related to such refinancing transaction;

                                 (iii) unsecured senior Indebtedness of the
                      Borrower satisfactory to the Administrative Agent (with dates of amortization and/or maturity not earlier than seven years after the Restatement Effective Date) the


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                      proceeds of which are used solely to prepay the OTC Long
                      Term Note Indebtedness and reasonable fees and expenses related to such refinancing transaction; or

                                 (iv) New Second Lien Loans, the proceeds of
                      which are used solely to prepay the OTC Long Term Note Indebtedness and reasonable fees and expenses related to such refinancing transaction;

                                 provided that no Indebtedness will be permitted
                      to be incurred under clauses (g)(ii), (iii) or (iv), unless (A) no Default or Event of Default has occurred or is continuing both before and after giving effect to the incurrence of such Indebtedness, (B) after giving effect to the incurrence of such Indebtedness Holdings, the Borrower and the other Loan Parties shall be in pro forma compliance with the covenants and agreements set forth in this Agreement (including Section 8.1, it being understood that for purposes thereof such refinancing transaction (including the prepayment of the OTC Long Term Note Indebtedness) and such Indebtedness shall be deemed to have been consummated and incurred as of the first day of the immediately preceding four fiscal quarter period for which financial statements are available, and such Indebtedness shall be deemed outstanding for purposes of determining such pro forma compliance), as certified by a Responsible Officer and (C) the OTC Mortgage is terminated in connection with such incurrence, and the property subject to the OTC Mortgage remains subject to a Mortgage securing the First Lien Obligations, subject to no Liens other than Liens permitted under Section 8.3; and provided, further, that no Indebtedness will be permitted to be incurred under clauses (g)(iii) or (iv) unless the Consolidated Leverage Ratio (determined on a Pro Forma Basis) for the immediately preceding prior four fiscal quarters for which financial statements are available shall be no higher than 3.0 to 1.0, after giving effect to such refinancing transaction and the Indebtedness incurred in connection therewith, on a pro forma basis, as provided in clause (B) of the immediately preceding proviso, as certified by a Responsible Officer);

                      (h) Indebtedness of any newly acquired Subsidiary Guarantor acquired in a First Lien Facility Permitted Acquisition (so long as such Indebtedness was not incurred in anticipation of such First Lien Facility Permitted Acquisition);

                      (i) Capital Lease Obligations of the Borrower or a Subsidiary of the Borrower, with respect to Sale Leaseback Transactions for each of the Aircraft; provided that on any date, the aggregate capitalized amount of all such Capital Lease Obligations shall not exceed $30,000,000 at any time;

                      (j) unsecured subordinated Indebtedness of the Borrower to Leucadia satisfactory to the Administrative Agent (with dates of maturity not earlier than six months after the later of (x) the First Lien Term Loan Maturity Date and (y) the Second Lien Loan Maturity Date and containing subordination terms as set forth on Exhibit J); provided that any such Indebtedness shall not require the cash payment of principal or interest with respect thereto prior to the stated date of maturity;

                      (k) obligations in respect of banker's acceptances, surety bonds, performance bonds and similar arrangements incurred in the ordinary course of business;

                      (l) the Existing Letters of Credit;


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
                      (m) additional unsecured Indebtedness of the Borrower or any Subsidiary Guarantor in an aggregate principal amount (for the Borrower and all such Subsidiary Guarantors) not to exceed $20,000,000 at any one time outstanding; and

                      (n) Indebtedness in respect of the Second Lien Obligations, in an aggregate principal amount not to exceed $120,000,000 minus the aggregate principal amount of any repayments or prepayments of Second Lien Obligations.

                     Notwithstanding anything in this Agreement to the contrary, neither the Borrower nor any of the other Loan Parties shall incur or remain liable with respect to any Guaranty Obligations related to Indebtedness or other obligations of Holdings or Old WCG.

                     8.3 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except:

                      (a) Liens for taxes, assessments and similar governmental charges or levies not yet due or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of Holdings, the Borrower or their respective Subsidiaries, as the case may be, in conformity with GAAP;

                      (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business securing obligations that are not more than 45 days overdue or that are being contested in good faith by appropriate proceedings;

                      (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security and similar legislation;

                      (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance and completion bonds and other obligations of a like nature incurred in the ordinary course of business;

                      (e) easements, rights-of-way, restrictions, minor title defects, covenants, encroachments, variations and other similar encumbrances incurred in the ordinary course of business with respect to Real Property Assets that do not materially detract from the intended use of the Real Property Assets subject thereto or materially interfere with the ordinary conduct of the business of Holdings or any of its Subsidiaries;

                      (f) Liens in existence on the date hereof listed on
           Schedule 8.3(f) and renewals, refinancings and extensions thereof, securing Indebtedness permitted by Section 8.2(d) and Section 9.2(d); provided that no such Lien is spread to cover any property that is not subject to such Lien on the Restatement Effective Date and that the principal amount of Indebtedness secured thereby is not increased;

                      (g) Liens securing Indebtedness of the Borrower or any other Loan Party incurred pursuant to Section 8.2(e) to finance the acquisition of fixed or capital assets or to refinance Indebtedness incurred solely for such purpose; provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets or at the time of such refinancing, as the case may be, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness (or securing


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
           such Indebtedness being refinanced) and (iii) in the case of a refinancing, the amount of Indebtedness secured thereby is not increased;

                      (h) Liens created pursuant to the Security Documents as security for the First Lien Obligations, the Second Lien Obligations and other Obligations permitted hereunder;

                      (i) any interest or title of a lessor under any lease, or any licensor under any license, entered into by the Borrower or any other Loan Party in the ordinary course of its business (and any financing statement that may be filed with respect thereto) and covering only the assets so leased or licensed;

                      (j) until the OTC Long Term Note Indebtedness has been paid in full, the Lien created pursuant to, and evidenced by, the OTC Mortgage as in effect on the Restatement Effective Date; provided that such Lien is terminated upon the incurrence of Indebtedness under Section 8.2(g)(ii), (iii) or (iv);

                      (k) Liens on property of a Subsidiary Guarantor acquired in a First Lien Facility Permitted Acquisition created solely for the purpose of securing Indebtedness permitted by Section 8.2(h) and
           Section 9.2(h) (so long as such Lien was not incurred in anticipation of the related acquisition); provided that no such Lien incurred in connection with Indebtedness permitted by Section 8.2(h) and Section 9.2(h) shall extend to or cover property of any other Loan Party other than the respective property of the Loan Party so acquired, and the principal amount of the Indebtedness secured by any such Lien shall at no time exceed the principal amount secured on the date of such First Lien Facility Permitted Acquisition;

                      (l) Liens arising by virtue of any statutory or common law provision relating to banker's liens, rights of set off or similar rights with respect to deposit accounts and/or securities accounts; and Liens with respect to a deposit account or securities account in favor of the bank or the securities intermediary (as applicable) where such account is maintained and incurred in connection with the maintenance of such deposit account or securities account in the ordinary course of business (and not securing Indebtedness);

                      (m) Liens on the Aircraft securing the Capital Lease Obligations permitted under Section 8.2(i); and

                      (n) Liens on assets of any Loan Party not otherwise permitted by this Section so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor
           (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to all the Loan Parties) $5,000,000 at any one time.

                     8.4 Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that:

                      (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving Person) or with or into any Wholly Owned Subsidiary Guarantor (provided that a Wholly Owned Subsidiary Guarantor shall be the continuing or surviving Person);

                      (b) any Subsidiary of the Borrower may Dispose of all or substantially all of its assets (i) to the Borrower or any Wholly Owned Subsidiary Guarantor (upon voluntary liquidation or otherwise) or (ii) pursuant to a Disposition permitted by Section 8.5, and thereafter may be dissolved; and

                      (c) any Investment expressly permitted by Section 8.8 (other than Investments permitted by Section 8.8(k)) may be structured as a merger, consolidation or amalgamation (provided that a merger, consolidation or amalgamation involving the Borrower will not be permitted unless the Borrower is the surviving or continuing Person).

                     8.5 Disposition of Property. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Subsidiary Guarantor, issue or sell any shares of such Subsidiary Guarantor's Capital Stock to any Person, except:

                      (a) the Disposition of surplus, obsolete or worn out property in the ordinary course of business;

                      (b) Disposition of inventory in the ordinary course of business, including, without limitation, sales of optical fiber, duct and/or conduit (and any related manholes, handholes, vaults, other related appurtenances and facilities and other related property necessary for the use thereof) that is not on a Network Segment and that is constructed or acquired by any Loan Party specifically for sale to one or more customers of any Loan Party;

                      (c) the sale of investment units in undersea cable consortia;

                      (d) Dispositions to the Borrower or one or more Wholly Owned Subsidiary Guarantors, including, without limitation, Dispositions permitted by clause (i) of both Section 8.4(b) and
           Section 9.4(b) and transfers of Intellectual Property to Holdings in connection with any Permitted Holdings Activity;

                      (e) the sale or issuance of any Subsidiary's Capital Stock to the Borrower or any Wholly Owned Subsidiary Guarantor and the sale or issuance of the Borrower's Capital Stock to Holdings;

                      (f) Excess Fiber Sales;

                      (g) any Disposition of lit fiber transmission capacity in the ordinary course of business consistent with industry practice that does not involve the transfer of ownership of the underlying fiber optic cable;

                      (h) the Disposition of any of the fiber optic cable described on Schedule 8.5(h); provided that the consideration received for each such asset Disposed of shall not be less than the fair value of such asset at the time of Disposition thereof (and, if the consideration received therefor is equal to or greater than $10,000,000 in a single transaction or a series of related transactions, then the fair value of such asset shall be determined in good faith and approved by the Board of Directors of Holdings);

                      (i) contributions to the capital of and other transfers of assets to any Person to the extent constituting Investments permitted under Section 8.8;

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                      (j) the Disposition of property in connection with a Sale
           Leaseback Transaction permitted under Section 8.11;

                      (k) the Disposition of other property having a fair market value not to exceed $15,000,000 in the aggregate for any fiscal year of the Borrower; and

                      (l) the Disposition of property identified on Schedule 8.5(l).

                     8.6 Restricted Payments. Make any Restricted Payments, except that:

                      (a) any Subsidiary may make Restricted Payments to the Borrower or any Wholly Owned Subsidiary Guarantor;

                      (b) so long as no Default or Event of Default shall have occurred and be continuing, the Borrower may pay dividends to Holdings to permit Holdings to purchase Holdings's common stock or common stock options from present or former officers or employees of any of Holdings or its Subsidiaries upon the death, disability or termination of employment of such officer or employee; provided that the aggregate amount of payments under this clause after the date hereof (net of any proceeds received by Holdings and contributed to the Borrower after the date hereof in connection with resales of any common stock or common stock options so purchased) shall not exceed $1,000,000 per annum; and

                      (c) the Borrower may make payments under the Tax Sharing Agreement, as in effect on the Restatement Effective Date.

                     8.7 Consolidated Capital Expenditures. Make or commit to make any Consolidated Capital Expenditure, except Consolidated Capital Expenditures of the Borrower and its Subsidiaries not exceeding, for any fiscal year of Holdings, the amount set forth below opposite such fiscal year:

            Fiscal Year                  Consolidated Capital Expenditures
            -----------                  ---------------------------------

                2004                                $100,000,000
                2005                                $95,000,000
                2006                                $95,000,000
                2007                                $95,000,000
                2008                                $95,000,000
                2009                                $100,000,000
                2010                                $110,000,000

; provided that (i) up to 100% of any such amount that is not expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year only (provided that the amount carried over from any fiscal year may not exceed 50% of the amount of Consolidated Capital Expenditures permitted for such fiscal year) and (ii) Consolidated Capital Expenditures made pursuant to this Section 8.7 during any fiscal year shall be deemed made, first, in respect of amounts permitted for such fiscal year as provided above and, second, in respect of amounts carried over from the prior fiscal year pursuant to clause (i) above.

                     8.8 Investments. Make any Investments, except:


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
                      (a) extensions of trade credit in the ordinary course of business and Investments received in connection with the bankruptcy of, or in settlement of delinquent accounts or disputes arising in the ordinary course of business with, customers and vendors;

                      (b) Investments in Cash Equivalents;

                      (c) Guaranty Obligations permitted by Section 8.2;

                      (d) loans and advances to employees of any Loan Party in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for all Loan Parties not to exceed $1,000,000 at any one time outstanding;

                      (e) Investments in assets useful in the business of the Borrower and its Subsidiaries made by the Borrower or any of its Subsidiaries with the proceeds of any Reinvestment Deferred Amount;

                      (f) intercompany Investments by any Loan Party in the Borrower or any Person that, prior to such investment, is a Wholly Owned Subsidiary Guarantor;

                      (g) acquisitions by the Borrower or any Wholly Owned Subsidiary Guarantor of all of the outstanding Capital Stock of Persons or of assets constituting an ongoing business (each a "First Lien Facility Permitted Acquisition") for consideration (including all Indebtedness and contingent liabilities of such Persons or relating to such assets, but excluding any indemnity obligation thereunder which is not reasonably expected to become an actual liability as of the date of such First Lien Facility Permitted Acquisition) not to exceed (i) $25,000,000 in the aggregate during any fiscal year of the Borrower and (ii) $100,000,000 in the aggregate during the term of this Agreement; provided that (A) each such First Lien Facility Permitted Acquisition is of a Person or ongoing business engaged in business activities (x) conducted principally within the United States and (y) in which the acquiror is permitted to engage pursuant to Section 8.16; (B) any Person so acquired becomes a Guarantor under this Agreement and the other requirements of Section 6.10 and the Security Documents are satisfied within the applicable time periods set forth therein (provided that Foreign Subsidiaries of any Person so acquired will not be required to become Guarantors); (C) no Default or Event of Default has occurred or is continuing both before and after giving effect to such First Lien Facility Permitted Acquisition and after giving effect to each such First Lien Facility Permitted Acquisition and all Indebtedness incurred in connection therewith, the Loan Parties shall be in pro forma compliance with the covenants and agreements set forth in this Agreement (including Section 8.1, it being understood that such covenants shall be determined on a Pro Forma Basis as provided in Section 8.1 and that, in addition thereto, for purposes thereof, such First Lien Facility Permitted Acquisition and all related Indebtedness and liabilities shall be deemed to have been consummated and incurred as of the first day of the most recent four fiscal quarter period for which financial results are available and that all such related Indebtedness shall be deemed outstanding for purposes of such pro forma compliance, and that pro forma adjustments shall be permitted, to the extent permitted in the definition of Pro Forma Basis), as certified by a Responsible Officer; and (D) the Consolidated Leverage Ratio (determined on a Pro Forma Basis) for the immediately preceding prior four fiscal quarters for which financial statements are available (with further pro forma adjustments thereto as provided in clause (C) above) is at least 0.25x lower than the


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
           maximum Consolidated Leverage Ratio then permitted with respect to the immediately succeeding fiscal quarter under Section 8.1(a), as certified by a Responsible Officer;

                      (h) First Lien Facility Permitted Acquisitions by the Borrower or any Wholly Owned Subsidiary Guarantor with consideration financed solely with the proceeds of a concurrent equity contribution by, or equity issuance by the Borrower to, Holdings that is financed by a concurrent equity contribution by, or equity issuance by Holdings to, Leucadia; provided that (A) each such First Lien Facility Permitted Acquisition is of a Person or ongoing business engaged in business activities in which the acquiror is permitted to engage pursuant to Section 8.16; (B) any Person so acquired becomes a Guarantor under this Agreement and the other requirements of Section
           6.10 and the Security Documents are satisfied within the applicable time periods set forth therein (provided that Foreign Subsidiaries of Persons so acquired will not be required to become Guarantors); and
           (C) no Default or Event of Default has occurred or is continuing both before and after giving effect to such First Lien Facility Permitted Acquisition, as certified by a Responsible Officer;

                      (i) Investments existing on the date of this Agreement and disclosed on Schedule 8.8 and any Investments resulting from any stock dividend, splits, recapitalizations or conversions relating thereto;

                      (j) Investments by the Borrower or any Subsidiary Guarantor in (i) any of their respective Foreign Subsidiaries and
           (ii) any joint venture; provided that the amount of all Investments made pursuant to this Section 8.8(j) shall not exceed $10,000,000;

                      (k) Investments by the Borrower or any Subsidiary Guarantor in WilTel Aircraft Leasing of amounts necessary or permitted for the conduct by WilTel Aircraft Leasing of the activities permitted under Section 8.16 with respect to WilTel Aircraft Leasing; and

                      (l) an Investment in any Swap Agreement permitted under
           Section 8.12.

                     8.9 Optional Payments and Modifications of Certain Debt Instruments. (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to any Indebtedness permitted by Section 8.2, other than (i) any First Lien Obligations and, to the extent permitted by
Section 2.12(e), the Second Lien Obligations, (ii) the Capital Lease Obligations referred to in Section 8.2(i) or (iii) prepayment of the OTC Long Term Note Indebtedness solely (x) with the proceeds of Indebtedness permitted under
Section 8.2(g)(ii), (iii) or (iv) and (y) on or about the Restatement Effective Date, with the proceeds of the PowerTel Blocked Account; (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Indebtedness permitted by
Section 8.2 (other than Indebtedness pursuant to any Loan Document or amendments necessary to permit the prepayment of the Capital Lease Obligations referred to in Section 8.2(i)) that would shorten the maturity or increase the amount of any payment of principal thereof or the rate of interest thereon or shorten any date for payment of interest thereon or that would be otherwise adverse to any First Lien Facility Lender or any other First Lien Secured Party; (c) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Second Lien Facilities, except as permitted by Section 2.25 and Section 14.7(a); or (d) make any payment (whether constituting principal, interest or otherwise and whether voluntary,


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mandatory or scheduled) on or with respect to Indebtedness permitted under
Section 8.2(j) (other than interest paid in kind or which has accreted).

                     8.10 Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than transactions between or among the Borrower and Wholly Owned Subsidiary Guarantors) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of Holdings, the Borrower or any of their respective Subsidiaries, as the case may be, or, in the good faith business judgment of the Borrower, necessary or advisable and (c) upon fair and reasonable terms no less favorable to Holdings, the Borrower or any of their respective Subsidiaries, as the case may be, than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate; provided that this Section 8.10 shall not apply to (i) Restricted Payments permitted under Section 8.6 or (ii) Investments permitted under Section 8.8(i), (j)(i) or (k).

                     8.11 Sale Leaseback Transactions. Enter into any Sale Leaseback Transaction unless, after giving effect thereto, the aggregate outstanding amount of Attributable Debt in respect of all Sale Leaseback Transactions (other than Sale Leaseback Transactions with respect to the property identified on Schedule 8.11) does not exceed $25,000,000.

                     8.12 Swap Agreements. Enter into any Swap Agreement, except
(a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Capital Stock) and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary.

                     8.13 Changes in Fiscal Periods. Permit the fiscal year of Holdings, the Borrower or any of their respective Subsidiaries to end on a day other than December 31 or change Holdings's, the Borrower's or any of their respective Subsidiaries' method of determining fiscal quarters.

                     8.14 Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, other than (a) this Agreement, the other Loan Documents and the OTC Long Term Note; (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted by Section 8 (in which case, any prohibition or limitation shall only be effective against the assets financed thereby); (c) customary non-assignment and non-pledge provisions in any lease, license or agreement relating to an IRU or Right of Way or in leases and licenses entered into in the ordinary course of business; (d) any restrictions with respect to a Subsidiary Guarantor imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary Guarantor (to the extent such restrictions relate only to such Subsidiary Guarantor and such Disposition is otherwise permitted under this Agreement); and (e) restrictions contained in Indebtedness permitted under Section 8.2(h) as of the date such Indebtedness is incurred binding only on the Persons or assets acquired in a First Lien Facility Permitted Acquisition.

                     8.15 Clauses Restricting Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary Guarantor to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary Guarantor held by, or pay any Indebtedness owed to, the Borrower or any Subsidiary Guarantor, (b) make loans or advances to, or other Investments in, the Borrower or any Subsidiary Guarantor or (c) transfer any of its assets to the Borrower or any


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
Subsidiary Guarantor, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents,
(ii) any restrictions with respect to a Subsidiary Guarantor imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary Guarantor (to the extent such restrictions relate only to such Subsidiary Guarantor and such Disposition is otherwise permitted under this Agreement),
(iii) restrictions in Indebtedness constituting Capital Lease Obligations or secured purchase money Indebtedness, to the extent prohibiting transfers of the assets financed with such Indebtedness, (iv) restrictions contained in Indebtedness permitted under Section 8.2(h) as of the date such Indebtedness is incurred binding only on the Persons or assets acquired in a First Lien Facility Permitted Acquisition and (v) customary restrictions prohibiting transfers referred to in clause (c) above of IRUs or Rights of Way in leases, licenses or agreements relating thereto or prohibiting assignments of leases and licenses entered into in the ordinary course of business.

                     8.16 Conduct of Business; Permitted Holdings Activities; Aircraft Leasing Activities. Enter into any business, either directly or through any Subsidiary, except for the Telecommunications Business and any other businesses in which the Borrower and the Subsidiary Guarantors are engaged on the date of this Agreement or other businesses that are reasonably related thereto. From and after the Restatement Effective Date, Holdings shall not (a) engage in any business other than the Permitted Holdings Activities, the issuance of its Capital Stock and the incurrence of Indebtedness permitted by
Section 8.2 and Section 9.2, or entering into and performing its obligations under and in accordance with the Loan Documents to which it is a party and, in each case, other activities incidental thereto or (b) own any assets other than
(i) any assets acquired or used in connection with, or pursuant to, the Permitted Holdings Activities, (ii) the capital stock of the Borrower and (iii) cash and Cash Equivalents in an amount not to exceed $250,000. From and after the Restatement Effective Date, until the occurrence of the WilTel Aircraft Leasing Joinder, WilTel Aircraft Leasing shall not (a) engage in any business other than the lease, operation and maintenance of the Aircraft pursuant to and in accordance with the terms of the Aircraft Leases, including the making of lease payments pursuant to the terms thereof, and the acquisition of the Aircraft or (b) own any assets other than assets acquired or used solely in connection with the activities described in clause (a); provided that upon or promptly following any acquisition of the Aircraft, WilTel Aircraft Leasing shall consummate the WilTel Aircraft Leasing Joinder.

                     8.17 Section 8 for the Exclusive Benefit of the First Lien Facilities. For the avoidance of doubt, the parties to this Agreement hereby agree and acknowledge that the provisions of this Section 8 are for the exclusive benefit of the First Lien Facility Lenders and the First Lien Administrative Agent and the Administrative Agent (solely in respect of the First Lien Facilities) and that the provisions of this Section 8 do not apply to the Second Lien Facilities, the Second Lien Facility Lenders or the Second Lien Administrative Agent in any manner whatsoever.

                   SECTION 9. SECOND LIEN NEGATIVE COVENANTS

                     Holdings, the Borrower and each other Loan Party hereby jointly and severally agree with each Second Lien Facility Lender, the Second Lien Administrative Agent and the Administrative Agent (solely in respect of the Second Lien Facilities) that, until the Discharge of Second Lien Obligations, each of Holdings, the Borrower and each other Loan Party shall not, directly or indirectly (it being expressly understood that no provision of this Section 9 shall restrict activities of any Foreign Subsidiary):

                     9.1 Financial Condition Covenant.


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
                     (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of Holdings ending during any period set forth below to exceed the ratio set forth below opposite such period:

              Fiscal Quarter Ending During                  Consolidated
              ----------------------------                  ------------
                                                           Leverage Ratio
                                                           --------------

                  12/31/04 - 06/30/05                       4.75 to 1.00
                  07/01/05 - 12/31/05                       4.50 to 1.00
                  01/01/06 - 06/30/06                       4.25 to 1.00
                  07/01/06 - 12/31/07                       4.00 to 1.00
                01/01/08 and thereafter                     3.50 to 1.00

                     (b) For purposes of this Section 9.1, the covenant set forth in clause (a) above shall be determined on a Pro Forma Basis.

                     9.2 Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

                      (a) (i) Indebtedness of any Loan Party constituting Second Lien Obligations pursuant to any Loan Document and (ii) Indebtedness in respect of the First Lien Obligations, in an aggregate principal amount not to exceed (A) (I) $265,000,000 plus (II) the aggregate principal amount of any New First Lien Term Loans incurred in accordance with Section 9.2(g)(iv) that have been Refinanced (without increasing, or shortening the maturity of, the principal amount thereof) minus the aggregate principal amount of any repayments or prepayments of First Lien Facility Loans (excluding repayments or prepayments of Revolving Loans or Swingline Loans except to the extent the Revolving Commitments are permanently reduced) minus (without duplication) the aggregate amount of mandatory commitment reductions plus (B) up to $5,000,000 in the aggregate solely attributable to, and the proceeds of which are used to pay, fees and accrued interest payable in connection with Refinancings of First Lien Obligations;

                      (b) Indebtedness of the Borrower to any Subsidiary and of any Wholly Owned Subsidiary Guarantor to the Borrower or any other Subsidiary;

                      (c) Guaranty Obligations incurred in the ordinary course of business by any Loan Party of obligations of the Borrower or any Wholly Owned Subsidiary Guarantor;

                      (d) Indebtedness outstanding on the date hereof and listed on Schedule 9.2(d) and any Refinancings thereof (without increasing, or shortening the maturity of, the principal amount thereof);

                      (e) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 9.3(g) in an aggregate principal amount not to exceed $30,000,000 at any one time outstanding;

                      (f) payment obligations of the Borrower or a Subsidiary of the Borrower to the owner or lessor of assets used in a Telecommunications Business of the Borrower or a Subsidiary of the Borrower for the use thereof pursuant to a lease, IRU or other similar arrangement with respect to such assets or a portion thereof entered into in the ordinary course of business;


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
                      (g) (i) the OTC Long Term Note Indebtedness;

                               (ii) unsecured subordinated Indebtedness of the
                     Borrower satisfactory to the Second Lien Administrative Agent (with dates of amortization and/or maturity not earlier than seven years after the Restatement Effective
                     Date) the proceeds of which are used solely to prepay the OTC Long Term Note Indebtedness and reasonable fees and expenses related to such refinancing transaction;

                               (iii) unsecured senior Indebtedness of the
                     Borrower satisfactory to the Administrative Agent (with dates of amortization and/or maturity not earlier than seven years after the Restatement Effective Date) the proceeds of which are used solely to prepay the OTC Long Term Note Indebtedness and reasonable fees and expenses related to such refinancing transaction; or

                               (iv) New First Lien Term Loans, the proceeds of
                     which are used solely to prepay the OTC Long Term Note Indebtedness and reasonable fees and expenses related to such refinancing transaction;

                               provided that no Indebtedness will be permitted
                     to be incurred under clauses (g)(ii), (iii) or (iv), unless
                     (A) no Default or Event of Default has occurred or is continuing both before and after giving effect to the incurrence of such Indebtedness, (B) after giving effect to the incurrence of such Indebtedness Holdings, the Borrower and the other Loan Parties shall be in pro forma compliance with the covenants and agreements set forth in this Agreement (including Section 9.1, it being understood that for purposes thereof such refinancing transaction (including the prepayment of the OTC Long Term Note Indebtedness) and such Indebtedness shall be deemed to have been consummated and incurred as of the first day of the immediately preceding four fiscal quarter period for which financial statements are available, and such Indebtedness shall be deemed outstanding for purposes of determining such pro forma compliance), as certified by a Responsible Officer and (C) the OTC Mortgage is terminated in connection with such incurrence, and the property subject to the OTC Mortgage remains subject to a Mortgage securing the Second Lien Obligations, subject to no Liens other than Liens permitted under Section 9.3; and provided, further, that no Indebtedness will be permitted to be incurred under clauses (g)(iii) or (iv) unless the Consolidated Leverage Ratio (determined on a Pro Forma Basis) for the immediately preceding prior four fiscal quarters for which financial statements are available shall be no higher than 3.0 to 1.0, after giving effect to such refinancing transaction and the Indebtedness incurred in connection therewith, on a pro forma basis, as provided in clause (B) of the immediately preceding proviso, as certified by a Responsible Officer;

                      (h) Indebtedness of any newly acquired Subsidiary Guarantor (or a Foreign Subsidiary thereof) acquired in a Second Lien Facility Permitted Acquisition (so long as such Indebtedness was not incurred in anticipation of such Second Lien Facility Permitted Acquisition);

                      (i) Capital Lease Obligations of the Borrower or a Subsidiary of the Borrower, with respect to Sale Leaseback Transactions for each of the Aircraft; provided that on any date, the


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           aggregate capitalized amount of all such Capital Lease Obligations shall not exceed $30,000,000 at any time;

                      (j) unsecured subordinated Indebtedness of the Borrower to Leucadia satisfactory to the Administrative Agent (with dates of maturity not earlier than six months after the later of (x) the First Lien Term Loan Maturity Date and (y) the Second Lien Loan Maturity Date and containing subordination terms as set forth on Exhibit J); provided that any such Indebtedness shall not require the cash payment of principal or interest with respect thereto prior to the stated date of maturity;

                      (k) obligations in respect of banker's acceptances, surety bonds, performance bonds and similar arrangements incurred in the ordinary course of business;

                      (l) the Existing Letters of Credit; and

                      (m) additional unsecured Indebtedness of the Borrower or any Subsidiary Guarantor; provided that (i) no Default or Event of Default has occurred or is continuing both before and after giving effect to the incurrence of such Indebtedness, (ii) after giving effect to the incurrence of such Indebtedness Holdings, the Borrower and the other Loan Parties shall be in pro forma compliance with the covenants and agreements set forth in this Agreement (including
           Section 9.1, it being understood that for purposes thereof such Indebtedness shall be deemed to have been incurred as of the first day of the immediately preceding four fiscal quarter period for which financial statements are available, and such Indebtedness shall be deemed outstanding for purposes of determining such pro forma compliance) and (iii) the Consolidated Interest Coverage Ratio (determined on a Pro Forma Basis) for the immediately preceding prior four fiscal quarters for which financial statements are available shall be no higher than 2.0 to 1.0, after giving effect to the incurrence of such Indebtedness, on a pro forma basis, as provided in clause (ii) (it being understood that for purposes thereof such Indebtedness shall be deemed to have been incurred as of the first day of the immediately preceding four fiscal quarter period for which financial statements are available, and such Indebtedness shall be deemed outstanding for purposes of determining such pro forma compliance), as certified by a Responsible Officer.

                     Notwithstanding anything in this Agreement to the contrary, neither the Borrower nor any of the other Loan Parties shall incur or remain liable with respect to any Guaranty Obligations related to Indebtedness or other obligations of Holdings or Old WCG.

                     9.3 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except:

                      (a) Liens for taxes, assessments and similar governmental charges or levies not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of Holdings, the Borrower or their respective Subsidiaries, as the case may be, in conformity with GAAP;

                      (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business securing obligations that are not more than 45 days overdue or that are being contested in good faith by appropriate proceedings;


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                      (c) pledges or deposits in connection with workers'
           compensation, unemployment insurance and other social security and similar legislation;

                      (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance and completion bonds and other obligations of a like nature incurred in the ordinary course of business;

                      (e) easements, rights-of-way, restrictions, minor title defects, covenants, encroachments, variations and other similar encumbrances incurred in the ordinary course of business with respect to Real Property Assets that do not materially detract from the intended use of the Real Property Assets subject thereto or materially interfere with the ordinary conduct of the business of Holdings or any of its Subsidiaries;

                      (f) Liens in existence on the date hereof listed on
           Schedule 9.3(f) and renewals, refinancings and extensions thereof, securing Indebtedness permitted by Section 8.2(d) and Section 9.2(d); provided that no such Lien is spread to cover any property that is not subject to such Lien on the Restatement Effective Date and that the principal amount of Indebtedness secured thereby is not increased;

                      (g) Liens securing Indebtedness of the Borrower or any other Loan Party incurred pursuant to Section 9.2(e) to finance the acquisition of fixed or capital assets or to refinance Indebtedness incurred solely for such purpose; provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets or at the time of such refinancing, as the case may be, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness (or securing such Indebtedness being refinanced) and (iii) in the case of a refinancing, the amount of Indebtedness secured thereby is not increased;

                      (h) Liens created pursuant to the Security Documents as security for the First Lien Obligations, the Second Lien Obligations and other Obligations permitted hereunder;

                      (i) any interest or title of a lessor under any lease, or any licensor under any license, entered into by the Borrower or any other Loan Party in the ordinary course of its business (and any financing statement that may be filed with respect thereto) and covering only the assets so leased or licensed;

                      (j) until the OTC Long Term Note Indebtedness has been paid in full, the Lien created pursuant to, and evidenced by, the OTC Mortgage as in effect on the Restatement Effective Date; provided that such Lien is terminated upon the incurrence of Indebtedness under Section 9.2(g)(ii), (iii) or (iv).

                      (k) Liens on property of a Subsidiary Guarantor acquired in a Second Lien Facility Permitted Acquisition created solely for the purpose of securing Indebtedness permitted by Section 8.2(h) and
           Section 9.2(h) (so long as such Lien was not incurred in anticipation of the related acquisition); provided that no such Lien incurred in connection with Indebtedness permitted by Section 8.2(h) and Section 9.2(h) shall extend to or cover property of any other Loan Party other than the respective property of the Loan Party so acquired, and the principal amount of the Indebtedness secured by any such Lien shall at no time exceed the principal amount secured on the date of such Second Lien Facility Permitted Acquisition;


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
                      (l) Liens arising by virtue of any statutory or common law provision relating to banker's liens, rights of set off or similar rights with respect to deposit accounts and/or securities accounts; and Liens with respect to a deposit account or securities account in favor of the bank or the securities intermediary (as applicable) where such account is maintained and incurred in connection with the maintenance of such deposit account or securities account in the ordinary course of business (and not securing Indebtedness);

                      (m) Liens on the Aircraft securing the Capital Lease Obligations permitted under Section 9.2(i); and

                      (n) Liens on assets of the Borrower and its Subsidiaries not otherwise permitted by this Section so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to all Loan Parties) $7,500,000 at any one time.

                     9.4 Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that:

                      (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving Person) or with or into any Wholly Owned Subsidiary Guarantor (provided that a Wholly Owned Subsidiary Guarantor shall be the continuing or surviving Person);

                      (b) any Subsidiary of the Borrower may Dispose of all or substantially all of its assets (i) to the Borrower or any Wholly Owned Subsidiary Guarantor (upon voluntary liquidation or otherwise) or (ii) pursuant to a Disposition permitted by Section 9.5, and thereafter may be dissolved; and

                      (c) any Investment expressly permitted by Section 9.8 (other than Investments permitted by Section 9.8(k)) may be structured as a merger, consolidation or amalgamation (provided that a merger, consolidation or amalgamation involving the Borrower will not be permitted unless the Borrower is the surviving or continuing Person).

                     9.5 Disposition of Property. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Subsidiary Guarantor, issue or sell any shares of such Subsidiary Guarantor's Capital Stock to any Person, except:

                      (a) the Disposition of surplus, obsolete or worn out property in the ordinary course of business;

                      (b) Disposition of inventory in the ordinary course of business, including, without limitation, sales of optical fiber, duct and/or conduit (and any related manholes, handholes, vaults, other related appurtenances and facilities and other related property necessary for the use thereof) that is not on a Network Segment and that is constructed or acquired by any Loan Party specifically for sale to one or more customers of any Loan Party;

                      (c) the sale of investment units in undersea cable consortia;

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
                      (d) Dispositions to the Borrower or one or more Wholly Owned Subsidiary Guarantors, including, without limitation, Dispositions permitted by clause (i) of both Section 8.4(b) and
           Section 9.4(b) and transfers of Intellectual Property to Holdings in connection with any Permitted Holdings Activity;

                      (e) the sale or issuance of any Subsidiary's Capital Stock to the Borrower or any Wholly Owned Subsidiary Guarantor and the sale or issuance of the Borrower's Capital Stock to Holdings;

                      (f) Excess Fiber Sales;

                      (g) any Disposition of lit fiber transmission capacity in the ordinary course of business consistent with industry practice that does not involve the transfer of ownership of the underlying fiber optic cable;

                      (h) the Disposition of any of the fiber optic cable described on Schedule 9.5(h); provided that the consideration received for each such asset Disposed of shall not be less than the fair value of such asset at the time of Disposition thereof (and, if the consideration received therefor is equal to or greater than $15,000,000 in a single transaction or a series of related transactions, then the fair value of such asset shall be determined in good faith and approved by the Board of Directors of Holdings);

                      (i) contributions to the capital of and other transfers of assets to any Person to the extent constituting Investments permitted under Section 9.8;

                      (j) the Disposition of property in connection with a Sale Leaseback Transaction permitted under Section 9.11;

                      (k) the Disposition of other property not constituting a sale of all or substantially all the Collateral so long as the proceeds thereof are used to (i) prepay First Lien Facility Loans and to the extent required under Section 2.12, the Second Lien Facility Loans or (ii) to acquire or repair assets useful in the Borrower's business; and (l) the Disposition of property identified on Schedule 9.5(l).

                     9.6 Restricted Payments. Make any Restricted Payments, except that:

                      (a) any Subsidiary may make Restricted Payments to the Borrower or any Wholly Owned Subsidiary Guarantor;

                      (b) so long as no Default or Event of Default shall have occurred and be continuing, the Borrower may pay dividends to Holdings to permit Holdings to purchase Holdings's common stock or common stock options from present or former officers or employees of any of Holdings or its Subsidiaries upon the death, disability or termination of employment of such officer or employee; provided that the aggregate amount of payments under this clause after the date hereof (net of any proceeds received by Holdings and contributed to the Borrower after the date hereof in connection with resales of any common stock or common stock options so purchased) shall not exceed $1,500,000 per annum; and


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                      (c) the Borrower may make payments under the Tax Sharing
           Agreement, as in effect on the Restatement Effective Date.

                     9.7 Consolidated Capital Expenditures. Make or commit to make any Consolidated Capital Expenditure, except Consolidated Capital Expenditures of the Borrower and its Subsidiaries not exceeding, for any fiscal year of Holdings, the amount set forth below opposite such fiscal year:

                Fiscal Year                Consolidated Capital Expenditures
                -----------                ---------------------------------

                   2004                               $120,000,000
                   2005                               $115,000,000
                   2006                               $115,000,000
                   2007                               $115,000,000
                   2008                               $115,000,000
                   2009                               $120,000,000
                   2010                               $130,000,000

; provided, that (i) up to 100% of any such amount that is not expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year only (provided that the amount carried over from any fiscal year may not exceed 50% of the amount of Consolidated Capital Expenditures permitted for such fiscal year) and (ii) Consolidated Capital Expenditures made pursuant to this Section 9.7 during any fiscal year shall be deemed made, first, in respect of amounts permitted for such fiscal year as provided above and, second, in respect of amounts carried over from the prior fiscal year pursuant to clause (i) above.

                     9.8 Investments. Make any Investments, except:

                      (a) extensions of trade credit in the ordinary course of business and Investments received in connection with the bankruptcy of, or in settlement of delinquent accounts or disputes arising in the ordinary course of business with, customers and vendors;

                      (b) Investments in Cash Equivalents;

                      (c) Guaranty Obligations permitted by Section 9.2;

                      (d) loans and advances to employees of any Loan Party in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for all Loan Parties not to exceed $1,500,000 at any one time outstanding;

                      (e) Investments in assets useful in the business of the Borrower and its Subsidiaries made by the Borrower or any of its Subsidiaries with the proceeds of any Reinvestment Deferred Amount;

                      (f) intercompany Investments by any Loan Party in the Borrower or any Person that, prior to such investment, is a Wholly Owned Subsidiary Guarantor;

                      (g) acquisitions by the Borrower or any Wholly Owned Subsidiary Guarantor of all of the outstanding Capital Stock of Persons or of assets constituting an ongoing business (each a "Second Lien Facility Permitted Acquisition") for consideration (including all Indebtedness and contingent liabilities of such Persons or


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
           relating to such assets, but excluding any indemnity obligation thereunder which is not reasonably expected to become an actual liability as of the date of such Second Lien Facility Permitted Acquisition) not to exceed (i) $35,000,000 in the aggregate during any fiscal year of the Borrower and (ii) $125,000,000 in the aggregate during the term of this Agreement; provided that, (A) each such Second Lien Facility Permitted Acquisition is of a Person or ongoing business engaged in business activities (x) conducted principally within the United States and (y) in which the acquiror is permitted to engage pursuant to Section 9.16; (B) any Person so acquired becomes a Guarantor under this Agreement and the other requirements of Section 6.10 and the Security Documents are satisfied within the applicable time periods set forth therein (provided that Foreign Subsidiaries of any Person so acquired will not be required to become Guarantors); (C) no Default or Event of Default has occurred or is continuing both before and after giving effect to such Second Lien Facility Permitted Acquisition and after giving effect to each such Second Lien Facility Permitted Acquisition and all Indebtedness incurred in connection therewith, the Loan Parties shall be in pro forma compliance with the covenants and agreements set forth in this Agreement (including Section 9.1, it being understood that such covenants shall be determined on a Pro Forma Basis as provided in Section 9.1 and that, in addition thereto, for purposes thereof, such Second Lien Facility Permitted Acquisition and all related Indebtedness and liabilities shall be deemed to have been consummated and incurred as of the first day of the most recent four fiscal quarter period for which financial results are available and that all such related Indebtedness shall be deemed outstanding for purposes of such pro forma compliance, and that pro forma adjustments shall be permitted, to the extent permitted in the definition of Pro Forma Basis), as certified by a Responsible Officer; and (D) the Consolidated Leverage Ratio (determined on a Pro Forma Basis) for the immediately preceding prior four fiscal quarters for which financial statements are available (with further pro forma adjustments thereto as provided in clause (C) above) is at least 0.25x lower than the maximum Consolidated Leverage Ratio then permitted with respect to the immediately succeeding fiscal quarter under Section 9.1(a), as certified by a Responsible Officer;

                      (h) Second Lien Facility Permitted Acquisitions by the Borrower or any Wholly Owned Subsidiary Guarantor with consideration financed solely with the proceeds of a concurrent equity contribution by, or equity issuance by the Borrower to, Holdings that is financed by a concurrent equity contribution by, or equity issuance by Holdings to, Leucadia; provided that, (A) each such Second Lien Facility Permitted Acquisition is of a Person or ongoing business engaged in business activities in which the acquiror is permitted to engage pursuant to Section 9.16; (B) any Person so acquired becomes a Guarantor under this Agreement and the other requirements of Section
           6.10 and the Security Documents are satisfied within the applicable time periods set forth therein (provided that Foreign Subsidiaries of Persons so acquired will not be required to become Guarantors); and
           (C) no Default or Event of Default has occurred or is continuing both before and after giving effect to such Second Lien Facility Permitted Acquisition, as certified by a Responsible Officer;

                      (i) Investments existing on the date of this Agreement and disclosed on Schedule 9.8 and any Investments resulting from any stock dividend, splits, recapitalizations or conversions relating thereto;

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
                      (j) Investments by the Borrower or any Subsidiary Guarantor in (i) any of their respective Foreign Subsidiaries and
           (ii) any joint venture; provided that the amount of all Investments made pursuant to this Section 9.8(j) shall not exceed $15,000,000;

                      (k) Investments by the Borrower or any Subsidiary Guarantor in WilTel Aircraft Leasing of amounts necessary or permitted for the conduct by WilTel Aircraft Leasing of the activities permitted under Section 9.16 with respect to WilTel Aircraft Leasing; and

                      (l) an Investment in any Swap Agreement permitted under
           Section 9.12.

                     9.9 Optional Payments and Modifications of Certain Debt Instruments. (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to any Indebtedness permitted by Section 9.2, other than (i) any First Lien Obligations and Second Lien Obligations, (ii) the Capital Lease Obligations referred to in Section 9.2(i) or (iii) prepayment of the OTC Long Term Note Indebtedness solely (x) with the proceeds of Indebtedness permitted under Section 9.2(g)(ii), (iii) or (iv) and (y) on or about the Restatement Effective Date, with the proceeds of the PowerTel Blocked Account; (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Indebtedness permitted by Section 9.2 (other than Indebtedness pursuant to any Loan Document or amendments necessary to permit the prepayment of the Capital Lease Obligations referred to in Section 9.2(i)) that would shorten the maturity or increase the amount of any payment of principal thereof or the rate of interest thereon or shorten any date for payment of interest thereon or that would be otherwise adverse to any Second Lien Facility Lender or any other Second Lien Secured Party; or (c) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the First Lien Facilities, except as permitted by Section 2.24 and Section 14.7(a); or (d) make any payment (whether constituting principal, interest or otherwise and whether voluntary, mandatory or scheduled) on or with respect to Indebtedness permitted under Section 9.2(j) (other than interest paid in kind or which has accreted).

                     9.10 Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than transactions between or among the Borrower and Wholly Owned Subsidiary Guarantors) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of Holdings, the Borrower or any of their respective Subsidiaries, as the case may be, or, in the good faith business judgment of the Borrower, necessary or advisable and (c) upon fair and reasonable terms no less favorable to Holdings, the Borrower or any of their respective Subsidiaries, as the case may be, than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate; provided that this Section 9.10 shall not apply to (i) Restricted Payments permitted under Section 9.6 or (ii) Investments permitted under Section 9.8(i), (j)(i) or (k).

                     9.11 Sale Leaseback Transactions. Enter into any Sale Leaseback Transaction unless, after giving effect thereto, the aggregate outstanding amount of Attributable Debt in respect of all Sale Leaseback Transactions (other than Sale Leaseback Transactions with respect to the property identified on Schedule 9.11) does not exceed $25,000,000.

                     9.12 Swap Agreements. Enter into any Swap Agreement, except
(a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Capital Stock) and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one


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floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary.

                     9.13 Changes in Fiscal Periods. Permit the fiscal year of Holdings, the Borrower or any of their respective Subsidiaries to end on a day other than December 31 or change Holdings's, the Borrower's or any of their respective Subsidiaries' method of determining fiscal quarters.

                     9.14 Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, other than (a) this Agreement, the other Loan Documents and the OTC Long Term Note; (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted by Section 9 (in which case, any prohibition or limitation shall only be effective against the assets financed thereby); (c) customary non-assignment and non-pledge provisions in any lease, license or agreement relating to an IRU or Right of Way or in leases and licenses entered into in the ordinary course of business; (d) any restrictions with respect to a Subsidiary Guarantor imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary Guarantor (to the extent such restrictions relate only to such Subsidiary Guarantor and such Disposition is otherwise permitted under this Agreement); and (e) restrictions contained in Indebtedness permitted under Section 9.2(h) as of the date such Indebtedness is incurred binding only on the Persons or assets acquired in a Second Lien Facility Permitted Acquisition.

                     9.15 Clauses Restricting Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary Guarantor to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary Guarantor held by, or pay any Indebtedness owed to, the Borrower or any Subsidiary Guarantor, (b) make loans or advances to, or other Investments in, the Borrower or any Subsidiary Guarantor or (c) transfer any of its assets to the Borrower or any Subsidiary Guarantor, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents,
(ii) any restrictions with respect to a Subsidiary Guarantor imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary Guarantor (to the extent such restrictions relate only to such Subsidiary Guarantor and such Disposition is otherwise permitted under this Agreement),
(iii) restrictions in Indebtedness constituting Capital Lease Obligations or secured purchase money Indebtedness, to the extent prohibiting transfers of the assets financed with such Indebtedness, (iv) restrictions contained in Indebtedness permitted under Section 9.2(h) as of the date such Indebtedness is incurred binding only on the Persons or assets acquired in a Second Lien Facility Permitted Acquisition and (v) customary restrictions prohibiting transfers referred to in clause (c) above of IRUs or Rights of Way in leases, licenses or agreements relating thereto or prohibiting assignments of leases and licenses entered into in the ordinary course of business.

                     9.16 Conduct of Business; Permitted Holdings Activities; Aircraft Leasing Activities. Enter into any business, either directly or through any Subsidiary, except for the Telecommunications Business and any other businesses in which the Borrower and the Subsidiary Guarantors are engaged on the date of this Agreement or other businesses that are reasonably related thereto. From and after the Restatement Effective Date, Holdings shall not (a) engage in any business other than the Permitted Holdings Activities, the issuance of its Capital Stock and the incurrence of Indebtedness permitted by
Section 8.2 and Section 9.2, or entering into and performing its obligations under and in accordance with the Loan Documents to which it is a party and, in each case, other activities incidental thereto or (b) own any assets other than
(i) any assets acquired or used in connection with, or pursuant to, the Permitted Holdings Activities, (ii) the capital stock of the Borrower and (iii) cash and Cash Equivalents in an amount not to exceed $1,000,000. From and after the Restatement Effective Date, until the occurrence of the WilTel Aircraft


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Leasing Joinder, WilTel Aircraft Leasing shall not (a) engage in any business other than the lease, operation and maintenance of the Aircraft pursuant to and in accordance with the terms of the Aircraft Leases, including the making of lease payments pursuant to the terms thereof, and the acquisition of the Aircraft or (b) own any assets other than assets acquired or used solely in connection with the activities described in clause (a); provided that upon or promptly following any acquisition of the Aircraft, WilTel Aircraft Leasing shall consummate the WilTel Aircraft Leasing Joinder.

                     9.17 Section 9 for the Exclusive Benefit of the Second Lien Facilities. For the avoidance of doubt, the parties to this Agreement hereby agree and acknowledge that the provisions of this Section 9 are for the exclusive benefit of the Second Lien Facility Lenders and the Second Lien Administrative Agent and the Administrative Agent (solely in respect of the Second Lien Facilities) and that the provisions of this Section 9 do not apply to the First Lien Facilities, the First Lien Facility Lenders or the First Lien Administrative Agent in any manner whatsoever.

                    SECTION 10. FIRST LIEN EVENTS OF DEFAULT

                     If any of the following events shall occur and be continuing:

                      (a) the Borrower shall fail to pay any principal of any First Lien Facility Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any First Lien Facility Loan or Reimbursement Obligation, or any other amount (other than amounts relating solely to the Second Lien Facilities) payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

                      (b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

                      (c) any Loan Party shall default in the observance or performance of any agreement contained in Section 6.5(a) (with respect to Holdings and the Borrower only), Section 6.8(a), Section 7 or Section 8 of this Agreement or Section 5.5 or Section 5.7(b) of the Security Agreement; or

                      (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement (other than the agreements set forth in Section 9) or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

                      (e) any Loan Party shall (i) default in making any payment of any principal of any Indebtedness (including the Second Lien Facility Loans and any Guaranty Obligation, but excluding the First Lien Facility Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause,


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           or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due, or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity or (in the case of any such Indebtedness constituting a Guaranty Obligation) to become payable or cash collateral in respect thereof to be demanded; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph
           (e) shall not at any time constitute a First Lien Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness and Guaranty Obligations the outstanding principal amount of which exceeds in the aggregate $20,000,000; or

                      (f) (i) any Loan Party shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Loan Party shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Loan Party any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged, unstayed or unbonded for a period of 60 days; or (iii) there shall be commenced against any Loan Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Group Member shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or
           (iii) above; or (v) any Loan Party shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                      (g) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Group Member or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required First Lien Facility Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Group Member or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required First Lien Facility Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each


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
           case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required First Lien Facility Lenders, reasonably be expected to have a Material Adverse Effect; or

                      (h) one or more judgments or decrees shall be entered against any Loan Party involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $20,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

                      (i) any of the Security Documents shall cease, for any reason (except pursuant to the terms thereof or with the express written consent of the Administrative Agent), to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

                      (j) the guarantees of the Guarantors contained in Section 12 shall cease, for any reason (except pursuant to the terms of this Agreement), to be in full force and effect with respect to Holdings or any Subsidiary Guarantor, or any Loan Party or any Affiliate of any Loan Party shall so assert; or

                      (k) a Change in Control shall occur; or

                      (l) any Loan Party shall terminate or abandon, or a Governmental Authority shall impose a condition or penalty on any Loan Party with respect to, or revoke, any Governmental Approval that could reasonably be expected to result in a Material Adverse Effect; or

                      (m) there shall have occurred any amendment, supplement or modification (pursuant to a waiver or otherwise) or termination of any contract or agreement of any Loan Party that has had or could reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect;

then, and in any such event, (A) if such event is a First Lien Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically (1) each of the First Lien Term Commitment, the New First Lien Term Commitment and the Revolving Commitment shall immediately terminate and (2) the First Lien Facility Loans (with accrued interest thereon) and all other amounts owing (other than amounts relating solely to the Second Lien Facilities) under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other First Lien Event of Default, either or both of the following actions may be taken: (1) with the consent of the Required First Lien Facility Lenders, the Administrative Agent may, or upon the request of the Required First Lien Facility Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments (and any First Lien Term Commitment and New First Lien Term Commitment) to be terminated forthwith, whereupon the Revolving Commitments (and any First Lien Term Commitment and New First Lien Term Commitment) shall immediately terminate; and (2) with the consent of the Required First Lien Facility Lenders, the Administrative Agent may, or upon the request of the Required First Lien Facility Lenders, the Administrative Agent shall, by notice to the Borrower, declare the First Lien Facility Loans (with accrued interest thereon) and all other amounts (other than amounts relating solely to the Second Lien Facilities) owing under this Agreement and the other


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Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section 10, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

                     For the avoidance of doubt, the parties to this Agreement hereby agree and acknowledge that the provisions of this Section 10 are for the exclusive benefit of the First Lien Facility Lenders and the First Lien Administrative Agent and the Administrative Agent (solely in respect of the First Lien Facilities) and that the provisions of this Section 10 do not apply to the Second Lien Facilities, the Second Lien Facility Lenders or the Second Lien Administrative Agent in any manner whatsoever.

                   SECTION 11. SECOND LIEN EVENTS OF DEFAULT

                     If any of the following events shall occur and be continuing:

                      (a) the Borrower shall fail to pay any principal of any Second Lien Facility Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Second Lien Facility Loan, or any other amount (other than amounts relating solely to the First Lien Facilities) payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

                      (b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

                      (c) any Loan Party shall default in the observance or performance of any agreement contained in Section 6.5(a) (with respect to Holdings and the Borrower only), Section 6.8(a) or Section 9 of this Agreement or Section 6.5 or Section 6.7(b) of the Security Agreement; or

                      (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement (other than the agreements set forth in Section 7 or Section 8) or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section and other than obligations owing solely to the First Lien Facility Lenders), and such default shall continue unremedied for a period of 30 days; or


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                      (e) any Loan Party shall (i) default in making any payment of any principal of any Indebtedness (including the First Lien Facility Loans and any Guaranty Obligation, but excluding the Second Lien Facility Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due, or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity or (in the case of any such Indebtedness constituting a Guaranty Obligation) to become payable or cash collateral in respect thereof to be demanded; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph
           (e) shall not at any time constitute a Second Lien Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph
           (e) shall have occurred and be continuing with respect to Indebtedness and Guaranty Obligations the outstanding principal amount of which exceeds in the aggregate $20,000,000; and provided, further, that a default, event or condition described in clause (i),
           (ii) or (iii) of this paragraph (e) relating to the First Lien Facilities shall not constitute a Second Lien Event of Default unless such default, event or condition relating to the First Lien
           Facilities (x) remains uncured or unwaived for a period in excess of 45 days or (y) results in any First Lien Obligations being declared due and payable prior to their stated maturity or not being paid at maturity; or

                      (f) (i) any Loan Party shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Loan Party shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Loan Party any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged, unstayed or unbonded for a period of 60 days; or (iii) there shall be commenced against any Loan Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Group Member shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or
           (iii) above; or (v) any Loan Party shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

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
                      (g) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Group Member or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required First Lien Facility Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Group Member or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Second Lien Facility Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Second Lien Facility Lenders, reasonably be expected to have a Material Adverse Effect; or

                      (h) one or more judgments or decrees shall be entered against any Loan Party involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $20,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

                      (i) any of the Security Documents shall cease, for any reason (except pursuant to the terms thereof or with the express written consent of the Administrative Agent), to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

                      (j) the guarantees of the Guarantors contained in Section 12 shall cease, for any reason (except pursuant to the terms of this Agreement), to be in full force and effect with respect to Holdings or any Subsidiary Guarantor, or any Loan Party or any Affiliate of any Loan Party shall so assert; or

                      (k) any Loan Party shall terminate or abandon, or a Governmental Authority shall impose a condition or penalty on any Loan Party with respect to, or revoke, any Governmental Approval that could reasonably be expected to result in a Material Adverse Effect; or

                      (l) there shall have occurred any amendment, supplement or modification (pursuant to a waiver or otherwise) or termination of any contract or agreement of any Loan Party that has had or could reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect;

then, and in any such event, (A) if such event is a Second Lien Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically (1) each of the Second Lien Commitment and the New Second Lien Commitment shall immediately terminate and (2) the Second Lien Facility Loans (with accrued interest thereon) and all other amounts owing (other than amounts relating solely to the First Lien Facilities) under this


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Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Second Lien Event of Default, either or both of the following actions may be taken: (1) with the consent of the Required Second Lien Facility Lenders, the Administrative Agent may, or upon the request of the Required Second Lien Facility Lenders, the Administrative Agent shall, by notice to the Borrower declare any Second Lien Commitment and New Second Lien Commitment to be terminated forthwith, whereupon any Second Lien Commitment and New Second Lien Commitment shall immediately terminate; and (2) with the consent of the Required Second Lien Facility Lenders, the Administrative Agent may, or upon the request of the Required Second Lien Facility Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Second Lien Facility Loans (with accrued interest thereon) and all other amounts (other than amounts relating solely to the First Lien Facilities) owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section 11, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

                     For the avoidance of doubt, the parties to this Agreement hereby agree and acknowledge that the provisions of this Section 11 are for the exclusive benefit of the Second Lien Facility Lenders and the Second Lien Administrative Agent and the Administrative Agent (solely in respect of the Second Lien Facilities) and that the provisions of this Section 11 do not apply to the First Lien Facilities, the First Lien Facility Lenders or the First Lien Administrative Agent in any manner whatsoever.

                             SECTION 12. GUARANTEES

                     12.1 Guarantees.

                      (a) (i) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the First Lien Administrative Agent, for the ratable benefit of each of the First Lien Facility Lenders, and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the First Lien Obligations and each of the other Obligations (other than the Second Lien Obligations).

                               (ii) Anything herein or in any other Loan
           Document to the contrary notwithstanding, the maximum liability of each Guarantor under this Section 12.1(a) and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 12.2).

                               (iii) Each Guarantor agrees that the aggregate amount of the First Lien Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guaranty contained in this Section 12.1(a) or affecting the rights and remedies of the First Lien Administrative Agent or any First Lien Facility Lender hereunder.

                               (iv) The guaranty contained in this Section
           12.1(a) shall remain in full force and effect until the Discharge of First Lien Obligations, the payment in full, in cash, of all other Obligations (other than Second Lien Obligations), and the obligations of each Guarantor under the guaranty contained in this Section 12.1(a) shall have been satisfied by payment in full, in cash.


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
                               (v) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the First Lien Administrative Agent or any First Lien Facility Lender from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the First Lien Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the First Lien Obligations or any payment received or collected from such Guarantor in respect of the First Lien Obligations), remain liable for the First Lien Obligations up to the maximum liability of such Guarantor hereunder until the Discharge of First Lien Obligations.

                           (b) (i) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Second Lien Administrative Agent, for the ratable benefit of each of the Second Lien Facility Lenders, and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Second Lien Obligations.

                               (ii) Anything herein or in any other Loan
           Document to the contrary notwithstanding, the maximum liability of each Guarantor under this Section 12.1(b) and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 12.2).

                               (iii) Each Guarantor agrees that the aggregate amount of the Second Lien Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guaranty contained in this Section 12.1(b) or affecting the rights and remedies of the Second Lien Administrative Agent or any Second Lien Facility Lender hereunder.

                               (iv) The guaranty contained in this Section
           12.1(b) shall remain in full force and effect until the Discharge of Second Lien Obligations and the obligations of each Guarantor under the guaranty contained in this Section 12.1(b) shall have been satisfied by payment in full, in cash.

                               (v) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Second Lien Administrative Agent or any Second Lien Facility Lender from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Second Lien Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Second Lien Obligations or any payment received or collected from such Guarantor in respect of the Second Lien Obligations), remain liable for the Second Lien Obligations up to the maximum liability of such Guarantor hereunder until the Discharge of Second Lien Obligations.


                                      112
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                     12.2 Right of Contribution. Each Subsidiary Guarantor
hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor's right of contribution shall be subject to the terms and conditions of Section 12.3. The provisions of this
Section 12.2 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Agents and the Lenders, and each Subsidiary Guarantor shall remain liable to the Agents and the Lenders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

                     12.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by any Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of any Agent or any Lender against the Borrower or any other Guarantor or any collateral security or guaranty or right of offset held by any Agent or any Lender for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Agents and the Lenders by the Borrower on account of the Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid in cash to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Agents and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

                     12.4 Amendments, etc. with respect to the Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by any Agent or any Lender may be rescinded by such Agent or such Lender and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Agent or any Lender, and this Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the requisite Agents or Lenders may deem advisable from time to time, and any collateral security, guaranty or right of offset at any time held by any Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither any Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantees contained in this Section 12 or any property subject thereto.

                     12.5 Guarantees Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by any Agent or any Lender upon the guarantees contained in this Section 12 or acceptance of the guarantees contained in this Section 12; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantees contained in this
Section 12; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Agents and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantees contained in this Section 12. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to


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or upon the Borrower or any of the Guarantors with respect to the Obligations.
Each Guarantor understands and agrees that each of the guarantees contained in this Section 12 shall be construed as a continuing, absolute and unconditional guaranty of payment without regard to (a) the validity or enforceability of this Agreement or any other Loan Document, any of the Obligations or any other collateral security therefor or guaranty or right of offset with respect thereto at any time or from time to time held by any Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against any Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of such Guarantor under the guarantees contained in this Section 12, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guaranty for the Obligations or any right of offset with respect thereto, and any failure by any Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guaranty or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guaranty or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Agent or any Lender against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

                     12.6 Reinstatement. The guarantees contained in this
Section 12 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by any Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

                     12.7 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the Funding Office.

                             SECTION 13. THE AGENTS

                     13.1 Appointment and Authority.

                     (a) Each of the First Lien Facility Lenders hereby irrevocably appoints CSFB to act on its behalf as the First Lien Administrative Agent hereunder and under the other Loan Documents and authorizes the First Lien Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the First Lien Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

                     (b) Each of the Second Lien Facility Lenders hereby irrevocably appoints CSFB to act on its behalf as the Second Lien Administrative Agent hereunder and under the other Loan Documents and authorizes the Second Lien Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Second Lien Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

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                     (c) Each of the First Lien Facility Lenders and each of the
Second Lien Facility Lenders hereby irrevocably (i) appoints CSFB to act on their behalf as the Administrative Agent (A) under each of the Mortgages set forth on Schedule 4.19(b) with respect to which amendments will not be delivered on the Restatement Effective Date in accordance with Section 5.1(o)(i), (B) with respect to the provisions of Section 2, Section 3, Section 4, Section 5, Section 6, Section 12 and Section 15, except where otherwise specifically specified or the context otherwise requires and (C) with respect to the other provisions of the Loan Documents equally applicable to all Lenders or that reference or refer to the Administrative Agent, and (ii) authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

                     (d) The provisions of Section 13 are solely for the benefit of each of the Agents, the Lenders and the Issuing Lender, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. Notwithstanding any provision to the contrary elsewhere in this Agreement, none of the Agents shall have any duties or responsibilities to any Lender or any other Person, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any of the Agents.

                     13.2 Delegation of Duties.

                     (a) Each of the Agents may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent. Each of the Agents and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of each of the Agents and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent.

                     (b) Subject to and in accordance with clause (a) of this
Section 13.2, the Administrative Agent may perform duties and act on behalf of each of the First Lien Administrative Agent and the Second Lien Administrative Agent; the First Lien Administrative Agent may perform duties and act on behalf of the Administrative Agent in connection with the First Lien Facilities; and the Second Lien Administrative Agent may perform duties and act on behalf of the Administrative Agent in connection with the Second Lien Facilities.

                     13.3 Exculpatory Provisions. No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, no Agent:

                      (a) shall be subject to any fiduciary or other implied duties, regardless of whether any Default or any Event of Default has occurred and is continuing;

                      (b) shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders, the Required First Lien Facility Lenders or the Required Second Lien Facility Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), as applicable, provided that no Agent shall be required to take any action that, in its opinion or


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           the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law; and

                      (c) shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and no Agent shall be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by any Person serving as an Agent or any of its Affiliates in any capacity.

                     No Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders, the Required First Lien Facility Lenders or the Required Second Lien Facility Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 15.1) or (ii) in the absence of its own gross negligence or willful misconduct.

                     No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default,
(iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent.

                     13.4 Reliance by Agents. Each of the Agents shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each of the Agents also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender, each of the Agents may presume that such condition is satisfactory to such Lender unless such Agent shall have received notice to the contrary from such Lender prior to the making of such Loan or the issuance of such Letter of Credit. Each of the Agents may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Each of the Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. Each of the Agents shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders, the Required First Lien Facility Lenders or the Required Second Lien Facility Lenders (or such other number or percentage of Lenders as shall be provided for herein or in the other Loan Documents) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders (or by the First Lien Facility Lenders or the Second Lien Facility Lenders) against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each of the Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, the Required First Lien Facility Lenders or the Required Second Lien Facility Lenders (or such other number or percentage of Lenders as shall be provided for herein or in the other Loan Documents), and such request and any


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action taken or failure to act pursuant thereto shall be binding upon the First
Lien Facility Lenders, the Second Lien Facility Lenders or all the Lenders and all future holders of the First Lien Facility Loans, the Second Lien Facility Loans or the Loans, in each case, as applicable. The First Lien Administrative Agent (and the Administrative Agent, with respect to actions taken under the First Lien Facility) shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required First Lien Facility Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the First Lien Facility Lenders and all future holders of the First Lien Facility Loans. The Second Lien Administrative Agent (and the Administrative Agent, with respect to actions taken under the Second Lien Facility) shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Second Lien Facility Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Second Lien Facility Lenders and all future holders of the Second Lien Facility Loans.

                     13.5 Notice of Default.

                     (a) The Agents shall not be deemed to have knowledge or notice of the occurrence of any First Lien Default or First Lien Event of Default unless the Administrative Agent has received notice from a First Lien Facility Lender, Holdings or the Borrower referring to this Agreement, describing such First Lien Default or First Lien Event of Default and stating that such notice is a "notice of First Lien default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent and the First Lien Administrative Agent shall take such action with respect to such First Lien Default or First Lien Event of Default as shall be reasonably directed by the Required First Lien Facility Lenders (or, if so specified by this Agreement, the Required Lenders or all Lenders); provided that unless and until the Administrative Agent and the First Lien Administrative Agent shall have received such directions, the Administrative Agent and the First Lien Administrative Agent may (but shall not be obligated to) take such action or refrain from taking such action (subject to the provisions of Section 14), with respect to such First Lien Default or First Lien Event of Default as it shall deem advisable in the best interests of the First Lien Facility Lenders.

                     (b) The Agents shall not be deemed to have knowledge or notice of the occurrence of any Second Lien Default or Second Lien Event of Default unless the Administrative Agent has received notice from a Second Lien Facility Lender, Holdings or the Borrower referring to this Agreement, describing such Second Lien Default or Second Lien Event of Default and stating that such notice is a "notice of Second Lien default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent and the Second Lien Administrative Agent shall take such action with respect to such Second Lien Default or Second Lien Event of Default as shall be reasonably directed by the Required Second Lien Facility Lenders (or, if so specified by this Agreement, the Required Lenders or all Lenders); provided that unless and until the Administrative Agent and the Second Lien Administrative Agent shall have received such directions, the Administrative Agent and the Second Lien Administrative Agent may (but shall not be obligated to) take such action or refrain from taking such action (subject to the provisions of Section 14), with respect to such Second Lien Default or Second Lien Event of Default as it shall deem advisable in the best interests of the Second Lien Facility Lenders.

                     13.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that no Agent nor any of their respective officers, directors, employees, agents, attorneys in fact or affiliates has made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Group Member or any affiliate of a Group Member (including, without limitation, Leucadia), shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance


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upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Group Members and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Group Members and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by such Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Group Member or any affiliate of a Group Member that may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys in fact or affiliates.

                     13.7 Indemnification.

                     (a) Each of the Lenders agrees to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by Holdings, the Borrower or any other Loan Party and without limiting the obligation of Holdings, the Borrower or any other Loan Party to do so, according to its Aggregate Exposure Percentage in effect on the date on which indemnification is sought under this Section 13.7(a) (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, in accordance with its Aggregate Exposure Percentage immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from the Administrative Agent's gross negligence or willful misconduct.

                     (b) Each of the First Lien Facility Lenders agrees to indemnify the First Lien Administrative Agent in its capacity as such (to the extent not reimbursed by Holdings, the Borrower or any other Loan Party) and without limiting the obligation of Holdings, the Borrower or any other Loan Party to do so), according to its Aggregate First Lien Exposure Percentage in effect on the date on which indemnification is sought under this Section 13.7(b) (or, if indemnification is sought after the date upon which the First Lien Term Commitments, the New First Lien Term Commitments and the Revolving Commitments shall have terminated and the First Lien Facility Loans shall have been paid in full, in accordance with its Aggregate First Lien Exposure Percentage immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the First Lien Facility Loans) be imposed on, incurred by or asserted against the First Lien Administrative Agent in any way relating to or arising out of, the First Lien Term Commitments, the New First Lien Term Commitments, the Revolving Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the First Lien Administrative Agent under or in connection with


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any of the foregoing; provided that no First Lien Facility Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from the First Lien Administrative Agent's gross negligence or willful misconduct.

                     (c) Each of the Second Lien Facility Lenders agrees to indemnify the Second Lien Administrative Agent in its capacity as such (to the extent not reimbursed by Holdings, the Borrower or any other Loan Party) and without limiting the obligation of Holdings, the Borrower or any other Loan Party to do so), according to its Aggregate Second Lien Exposure Percentage in effect on the date on which indemnification is sought under this Section 13.7(c) (or, if indemnification is sought after the date upon which the Second Lien Commitments and the New Second Lien Commitments shall have terminated and the Second Lien Facility Loans shall have been paid in full, in accordance with its Aggregate Second Lien Exposure Percentage immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Second Lien Facility Loans) be imposed on, incurred by or asserted against the Second Lien Administrative Agent in any way relating to or arising out of, the Second Lien Commitments, the New Second Lien Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Second Lien Administrative Agent under or in connection with any of the foregoing; provided that no Second Lien Facility Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from the Second Lien Administrative Agent's gross negligence or willful misconduct.

                     (d) The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

                     13.8 Agents in their Individual Capacities. Each Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include each such Person serving as an Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.

                     13.9 Successor Administrative Agent.

                     (a) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank with an office in New York, New York. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring


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Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Secured Parties under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed and such collateral security is assigned to such successor Administrative Agent) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of Section 13 and Section 15.5 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

                     (b) The First Lien Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required First Lien Facility Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank with an office in New York, New York. If no such successor shall have been so appointed by the Required First Lien Facility Lenders and shall have accepted such appointment within 30 days after the retiring First Lien Administrative Agent gives notice of its resignation, then the retiring First Lien Administrative Agent may on behalf of the First Lien Facility Lenders, appoint a successor First Lien Administrative Agent meeting the qualifications set forth above provided that if the First Lien Administrative Agent shall notify the Borrower and the First Lien Facility Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring First Lien Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the First Lien Administrative Agent on behalf of the Secured Parties or the First Lien Facility Lenders under any of the Loan Documents, the retiring First Lien Administrative Agent shall continue to hold such collateral security until such time as a successor First Lien Administrative Agent is appointed and such collateral security is assigned to such successor First Lien Administrative Agent) and (2) all payments, communications and determinations provided to be made by, to or through the First Lien Administrative Agent shall instead be made by or to each First Lien Facility Lender directly, until such time as the Required First Lien Facility Lenders appoint a successor First Lien Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor's appointment as First Lien Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) First Lien Administrative Agent, and the retiring First Lien Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor First Lien Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring First Lien Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of
Section 13 and Section 15.5 shall continue in effect for the benefit of such


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retiring First Lien Administrative Agent, its sub-agents and their respective
Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring First Lien Administrative Agent was acting as First Lien Administrative Agent.

                     (c) The Second Lien Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Second Lien Facility Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank with an office in New York, New York. If no such successor shall have been so appointed by the Required Second Lien Facility Lenders and shall have accepted such appointment within 30 days after the retiring Second Lien Administrative Agent gives notice of its resignation, then the retiring Second Lien Administrative Agent may on behalf of the Second Lien Facility Lenders, appoint a successor Second Lien Administrative Agent meeting the qualifications set forth above provided that if the Second Lien Administrative Agent shall notify the Borrower and the Second Lien Facility Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Second Lien Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Second Lien Administrative Agent on behalf of the Secured Parties or the Second Lien Facility Lenders under any of the Loan Documents, the retiring Second Lien Administrative Agent shall continue to hold such collateral security until such time as a successor Second Lien Administrative Agent is appointed and such collateral security is assigned to such successor Second Lien Administrative Agent) and (2) all payments, communications and determinations provided to be made by, to or through the Second Lien Administrative Agent shall instead be made by or to each Second Lien Facility Lender directly, until such time as the Required Second Lien Facility Lenders appoint a successor Second Lien Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor's appointment as Second Lien Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Second Lien Administrative Agent, and the retiring Second Lien Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Second Lien Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Second Lien Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of
Section 13 and Section 15.5 shall continue in effect for the benefit of such retiring Second Lien Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Second Lien Administrative Agent was acting as Second Lien Administrative Agent.

                     13.10 No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the Sole Bookrunner, the Sole Lead Arranger or the Syndication Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as an Agent or a Lender hereunder.

                      SECTION 14. INTERCREDITOR PROVISIONS

                     14.1 Lien Priorities.

                     (a) Relative Priorities. Notwithstanding the date, manner or order of grant, attachment or perfection of any Second Priority Lien or any First Priority Lien, and notwithstanding any provision of the UCC or any other applicable law or the provisions of any Security Document or any other Loan Document or any other circumstance whatsoever, each of the Second Lien Facility Lenders, the Administrative Agent and the Second Lien Administrative Agent (for itself and on behalf of the other Second Lien Secured Parties), hereby agrees


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that (i) any First Priority Lien now or hereafter held by or for the benefit of any First Lien Secured Party shall be senior in right, priority, operation, effect and all other respects to any and all Second Priority Liens and (ii) any Second Priority Lien now or hereafter held by or for the benefit of any Second Lien Secured Party shall be junior and subordinate in right, priority, operation, effect and all other respects to any and all First Priority Liens. The First Priority Liens shall be and remain senior in right, priority, operation, effect and all other respects to any Second Priority Liens for all purposes, whether or not any First Priority Liens are subordinated in any respect to any other Lien securing any other obligation of the Borrower, any other Loan Party or any other Person.

                     (b) Prohibition on Contesting Liens. Each of the Administrative Agent, the First Lien Facility Lenders, the First Lien Administrative Agent (for itself and on behalf of the other First Lien Secured Parties), the Second Lien Facility Lenders and the Second Lien Administrative Agent (for itself and on behalf of the other Second Lien Secured Parties), agrees that it will not, and hereby waives any right to, contest or support any other person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity or enforceability of any Second Priority Lien or any First Priority Lien, as the case may be; provided that nothing in this Section 14 shall be construed to prevent or impair the rights of the First Lien Administrative Agent or any other First Lien Secured Party to enforce this Section 14. Each of the Administrative Agent and the First Lien Administrative Agent agrees not to voluntarily contractually subordinate its Lien on any Collateral to the Lien of any other holder of Indebtedness of any Loan Party without the prior written consent of the Required Second Lien Facility Lenders; provided that such restriction is not applicable to the OTC Mortgage, Liens on property of a Subsidiary Guarantor acquired in a First Lien Facility Permitted Acquisition, Liens on the Aircraft, Liens securing Indebtedness incurred to finance the acquisition of fixed or capital assets or to refinance Indebtedness incurred solely for such purpose and Liens relating to DIP Financings.

                     (c) No New Liens. The parties hereto agree that, so long as the Discharge of First Lien Obligations has not occurred, none of the Loan Parties shall, or shall permit any of its Subsidiaries to, (i) grant or permit any additional Liens on any asset to secure any Second Lien Obligation unless it has granted, or concurrently therewith grants, a Lien on such asset to secure the First Lien Obligations or (ii) grant or permit any additional Liens on any asset to secure any First Lien Obligations unless it has granted, or concurrently therewith grants, a Lien on such asset to secure the Second Lien Obligations, with each such Lien to be subject to the provisions of this Section
14. To the extent that the provisions of the immediately preceding sentence are not complied with for any reason, without limiting any other right or remedy available to the First Lien Administrative Agent or the other First Lien Secured Parties, each of the Second Lien Facility Lenders and the Second Lien Administrative Agent (for itself and on behalf of the other Second Lien Secured Parties) agrees that any amounts received by or distributed to any Second Lien Secured Party pursuant to or as a result of any Lien granted in contravention of this Section 14.1(c) shall be subject to Section 14.4(b).

                     (d) Common Collateral. Certain Collateral (including the Existing Mortgages designated on Schedule 4.19(b)) is, and may in the future be, held by the Administrative Agent for the benefit of all Lenders. Until the Discharge of First Lien Obligations, the Required First Lien Facility Lenders will have the sole right to enforce or exercise rights or remedies with respect to such Collateral, or direct the Administrative Agent in the enforcement or exercise of rights or remedies with respect thereto, or to commence or join with any other Person (other than the Administrative Agent or the First Lien Administrative Agent) in commencing, or petition for or vote in favor of any resolution for, any action or proceeding with respect to such rights or remedies (including any foreclosure action or proceeding or any Insolvency or Liquidation Proceeding); provided that the Required Second Lien Facility Lenders may enforce or exercise any or all such rights and remedies or commence or petition for or vote in favor of any resolution for, any such action or proceeding, to the extent permitted under Section 14.3(a)(i) following the expiration of the Standstill Period.

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                     (e) Similar Liens; Single Agreements. The parties hereto
acknowledge and agree that it is their intention that the First Lien Collateral and the Second Lien Collateral be identical. In furtherance of the foregoing, the parties hereto agree:

                      (i) to cooperate in good faith in order to determine, upon any request by the First Lien Administrative Agent or the Second Lien Administrative Agent, the specific assets included in the First Lien Collateral and the Second Lien Collateral, the steps taken to perfect the First Priority Liens and the Second Priority Liens thereon and the identity of the parties obligated under the Loan Documents;

                      (ii) that the documents, agreements and instruments creating or evidencing the First Lien Collateral and the First Priority Liens shall be the same documents, agreements and instruments as (or shall be in all material respects the same form as) the documents, agreements and instruments creating or evidencing the Second Lien Collateral and the Second Priority Liens, and, except with respect to Mortgages executed prior to the Restatement Effective Date, shall set forth therein the first priority and second priority nature of the Liens created or evidenced thereunder; and

                      (iii) to the extent that, notwithstanding this Section 14.1(e), the First Lien Collateral and the Second Lien Collateral are not identical, each of the Second Lien Facility Lenders and the Second Lien Administrative Agent (for itself and on behalf of the other Second Lien Secured Parties), agrees that any amounts received by or distributed to any of the Second Lien Secured Parties pursuant to or as a result of Second Priority Liens on assets that are not subject to the First Priority Lien shall be subject to Section 14.4(b).

                     14.2 Enforcement of Rights; Matters Relating to Collateral.

                     (a) Exercise of Rights and Remedies. So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced, the First Lien Administrative Agent and the other First Lien Secured Parties shall have the exclusive right to enforce rights and exercise remedies (including any right of setoff) with respect to the Collateral (including making determinations regarding the release (subject to the terms of Section 14.3(c)), Disposition or restrictions with respect to the Collateral), or to commence or seek to commence any action or proceeding with respect to such rights or remedies (including any foreclosure action or proceeding or any Insolvency or Liquidation Proceeding), in each case, without any consultation with or the consent of the Second Lien Administrative Agent or any other Second Lien Secured Party; provided that, notwithstanding the foregoing, (i) in any Insolvency or Liquidation Proceeding, the Second Lien Administrative Agent may file a proof of claim or statement of interest with respect to the Second Lien Obligations; (ii) the Second Lien Administrative Agent may take any action to preserve or protect the validity and enforceability of the Second Priority Liens (provided that no such action is, or could reasonably be expected to be, (A) adverse to the First Priority Liens or the rights of the First Lien Administrative Agent or any other First Lien Secured Party to exercise remedies in respect thereof or (B) otherwise inconsistent with the terms of this Section 14, including the automatic release of Second Priority Liens provided in Section 14.3(c)); (iii) the Second Lien Secured Parties may file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Secured Parties, including any claims secured by the Collateral, or otherwise make any agreements or file any motions pertaining to the Second Lien Obligations, in each case, to the extent not inconsistent with the terms of this Section 14; (iv) the Second Lien Secured Parties may exercise rights and remedies as unsecured creditors, as provided in Section 14.3(b); and (v) subject to Section 14.3(a), the Second Lien Administrative Agent and the other Second


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Lien Secured Parties may enforce any of their rights and exercise any of their remedies with respect to the Collateral after the termination of the Standstill Period (the actions described in this proviso being referred to herein as the "Second Lien Permitted Actions"). Except for the Second Lien Permitted Actions, unless and until the Discharge of First Lien Obligations has occurred, the sole right of the Second Lien Administrative Agent and the other Second Lien Secured Parties with respect to the Collateral shall be to receive a share of the proceeds of the Collateral, if any, after the Discharge of First Lien Obligations has occurred and in accordance with the Loan Documents and applicable law.

                     (b) In exercising rights and remedies with respect to the Collateral, the First Lien Administrative Agent and the other First Lien Secured Parties may enforce the provisions of the Loan Documents related to or securing the First Lien Facilities and exercise remedies thereunder, all in such order and in such manner as they may determine in their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to Dispose of Collateral upon foreclosure, to incur expenses in connection with any such Disposition and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code, the Bankruptcy Code or any other Bankruptcy Law. The First Lien Administrative Agent agrees to provide at least five days' prior written notice to the Second Lien Administrative Agent of its intention to foreclose upon or Dispose of any Collateral.

                     (c) Each of the Second Lien Facility Lenders and the Second Lien Administrative Agent (for itself and on behalf of the other Second Lien Secured Parties), hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Security Document or any other Loan Document shall be deemed to restrict in any way the rights and remedies of the First Lien Administrative Agent or the other First Lien Secured Parties with respect to the Collateral as set forth in this Section 14 (including, without limitation, and subject to the provisions of Section 14.3(c)) and the other Loan Documents.

                     14.3 No Interference.

                     (a) Each of the Second Lien Facility Lenders and the Second Lien Administrative Agent (for itself and on behalf of the other Second Lien Secured Parties), agrees that, whether or not any Insolvency or Liquidation Proceeding has been commenced, the Second Lien Secured Parties:

                      (i) will not, so long as the Discharge of First Lien Obligations has not occurred, (A) enforce or exercise, or seek to enforce or exercise, any rights or remedies (including any right of setoff) with respect to any Collateral (including the enforcement of any right under any lockbox agreement, account control agreement, landlord waiver or bailee's letter or any similar agreement or arrangement to which the Second Lien Administrative Agent or any other Second Lien Secured Party is a party) or (B) commence or join with any person (other than the Administrative Agent and the First Lien Administrative Agent) in commencing, or petition for or vote in favor of any resolution for, any action or proceeding with respect to such rights or remedies (including any foreclosure action or proceeding or any Insolvency or Liquidation Proceeding); provided that the Second Lien Administrative Agent may enforce or exercise any or all such rights and remedies, or commence or petition for any such action or proceeding, after a period of 180 days has elapsed since the date on which the Second Lien Administrative Agent has delivered to the First Lien Administrative Agent written notice of the existence of a Second Lien Event of Default, so long as such Second Lien Event of Default has not been cured or waived and is continuing since the date of such notice (the "Standstill Period"); provided, further, that (I) notwithstanding the expiration of the Standstill Period or anything herein to the contrary, in no event shall the Second Lien Administrative Agent or any other Second Lien Secured


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           Party enforce or exercise any rights or remedies with respect to any
           Collateral, or commence or petition for any such action or proceeding, if the First Lien Administrative Agent or any other First Lien Secured Party is diligently pursuing in good faith the enforcement or exercise of their rights or remedies with respect to a material portion of the Collateral or any such action or proceeding (prompt written notice thereof to be given to the Second Lien Administrative Agent) and (II) in the event that the Second Lien Secured Parties (or the Second Lien Administrative Agent on behalf of the Second Lien Secured Parties) have commenced any actions to enforce the Second Lien Administrative Agent's Lien on any Collateral to the extent permitted hereunder and are diligently pursuing such actions, neither the First Lien Administrative Agent nor any First Lien Secured Party shall take any action of a similar nature with respect to such Collateral;

                      (ii) will not contest, protest or object to any foreclosure action or proceeding brought by the First Lien Administrative Agent or any other First Lien Secured Party, or any other enforcement or exercise by any First Lien Secured Party of any rights or remedies relating to the Collateral under the Loan Documents or otherwise, so long as Second Priority Liens attach to the proceeds thereof subject to the relative priorities set forth in
           Section 14.1(a);

                      (iii) subject to the Second Lien Secured Parties' rights under clause (i) above, will not object to the forbearance by the First Lien Administrative Agent or the other First Lien Secured Parties from commencing or pursuing any foreclosure action or proceeding or any other enforcement or exercise of any rights or remedies with respect to any of the Collateral;

                      (iv) will not, so long as the Discharge of First Lien Obligations has not occurred and except for Second Lien Permitted Actions, take or receive any Collateral, or any proceeds thereof or payment with respect thereto, in connection with the exercise of any right or remedy (including any right of setoff) with respect to any Collateral or in connection with any insurance policy award or any condemnation award (or deed in lieu of condemnation);

                      (v) will not, except for Second Lien Permitted Actions, take any action that would, or could reasonably be expected to, hinder, in any manner, any exercise of remedies of any First Lien Secured Party under the Loan Documents, including any Disposition of any Collateral, whether by foreclosure or otherwise;

                      (vi) will not, except for Second Lien Permitted Actions, object to the manner in which the First Lien Administrative Agent or any other First Lien Secured Party may seek to enforce or collect the First Lien Obligations or the First Priority Liens, regardless of whether any action or failure to act by or on behalf of the First Lien Administrative Agent or any other First Lien Secured Party is, or could be, adverse to the interests of the Second Lien Secured Parties, and will not assert, and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshalling or, provided the First Lien Administrative Agent or such other First Lien Secured Party conducts such enforcement or collection actions in a commercially reasonable manner, appraisal, valuation or other similar right that may be available under applicable law with respect to the Collateral or any similar rights a junior secured creditor may have under applicable law; and


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                      (vii) will not attempt, directly or indirectly, whether by judicial proceeding or otherwise, to challenge or question the validity or enforceability of any First Lien Obligation or any provisions of any Loan Document (other than provisions related solely to the Second Lien Facilities), or the validity or enforceability of the priorities, rights or obligations established by this Section 14.

                     (b) Rights as Unsecured Creditors. The Second Lien Administrative Agent and the other Second Lien Secured Parties may, in accordance with the terms of the Loan Documents and applicable law, exercise against the Borrower and any Guarantor rights and remedies as unsecured creditors. Nothing in this Section 14 shall prohibit the receipt by the Second Lien Administrative Agent or any other Second Lien Secured Party of the required payments of principal, premium, interest, fees and other amounts due under and in accordance with the terms of the Loan Documents so long as such receipt is not the direct or indirect result of the enforcement or exercise by the Second Lien Administrative Agent or any other Second Lien Secured Party of rights or remedies as a secured creditor (including any right of setoff) or enforcement in contravention of this Section 14 of any Second Priority Lien.

                     (c) Automatic Release of Second Priority Liens. If, in connection with (i) any Disposition of any Collateral (other than as provided in clause (ii)) permitted under the terms of the Loan Documents the First Lien Administrative Agent (for itself and on behalf of the other First Lien Secured Parties) releases any of the First Priority Liens, other than any such release granted (A) in connection with the Discharge of First Lien Obligations or (B) after the occurrence and during the continuance of a Second Lien Event of Default, or (ii) the enforcement or exercise of any rights or remedies with respect to the Collateral during the existence of any First Lien Event of Default, including any Dispositions of the Collateral, the First Lien Administrative Agent (for itself and on behalf of the other First Lien Secured Parties) releases any of the First Priority Liens, other than any such release granted (A) in connection with the Discharge of First Lien Obligations or (B) in connection with the foreclosure, sale, transfer or other disposition of all or substantially all of the Collateral, then, in each such case, the Second Priority Liens on such Collateral shall be automatically, unconditionally and simultaneously released, and the Second Lien Administrative Agent shall, for itself and on behalf of the other Second Lien Secured Parties, promptly execute and deliver to the First Lien Administrative Agent or the relevant Loan Party such termination statements, releases and other documents as the First Lien Administrative Agent or such Loan Party may reasonably request to effectively confirm such release; provided that, in the case of a Disposition of Collateral (other than any such Disposition in connection with the enforcement or exercise of any rights or remedies with respect to the Collateral), the Second Priority Liens shall not be so released if such Disposition is not otherwise permitted under Section 9.5; and provided, further, that if the Aggregate First Lien Exposure of all First Lien Facility Lenders shall be less than 30% of the sum of
(I) the Aggregate First Lien Exposure of all First Lien Facility Lenders plus
(II) the Aggregate Second Lien Exposure of all Second Lien Facility Lenders, any release of Second Priority Liens pursuant to clause (ii) above shall require the consent of Lenders representing in the aggregate more than 50% of the sum of (x) the Aggregate First Lien Exposure of all First Lien Facility Lenders plus (y) the Aggregate Second Lien Exposure of all Second Lien Facility Lenders. Until the Discharge of First Lien Obligations occurs, each of the Second Lien Facility Lenders and the Second Lien Administrative Agent (for itself and on behalf of each other Second Lien Secured Party), hereby appoints the First Lien Administrative Agent, and any officer or agent of the First Lien Administrative Agent, with full power of substitution, as the attorney-in-fact of each Second Lien Secured Party for the purpose of carrying out the provisions of this
Section 14.3(c) and taking any action and executing any instrument that the First Lien Administrative Agent may deem necessary or advisable to accomplish the purposes of this Section 14.3(c) (including any endorsements or other instruments of transfer or release), which appointment is irrevocable and coupled with an interest; provided that unless the First Lien Secured Parties reasonably believe that they would be materially and adversely affected as a result thereof, the First Lien Administrative Agent will not be entitled to exercise such power of attorney to execute and deliver a release or other


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document or instrument of transfer unless the Second Lien Administrative Agent shall have been requested to execute and deliver such release or other document or instrument of transfer and shall not have done so within five (5) Business Days of its receipt of such request. This Section 14.3(c) shall also be applicable in connection with actions taken by the Administrative Agent with respect to Collateral held by it for the benefit of all Secured Parties, and shall permit the Administrative Agent to release Liens on such Collateral to the same extent as the Second Priority Liens on such Collateral would otherwise be required to be released by the Second Lien Administrative Agent if such Liens were granted directly to the Second Lien Administrative Agent.

                     (d) Insurance and Condemnation Awards. After the occurrence and during the continuance of a First Lien Event of Default, so long as the Discharge of First Lien Obligations has not occurred, the First Lien Administrative Agent and the other First Lien Secured Parties shall have the exclusive right, subject to the rights of the Loan Parties under the Loan Documents, to settle and adjust claims in respect of Collateral under policies of insurance and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation, in respect of the Collateral. After the occurrence and during the continuance of a First Lien Event of Default, all proceeds of any such policy and any such award, or any payments with respect to a deed in lieu of condemnation, shall (i) first, prior to the Discharge of First Lien Obligations and subject to the rights of the Loan Parties under the Loan Documents, be paid to the First Lien Administrative Agent for the benefit of First Lien Secured Parties pursuant to the terms of the Loan Documents, (b) second, after the Discharge of First Lien Obligations and subject to the rights of the Loan Parties under the Loan Documents, be paid to the Second Lien Administrative Agent for the benefit of the Second Lien Secured Parties pursuant to the terms of the Loan Documents, and (c) third, if no Second Lien Obligations are outstanding, be paid to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. Until the Discharge of First Lien Obligations has occurred, if the Second Lien Administrative Agent or any other Second Lien Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment, it shall transfer and pay over such proceeds to the First Lien Administrative Agent in accordance with Section 14.4(b).

                     14.4 Payments.

                     (a) Application of Proceeds. So long as the Discharge of First Lien Obligations has not occurred, any Collateral or proceeds thereof received by the First Lien Administrative Agent in connection with any Disposition of, or collection on, such Collateral upon the enforcement or exercise of any right or remedy (including any right of setoff) shall be applied by the First Lien Administrative Agent to the First Lien Obligations in such order as is specified in Section 7.5 of the Security Agreement. Upon the Discharge of First Lien Obligations, the First Lien Administrative Agent shall deliver to the Second Lien Administrative Agent any remaining Collateral and any proceeds thereof then held by it in the same form as received, together with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Second Lien Administrative Agent to the Second Lien Obligations in such order as is specified in the Security Agreement. The provisions of this Section 14.4(a) shall equally apply to any Collateral or such proceeds held by the Administrative Agent, for the benefit of all Lenders, which shall be applied to the First Lien Obligations in such order as is specified in the Security Agreement, until the Discharge of First Lien Obligations, and thereafter, to the Second Lien Obligations as specified in Section 8.5 of the Security Agreement.

                     (b) Payment Over. So long as the Discharge of First Lien Obligations has not occurred, any Collateral, or any proceeds thereof or payment with respect thereto (together with assets or proceeds subject to Liens referred to in the final sentence of Section 14.1(c)), received by the Second Lien Administrative Agent or any other Second Lien Secured Party in connection with the exercise of any right or remedy (including any right of setoff) with respect to the Collateral, or in connection with any insurance policy claim or any


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condemnation award (or deed in lieu of condemnation), in contravention of this
Section 14 shall be segregated and held in trust and forthwith transferred or paid over to the First Lien Administrative Agent for the benefit of the First Lien Secured Parties in the same form as received, together with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. Until the Discharge of First Lien Obligations occurs, each of the Second Lien Facility Lenders and the Second Lien Administrative Agent (for itself and on behalf of each other Second Lien Secured Party), hereby appoints the First Lien Administrative Agent, and any officer or agent of the First Lien Administrative Agent, with full power of substitution, the attorney-in-fact of each Second Lien Secured Party for the purpose of carrying out the provisions of this Section 14.4(b) and taking any action and executing any instrument that the First Lien Administrative Agent may deem necessary or advisable to accomplish the purposes of this Section 14.4(b), which appointment is irrevocable and coupled with an interest.

                     14.5 Bailment and Sub-Agency for Perfection of Certain Security Interests.

                     (a) Each of the First Lien Facility Lenders and the First Lien Administrative Agent (for itself and on behalf of each other First Lien Secured Party) agrees that if the First Lien Administrative Agent shall at any time hold a First Priority Lien on any Collateral that can be perfected by the possession or control of such Collateral or of any account in which such Collateral is held, and if such Collateral or any such account is in fact in the possession or under the control of the First Lien Administrative Agent, or of agents or bailees of the First Lien Administrative Agent (such Collateral being referred to herein as the "Pledged or Controlled Collateral"), the First Lien Administrative Agent shall, solely for the purpose of perfecting the Second Priority Liens granted under the Loan Documents and subject to the terms and conditions of this Section 14.5, also hold such Pledged or Controlled Collateral as bailee for the Second Lien Administrative Agent, to the extent the Second Lien Administrative Agent does not otherwise have possession or control thereof.

                     (b) So long as the Discharge of First Lien Obligations has not occurred, the First Lien Administrative Agent shall be entitled to deal with the Pledged or Controlled Collateral in accordance with and subject to the terms of this Section 14 and the other First Lien Loan Documents as if the Second Priority Liens did not exist. The obligations and responsibilities of the First Lien Administrative Agent to the Second Lien Administrative Agent and the other Second Lien Secured Parties under this Section 14.5 shall be limited solely to holding or controlling the Pledged or Controlled Collateral as bailee in accordance with this Section 14.5. Without limiting the foregoing, the First Lien Administrative Agent shall have no obligation or responsibility to ensure that any Pledged or Controlled Collateral is genuine or owned by any of the Loan Parties. The First Lien Administrative Agent acting pursuant to this Section
14.5 shall not, by reason of this Agreement, any other Loan Document or any other document, have a fiduciary relationship in respect of any other First Lien Secured Party, the Second Lien Administrative Agent or any other Second Lien Secured Party.

                     (c) Upon the Discharge of First Lien Obligations, the First Lien Administrative Agent shall transfer the possession and control of the Pledged or Controlled Collateral, together with any necessary endorsements but without recourse or warranty, (i) if the Second Lien Obligations are outstanding at such time, to the Second Lien Administrative Agent, and (ii) if no Second Lien Obligations are outstanding at such time, to the Borrower, in each case so as to allow such person to obtain possession and control of such Pledged or Controlled Collateral. In connection with any transfer under clause (i) of the immediately preceding sentence, the First Lien Administrative Agent agrees to take all actions in its power as shall be reasonably requested by the Second Lien Administrative Agent to permit the Second Lien Administrative Agent to obtain, for the benefit of the Second Lien Secured Parties, a first priority, perfected security interest in the Pledged or Controlled Collateral.


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                     14.6 Insolvency or Liquidation Proceedings.

                     (a) Finance and Sale Matters.

                      (i) Until the Discharge of First Lien Obligations has occurred, each of the Second Lien Facility Lenders and the Second Lien Administrative Agent (for itself and on behalf of the other Second Lien Secured Parties), agrees that, in the event of any Insolvency or Liquidation Proceeding, the Second Lien Secured
           Parties:

                                 (A) will not oppose or object to the use of any
                      Collateral constituting cash collateral under Section 363 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, unless the First Lien Secured Parties, or a representative authorized by the First Lien Secured Parties, shall oppose or object to such use of cash collateral;

                                 (B) will not oppose or object to any
                      post-petition financing provided by any First Lien Secured Party or any Affiliate of any First Lien Secured Party, under Section 364 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law (a "DIP Financing"), unless (I) the First Lien Secured Parties, or a representative authorized by the First Lien Secured Parties, shall then oppose or object to such DIP Financing or (II) the aggregate principal amount of loans and letter of credit accommodations outstanding under such DIP Financing, together with the aggregate principal amount of the pre-petition First Lien Obligations, exceeds the Maximum First Lien Obligations Amount; and

                                 (C) except to the extent permitted by
                      subparagraph (ii) of this Section 14.6(a), in connection with the use of cash collateral as described in clause (A) above or a DIP Financing, will not request adequate protection or any other relief in connection with such use of cash collateral or DIP Financing.

                      (ii) Each of the Second Lien Facility Lenders and the Second Lien Administrative Agent (for itself and on behalf of the other Second Lien Secured Parties), agrees that no Second Lien Secured Party shall contest, or support any other Person in contesting, (A) any request by the First Lien Administrative Agent or any other First Lien Secured Party for adequate protection or (B) any objection, based on a claim of a lack of adequate protection, by the First Lien Administrative Agent or any other First Lien Secured Party to any motion, relief, action or proceeding. Notwithstanding the immediately preceding sentence, if, in connection with any DIP Financing, any First Lien Secured Party is granted adequate protection in the form of additional collateral or a replacement lien or superpriority claims, then the Second Lien Administrative Agent (for itself and on behalf of the other Second Lien Secured Parties), may seek or accept adequate protection consisting solely of (A) replacement liens or additional collateral, which Liens will be subordinated to the First Priority Liens and the Liens securing the DIP Financing and all obligations related thereto ("DIP Financing Liens") on the same basis as the other Second Priority Liens are subordinated to the First Priority Liens under this Section 14 and
           (B) superpriority claims junior in all respects to the superpriority claims granted to the First Lien Administrative Agent or any other First Lien Secured Party. In addition to the foregoing, if the First Lien Secured Parties (or any subset thereof) are granted adequate protection which provides for the current payment in full of interest on the First Lien Facility Loans and payment of the First Lien Secured Parties' fees and expenses, then in connection with any such


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           DIP Financing, the Second Lien Administrative Agent (for itself and on behalf of the other Second Lien Secured Parties) may seek or accept adequate protection in connection with any such DIP Financing which provides solely for the payment of interest on the Second Lien Facility Loans and the payment of the Second Lien Secured Parties' fees and expenses.

                      (iii) Notwithstanding the foregoing, (A) the Second Lien Secured Parties may object to any DIP Financing that purports to govern or control the provisions or content of a plan of reorganization of any Loan Party, other than providing for satisfaction in full in cash of the DIP Financing on or prior to the effective date of such plan of reorganization and (B) nothing herein shall prohibit the Second Lien Secured Parties from proposing any alternative DIP Financing to any Loan Party or the relevant bankruptcy court.

                     (b) Relief from the Automatic Stay. Each of the Second Lien Facility Lenders and the Second Lien Administrative Agent (for itself and on behalf of the other Second Lien Secured Parties), agrees that, so long as the Discharge of First Lien Obligations has not occurred, no Second Lien Secured Party shall, without the prior written consent of the Required First Lien Facility Lenders, seek or request relief from or modification of the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of any part of the Collateral, any proceeds thereof or any Second Priority Lien.

                     (c) Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of both the First Lien Obligations and the Second Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same assets or property, the provisions of this Section 14 will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

                     (d) Post-Petition Interest.

                      (i) Each of the Second Lien Facility Lenders and the Second Lien Administrative Agent (for itself and on behalf of the other Second Lien Secured Parties), agrees that no Second Lien Secured Party shall oppose or seek to challenge any claim by the First Lien Administrative Agent or any other First Lien Secured Party for allowance in any Insolvency or Liquidation Proceeding of First Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the First Priority Liens (it being understood and agreed that such value shall be determined without regard to the existence of the Second Priority Liens on the Collateral or the Second Lien Obligations).

                      (ii) Each of the First Lien Facility Lenders and the First Lien Administrative Agent (for itself and on behalf of the other First Lien Secured Parties), agrees that no First Lien Secured Party shall oppose or seek to challenge any claim by the Second Lien Administrative Agent or any other Second Lien Secured Party for allowance in any Insolvency or Liquidation Proceeding of Second Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Second Priority Liens (it being understood and agreed that such value shall be determined taking into account the First Priority Liens on the Collateral).


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                     (e) Separate Classes. Each of the Second Lien Facility
Lenders, the Second Lien Administrative Agent (for itself and on behalf of the other Second Lien Secured Parties), the First Lien Facility Lenders, the First Lien Administrative Agent (for itself and on behalf of the other First Lien Secured Parties), the Administrative Agent, the Borrower, Holdings and the other Loan Parties irrevocably acknowledges and agrees that (i) the claims and interests of the First Lien Secured Parties and the Second Lien Secured Parties are not "substantially similar" within the meaning of Section 1122 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, (ii) the grants of the First Priority Liens and the grants of the Second Priority Liens constitute two separate and distinct grants of Liens (other than Liens granted in respect of the existing Mortgages for which Mortgage Amendments shall not be delivered in accordance with Section 5.1(o)(i) or Section 6.11), (iii) the First Lien Secured Parties rights in the Collateral are fundamentally different from the Second Lien Secured Parties' rights in the Collateral and
(iv) as a result of the foregoing, among other things, the First Lien Obligations and the Second Lien Obligations must be separately classified in any plan of reorganization proposed or adopted in any Insolvency or Liquidation Proceeding. Each of the Loan Parties, the Administrative Agent, the First Lien Administrative Agent, the First Lien Secured Parties, the Second Lien Administrative Agent and the Second Lien Secured Parties further irrevocably acknowledges and agrees that the First Lien Secured Parties and the Second Lien Secured Parties shall in all respects be deemed to be, and shall vote as, separate classes of creditors in connection with any Insolvency or Liquidation Proceeding, including, without limitation, for purposes of determining the allowance of any claim by the First Lien Administrative Agent or any other First Lien Secured Party for First Lien Obligations consisting of post-petition interest, fees or expenses and with respect to voting on any plan of reorganization or similar dispositive restructuring plan with respect to any Loan Party.

                     14.7 Other Agreements.

                     (a) Matters Relating to Loan Documents.

                      (i) Subject to the provisions of Section 15.1, the provisions of the Loan Documents related to the First Lien Facilities may be amended, restated supplemented or otherwise modified in accordance with their terms, and new Loan Documents related to the First Lien Facilities may be entered into (any of the foregoing, a "First Lien Loan Documents Modification" and such amended, restated, supplemented or otherwise modified First Lien Facilities, "Modified First Lien Facilities"), and the Indebtedness under the First Lien Facilities may be Refinanced (such Refinanced First Lien Facilities, "Refinanced First Lien Facilities"), in each case, without the consent of any Second Lien Secured Party (except as required under Section 15.1); provided that no such First Lien Loan Documents Modification or Refinancing shall (A) result in the sum of (I) the aggregate principal amount of loans outstanding under such Modified First Lien Facilities or Refinanced First Lien Facilities, plus (II) the unused portion of the revolving commitments under such Modified First Lien Facilities or Refinanced First Lien Facilities, plus (III) the aggregate face amount of all letters of credit issued or deemed issued and outstanding under such Modified First Lien Facilities or Refinanced First Lien Facilities, plus (IV) the aggregate amount of any new term loan commitments that may be established at the request of the Borrower under the Modified First Lien Facilities or Refinanced First Lien Facilities (in the case of each of the foregoing clauses (I), (II), (III) and (IV), as determined after giving effect to such First Lien Loan Documents Modification or Refinancing) exceeding the sum of (v) the aggregate principal amount of outstanding First Lien Facility Loans, plus (w) the unused portion of the Revolving Commitments, plus (x) the aggregate face amount of all Letters of Credit issued or deemed issued and outstanding, plus
           (y) if the OTC Long Term Note is then outstanding, the amount of First Lien Facility Loans permitted under Section 9.2(g) (for the purposes set forth therein) (in the case of each the foregoing


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           clauses (v), (w), (x) and (y), as determined immediately prior to such First Lien Loan Documents Modification or Refinancing), plus (z) an amount that, for all such First Lien Loan Documents Modifications and Refinancings, does not exceed $5,000,000 in the aggregate, (B) set the "Applicable Margin" or similar component of the interest rate under such Modified First Lien Facilities or Refinanced First Lien Facilities in a manner that would result in the total yield on Indebtedness thereunder to exceed by more than 4.00% per annum the maximum total yield on Indebtedness under the First Lien Facilities as in effect on the Restatement Effective Date (excluding (I) increases resulting from the accrual of interest at the default rate and (II) increases attributable to changes in the Eurodollar Base Rate or the ABR) or (C) set the scheduled maturity of any Modified First Lien Facility or any Refinanced First Lien Facility beyond the scheduled maturity of the Second Lien Facilities; and provided, further, that the holders of the Indebtedness resulting from such Refinancing, or a duly authorized agent on their behalf, agree in writing to be bound by the terms of this Section 14.

                      (ii) Subject to the provisions of Section 15.1, without the prior written consent of the Required First Lien Facility Lenders, no provision of the Loan Documents may be amended, supplemented or otherwise modified, and no new Loan Documents related to the Second Lien Facilities may be entered into (any of the foregoing, a "Second Lien Loan Documents Modification" and such amended, supplemented or otherwise modified First Lien Facilities, "Modified Second Lien Facilities"), to the extent such Second Lien Loan Documents Modification would (A) contravene the provisions of this Section 14, (B) set the "Applicable Margin" or similar component of the interest rate under the Modified Second Lien Facilities in a manner that would result in the total yield on Indebtedness thereunder to exceed by more than 3.00% per annum the total yield on Indebtedness under the Second Lien Facilities as in effect on the Restatement Effective Date (excluding (I) increases resulting from the accrual of interest at the default rate and (II) increases attributable to changes in the Eurodollar Base Rate or the ABR), (C) set to dates earlier than those under the Second Lien Facilities any scheduled dates for payment of principal or of interest on Indebtedness under the Modified Second Lien Facilities, (D) change any default or event of default provisions set forth under the Second Lien Facilities in a manner adverse to the First Lien Secured Parties, (E) change the redemption or prepayment provisions set forth under the Second Lien Facilities in a manner adverse to the First Lien Secured Parties, (F) change the Collateral other than as specifically provided by this Section 14 or (G) otherwise increase the obligations of the Borrower or the other Loan Parties thereunder or confer additional rights on the Second Lien Secured Parties in a manner adverse to the First Lien Secured Parties (provided that New Second Lien Loans permitted under Section 2.25 and Section 8.2(g) shall not be prohibited by this clause (ii)).

                      (iii) In the event that the First Lien Administrative Agent or the other First Lien Secured Parties and the relevant Loan Party enter into any amendment, modification, waiver or consent in respect of any of the Security Documents related to the First Lien Facilities, then such amendment, modification, waiver or consent shall apply automatically to any comparable provisions of the applicable Security Documents related to the Second Lien Facilities, in each case, without the consent of any Second Lien Secured Party and without any action by the Second Lien Administrative Agent, the Borrower or any other Loan Party, provided, that (A) no such amendment, modification, waiver or consent shall (I) remove assets subject to the Second Priority Liens or release any such Liens, except to the extent that such release is permitted or required by


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           Section 14.3(c) and provided that there is a concurrent release of the corresponding First Priority Liens, (II) amend, modify or otherwise affect the rights or duties of the Second Lien Administrative Agent without its prior written consent or (III) permit Liens on the Collateral (other than DIP Financing Liens) which are not otherwise permitted under the terms of the Loan Documents and
           (B) notice of such amendment, modification waiver or consent shall have been given to the Second Lien Administrative Agent no later than the tenth Business Day following the effective date of such amendment, modification, waiver or consent.

                     (b) Effect of Refinancing of Indebtedness under First Lien Facilities. If, substantially contemporaneously with the Discharge of First Lien Obligations, the Borrower Refinances Indebtedness outstanding under the First Lien Facilities (which may be pursuant to additional tranches or replacement tranches of Loans made under this Agreement) and provided that (i) such Refinancing is permitted hereby and (ii) the Borrower gives to the Second Lien Administrative Agent, at least ten (10) Business Days prior to such Refinancing, written notice (the "Refinancing Notice") electing the application of the provisions of this Section 14.7(b) to such Refinancing Indebtedness, then (A) such Discharge of First Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement and the other Loan Documents,
(B) such Refinancing Indebtedness and all other obligations under the Loan Documents evidencing such Indebtedness (the "Refinancing First Lien Obligations") shall automatically be treated as First Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, (C) the credit agreement and the other loan documents evidencing such Refinancing Indebtedness (which may be an amendment and restatement of this Agreement and other Loan Documents) (the "New First Lien Loan Documents") shall automatically be treated as the Loan Documents and, in the case of New First Lien Loan Documents that are security documents, as Security Documents for all purposes of this Agreement (iv) the administrative agent under the New First Lien Loan Documents (the "Refinancing First Lien Administrative Agent") shall be deemed to be the First Lien Administrative Agent for all purposes of this Agreement. Upon receipt of a Refinancing Notice, which notice shall include the identity of the Refinancing First Lien Administrative Agent, the Second Lien Administrative Agent (on behalf of itself and the Second Lien Secured Parties) shall promptly enter into such documents and agreements (including amendments or supplements to this Section 14 and amendments or restatements of the Loan Documents) as the Borrower or such Refinancing First Lien Administrative Agent may reasonably request in order to provide to the Refinancing First Lien Administrative Agent the rights and powers contemplated hereby, in each case consistent in all material respects with the terms of this Section 14. The Borrower shall cause the agreement, document or instrument pursuant to which the Refinancing First Lien Administrative Agent is appointed to provide that the Refinancing First Lien Administrative Agent agrees to be bound by the terms of this Section 14. In furtherance of Section 14.1(c), if the Refinancing First Lien Obligations are secured by assets of the Loan Parties that do not also secure the Second Lien Obligations, the applicable Loan Parties shall promptly grant a Second Priority Lien on such assets to secure the Second Lien Obligations.

                     (c) No Waiver by First Lien Secured Parties. Other than with respect to the Second Lien Permitted Actions, nothing contained herein shall prohibit or in any way limit the First Lien Administrative Agent or any other First Lien Secured Party from opposing or objecting to, in any Insolvency or Liquidation Proceeding or otherwise, any action taken by the Second Lien Administrative Agent or any other Second Lien Secured Party, including any request by the Second Lien Administrative Agent or any other Second Lien Secured Party for adequate protection or any exercise by the Second Lien Administrative Agent or any other Second Lien Secured Party of any of its rights and remedies under the Second Lien Loan Documents or otherwise.


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                     (d) Reinstatement. If, in any Insolvency or Liquidation
Proceeding or otherwise, all or part of any payment with respect to the First Lien Obligations previously made shall be rescinded for any reason whatsoever, then the First Lien Obligations shall be reinstated to the extent of the amount so rescinded and, if theretofore terminated, this Section 14 shall be reinstated in full force and effect, the Discharge of First Lien Obligations shall be deemed not to have occurred, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the Lien priorities and the relative rights and obligations of the First Lien Secured Parties and the Second Lien Secured Parties provided for herein.

                     (e) Further Assurances. Each of the First Lien Facility Lenders, the First Lien Administrative Agent (for itself and on behalf of the other First Lien Secured Parties), the Second Lien Facility Lenders and the Second Lien Administrative Agent (for itself and on behalf of the other Second Lien Secured Parties), and the Loan Parties party hereto (for itself and on behalf of its Subsidiaries), agrees that it will execute, or will cause to be executed, any and all further documents, agreements and instruments, and take all such further actions, as may be required under any applicable law, or which the First Lien Administrative Agent or the Second Lien Administrative Agent may reasonably request, to effectuate the terms of this Section 14, including the relative Lien priorities provided for herein.

                     14.8 Purchase Right.

                     (a) Option to Purchase. At any time upon or following a First Lien Event of Default, each Second Lien Secured Party shall have the option, exercisable after receipt of written notice from the First Lien Administrative Agent pursuant to Section 14.8(f) of its intention to commence a lien enforcement action with respect to any Collateral, by no less than five (5) Business Days written notice delivered by the Second Lien Administrative Agent to the First Lien Administrative Agent, to purchase all (but not less than all) of the First Lien Obligations from the First Lien Secured Parties. Such notice from the Second Lien Administrative Agent shall be irrevocable.

                     (b) Purchase and Sale. On the date (the "Purchase Date") specified by the Second Lien Administrative Agent in such notice (which shall be a Business Day not less than five (5) days, nor more than ten (10) days, after the receipt by the First Lien Secured Parties of the notice referred to in
Section 14.8(a)), the First Lien Secured Parties shall, subject to any required approval of any court or other Governmental Authority then in effect, if any, sell to the Second Lien Secured Parties electing to purchase pursuant to Section 14.8(a) (the "Purchasing Parties"), and the Purchasing Parties shall purchase from the First Lien Secured Parties, all of the First Lien Obligations; provided that the First Lien Obligations purchased shall not include any rights of First Lien Secured Parties with respect to indemnification obligations of the Loan Parties under the Loan Documents that are expressly stated to survive the termination of the Loan Documents (the "Surviving Indemnities"). The Purchasing Parties shall be irrevocably and unconditionally obligated to effect such purchase on the terms herein not later than the Purchase Date.

                     (c) Procedure. Without limiting the indemnification obligations of the Loan Parties under the Loan Documents to the First Lien Secured Parties with respect to Surviving Indemnities (which shall not be transferred in connection with any purchase and sale under Section 14.8(b)), the Purchasing Parties shall (i) on the Purchase Date, pay to the First Lien Secured Parties as the purchase price therefor the full amount of all the First Lien Obligations then outstanding and unpaid (including principal, interest, fees, breakage costs and expenses, including reasonable attorneys' fees and legal expenses, and, in the case of any Specified Swap Agreement, if terminated, the amount that would be payable by the Borrower or any Subsidiary thereunder if it were to terminate such Specified Swap Agreement on the date of such purchase and sale or, if not terminated, an amount reasonably determined by any Lender or Affiliate thereof party to such Specified Swap Agreement to be necessary to collateralize its credit risk arising out of such Specified Swap Agreement),
(ii) on the Purchase Date, furnish cash collateral (subject to return if the


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Letters of Credit expire or otherwise remain undrawn) to the First Lien Secured
Parties in such amounts as the First Lien Secured Parties determine is reasonably necessary to secure the First Lien Secured Parties in connection with any issued and outstanding Letters of Credit (but not in any event in an amount greater than one hundred five percent (105%) of the aggregate undrawn face amount of such Letters of Credit), (iii) upon and after the Purchase Date, reimburse the First Lien Secured Parties for any loss, cost, damage or expense (including reasonable attorneys' fees and legal expenses) in connection with any fees, costs or expenses related to any checks or other payments provisionally credited to the First Lien Obligations and/or as to which the First Lien Secured Parties have not yet received final payment and (iv) upon and after the Purchase Date, after the reasonable written request from the First Lien Administrative Agent, reimburse the First Lien Secured Parties in respect of indemnification obligations of the Borrower under this Agreement as to matters or circumstances known to the Purchasing Parties on the Purchase Date which could reasonably be expected to result in any loss, cost, damage or expense to any of the First Lien Secured Parties; provided that in no event will any Purchasing Party have any liability for such amounts in excess of the proceeds of Collateral received by the Purchasing Parties.

                     (d) Payment. Such purchase price and cash collateral shall be remitted by wire transfer in Dollars and in immediately available funds to the First Lien Administrative Agent to such bank account of the First Lien Administrative Agent as the First Lien Administrative Agent may designate in writing to Purchasing Parties for such purpose. The First Lien Administrative Agent shall, promptly following its receipt thereof, distribute the amounts received by it in respect of such purchase price to the First Lien Secured Parties, pro rata according to the First Lien Obligations owing to the First Lien Secured Parties. Interest shall be calculated to but excluding the day on which such purchase and sale shall occur if the amounts so paid by the Purchasing Parties to the bank account designated by the First Lien Administrative Agent are received in such bank account prior to 12:00 Noon, New York City time, and interest shall be calculated to and including such day if the amounts so paid by the Purchasing Parties to the bank account designated by the First Lien Administrative Agent are received in such bank account later than 12:00 Noon, New York City time.

                     (e) Limited Representations and Warranties. Such purchase shall be expressly made without representation or warranty of any kind by the First Lien Secured Parties as to the First Lien Obligations, Collateral or otherwise and without recourse to the First Lien Secured Parties, except that the First Lien Secured Parties shall represent and warrant: (i) the amount of the First Lien Obligations being purchased, (ii) that the First Lien Secured Parties own the First Lien Obligations free and clear of any liens or encumbrances and (iii) the First Lien Secured Parties have the right to assign the First Lien Obligations and the assignment is duly authorized.

                     (f) Standstill. The First Lien Administrative Agent agrees that it will give the Second Lien Secured Parties five (5) Business Days prior written notice of its intention to commence any lien enforcement action or series of lien enforcement actions with respect to any Collateral (which notice shall be effective for all lien enforcement actions taken after the date of such notice so long as the First Lien Administrative Agent is diligently pursuing in good faith the exercise of its default or enforcement rights or remedies against, or diligently attempting in good faith to vacate any stay of enforcement rights of its senior Liens on a material portion of the Collateral, including, without limitation, all lien enforcement actions identified in such notice); provided that such prior notice shall not be required if the First Lien Administrative Agent or the Required First Lien Facility Lenders reasonably believe that failure to commence lien enforcement actions during such period will adversely affect the value or ability to realize recovery on the Collateral. In the event that during such five (5) Business Day period, the Second Lien Administrative Agent shall send to the First Lien Secured Parties the irrevocable notice of the Purchasing Parties' intention to exercise their purchase option pursuant to Section 14.8(a), the First Lien Administrative Agent shall not commence any foreclosure or other action to sell or otherwise realize upon the Collateral, provided, that the purchase and sale with respect to the First Lien Obligations provided for herein shall have closed within five (5)


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Business Days thereafter and the First Lien Administrative Agent shall have received payment in full of the purchase price and any cash collateral as provided for herein within such five (5) Business Day period.

                     14.9 No Liability; Obligations Absolute.

                     (a) No Liability.

                      (i) The Second Lien Administrative Agent and the other Second Lien Secured Parties shall have no express or implied duty to the First Lien Administrative Agent or any other First Lien Secured Party, and the First Lien Administrative Agent and the other First Lien Secured Parties shall have no express or implied duty to the Second Lien Administrative Agent or any other Second Lien Secured Party, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of a First Lien Default, Second Lien Default, First Lien Event of Default or Second Lien Event of Default, regardless of any knowledge thereof which they may have or be charged with.

                      (ii) Each of the Second Lien Facility Lenders and the Second Lien Administrative Agent (for itself and on behalf of the other Second Lien Secured Parties), agrees no First Lien Secured Party shall have any liability to the Second Lien Administrative Agent or any other Second Lien Secured Party, and hereby waives any claim against any First Lien Secured Party, arising out of any and all actions which the First Lien Administrative Agent or the other First Lien Secured Parties may take or permit or omit to take with respect to (A) the Loan Documents (except to the extent constituting a breach of this Section 14), (B) the collection of the First Lien Obligations or (C) the maintenance of, the preservation of, the foreclosure upon or the Disposition of any Collateral.

                     (b) Obligations Absolute. The Lien priorities provided for herein and the respective rights, interests, agreements and obligations hereunder of the First Lien Administrative Agent and the other First Lien Secured Parties and the Second Lien Administrative Agent and the other Second Lien Secured Parties shall remain in full force and effect irrespective of:

                      (i) any lack of validity or enforceability of any Loan Document;

                      (ii) any change in the time, place or manner of payment of, or in any other term of (including, subject to the limitations set forth in Section 14.7(a)(i), the Refinancing of), all or any portion of the First Lien Obligations, it being specifically acknowledged that a portion of the First Lien Obligations consists or may consist of Indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed;

                      (iii) any change in the time, place or manner of payment of, or, subject to the limitations set forth in Section 14.7(a)(i), in any other term of, all or any portion of the First Lien Obligations;

                      (iv) any amendment, waiver or other modification, whether by course of conduct or otherwise, of any Loan Document;


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                      (v) securing of any First Lien Obligations or Second Lien
           Obligations with any additional Collateral or guarantees, or any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral or any other collateral or any release of any guarantee securing any First Lien Obligations or Second Lien Obligations; or

                      (vi) any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Borrower or any other Loan Party in respect of the First Lien Obligations or this
           Section 14, or any of the Second Lien Secured Parties in respect of this Section 14.

                     (c) Conflicts. In the event of any conflict or inconsistency between the provisions of this Section 14 and the other provisions of this Agreement or the other Loan Documents, the provisions of this Section 14 shall control.

                     (d) Survival. All covenants, agreements, representations and warranties made by any party in this Section 14 shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement. The terms of this Section 14 shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Each of the Second Lien Facility Lenders and the Second Lien Administrative Agent (for itself and on behalf of the other Second Lien Secured Parties), hereby waives any and all rights the Second Lien Secured Parties may now or hereafter have under applicable law to revoke this Section 14 or any of the provisions of this Section 14.

                     (e) Subrogation. Each of the Second Lien Facility Lenders and the Second Lien Administrative Agent (for itself and on behalf of the other Second Lien Secured Parties), hereby waives any rights of subrogation it or they may acquire as a result of any payment hereunder until the Discharge of First Lien Obligations has occurred; provided that, as between the Borrower and the other Loan Parties, on the one hand, and the Second Lien Secured Parties, on the other hand, any such payment that is paid over to the First Lien Administrative Agent pursuant to this Section 14 shall be deemed not to reduce any of the Second Lien Obligations.

                     (f) Specific Performance. Each of the First Lien Administrative Agent and the Second Lien Administrative Agent may demand specific performance of this Section 14. Each of the First Lien Facility Lenders and the First Lien Administrative Agent (on behalf of itself and the other First Lien Secured Parties) and each of the Second Lien Facility Lenders and the Second Lien Administrative Agent (on behalf of itself and the other Second Lien Secured Parties), hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action which may be brought by the respective Secured Parties.

                     (g) Administrative Agent. The parties hereto expressly acknowledge that certain of the Collateral (including Existing Mortgages not referenced on Schedule 4.19(b)) are held by the Administrative Agent on behalf of the Lenders and that certain actions under the Loan Documents may be taken by the Administrative Agent. References in this Section 14 to the First Lien Administrative Agent shall include the Administrative Agent to the extent acting on behalf of the First Lien Secured Parties. References in this Section 14 to the Second Lien Administrative Agent shall include the Administrative Agent to the extent acting on behalf of the Second Lien Secured Parties.

                     (h) Provisions Solely to Define Relative Rights. The provisions of this Section 14 are and are intended solely for the purpose of defining the relative rights of the First Lien Secured Parties, on the one hand, and the Second Lien Secured Parties, on the other hand. None of the Borrower or


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any other Loan Party or any other creditor thereof shall have any rights hereunder and none of the Borrower or any other Loan Party may rely on the terms hereof. Nothing in this Section 14 is intended to or shall impair the obligations of the Borrower or any other Loan Party, which are absolute and unconditional, to pay the First Lien Obligations and the Second Lien Obligations as and when the same shall become due and payable in accordance with their terms. Notwithstanding the foregoing, Holdings, the Borrower and the other Loan Parties acknowledge and agree to the provisions of this Section 14 in all respects and further acknowledge and agree that such provisions may be amended or otherwise modified by the Agents, the Required First Lien Facility Lenders and the Required Second Lien Facility Lenders, without the consent of any Loan Party, and any such amendment or other modification will not reduce or impair the rights and remedies of the Agents, the First Lien Facility Lenders or the Second Lien Facility Lenders against the Loan Parties, or otherwise excuse the performance by the Loan Parties of their obligations (including payments of the Obligations) under the Loan Documents.

                           SECTION 15. MISCELLANEOUS

                     15.1 Amendments and Waivers.

                     (a) Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 15.1.

                     (b) Subject to the provisions of Sections 15.1(d), (e), (f) and (g), the Required First Lien Facility Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required First Lien Facility Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents relating to the First Lien Facilities or changing in any manner the rights of the First Lien Facility Lenders or of the Loan Parties (to the extent related to the First Lien Facilities) hereunder or thereunder or (ii) waive, on such terms and conditions as the Required First Lien Facility Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents (to the extent related to the First Lien Facilities) or any First Lien Default or First Lien Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (A) forgive or reduce the principal amount or extend the final scheduled date of maturity of any First Lien Facility Loan, extend the scheduled date of any amortization payment in respect of any First Lien Term Loan or New First Lien Term Loan, forgive or reduce the stated rate of any interest or fee payable hereunder on any First Lien Facility Loan (except in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with respect to each First Lien Facility with the consent of the Required First Lien Facility Lenders)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the written consent of each First Lien Facility Lender directly affected thereby; (B) eliminate or reduce the voting or consent rights of any First Lien Facility Lender under this Section 15.1 without the written consent of such First Lien Facility Lender; (C) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their obligations under this Agreement or under the other Loan Documents, in each case without the written consent of all First Lien Facility Lenders (provided that the Administrative Agent may, without the consent of any First Lien Facility Lender, (x) release any Collateral that is Disposed of by a Loan Party in compliance with this Agreement to a Person other than another Loan Party and (y) exercise all rights and remedies against the Collateral permitted by the Security Documents and applicable law and subject to Section 14); (D) reduce any percentage specified in the definition of Required Lenders (to the


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extent applicable to the First Lien Facilities) without the written consent of all First Lien Facility Lenders, (E) reduce any percentage specified in the definition of Required First Lien Facility Lenders or Majority Facility Lenders (to the extent applicable to the First Lien Facilities) without the written consent of all First Lien Facility Lenders; (F) amend, modify or waive any provision of Section 2.18 without the written consent of the Majority Facility Lenders in respect of each Facility adversely affected thereby; (G) amend, modify or waive any provision of Section 13 without the written consent of each Agent; or (H) amend or modify any provision of Section 3 without the written consent of each Issuing Lender or waive any provision of Section 3 with respect to a Letter of Credit without the written consent of the applicable Issuing Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the First Lien Facility Lenders and shall be binding upon the Loan Parties, the First Lien Facility Lenders, the Administrative Agent, the First Lien Administrative Agent and all future holders of the First Lien Facility Loans. In the case of any waiver with respect to the First Lien Facilities, the Loan Parties, the First Lien Facility Lenders, the Administrative Agent and the First Lien Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any First Lien Default or First Lien Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other First Lien Default or First Lien Event of Default, or impair any right consequent thereon.

                     (c) Subject to the provisions of Sections 15.1(d), (e), (f) and (g), the Required Second Lien Facility Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Second Lien Facility Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents relating to the Second Lien Facilities or changing in any manner the rights of the Second Lien Facility Lenders or of the Loan Parties (to the extent related to the Second Lien Facilities) hereunder or thereunder or (ii) waive, on such terms and conditions as the Required Second Lien Facility Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents (to the extent related to the Second Lien Facilities) or any Second Lien Default or Second Lien Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (A) forgive or reduce the principal amount or extend the final scheduled date of maturity of any Second Lien Facility Loan, extend the scheduled date of any amortization payment in respect of any Second Lien Facility Loan, forgive or reduce the stated rate of any interest or fee payable hereunder on any Second Lien Facility Loan (except in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with respect to each Second Lien Facility with the consent of the Required Second Lien Facility Lenders)) or extend the scheduled date of any payment thereof, in each case without the written consent of each Second Lien Facility Lender directly affected thereby; (B) eliminate or reduce the voting or consent rights of any Second Lien Facility Lender under this Section 15.1 without the written consent of such Second Lien Facility Lender; (C) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their obligations under this Agreement or under the other Loan Documents, in each case without the written consent of all Second Lien Facility Lenders (provided that the Administrative Agent may, without the consent of any Second Lien Facility Lender, (x) release any Collateral that is Disposed of by a Loan Party in compliance with this Agreement to a Person other than another Loan Party and (y) exercise all rights and remedies against the Collateral permitted by the Security Documents and applicable law and subject to Section 14); (D) reduce any percentage specified in the definition of Required Lenders (to the extent applicable to the Second Lien Facilities) without the written consent of all Second Lien Facility Lenders, (E) reduce any percentage specified in the definition of Required Second Lien Facility Lenders or Majority Facility Lenders (to the extent applicable to the Second Lien Facilities) without the written consent of all Second Lien Facility Lenders; (F) amend, modify or waive any


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provision of Section 2.18 without the written consent of the Majority Facility
Lenders in respect of each Facility adversely affected thereby; or (G) amend, modify or waive any provision of Section 13 without the written consent of each Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Second Lien Facility Lenders and shall be binding upon the Loan Parties, the Second Lien Facility Lenders, the Administrative Agent, the Second Lien Administrative Agent and all future holders of the Second Lien Facility Loans. In the case of any waiver with respect to the Second Lien Facilities, the Loan Parties, the Second Lien Facility Lenders, the Administrative Agent and the Second Lien Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Second Lien Default or Second Lien Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Second Lien Default or Second Lien Event of Default, or impair any right consequent thereon.

                     (d) The Required First Lien Facility Lenders and the Required Second Lien Facility Lenders may, without the consent of any Loan Party, from time to time, enter into written amendments, supplements or modifications of, or waive, on such terms and conditions as the Required First Lien Facility Lenders and the Required Second Lien Facility Lenders may specify in such instrument, any of the provisions of Section 14; provided that, for the avoidance of doubt, no modification of the definitions of "First Lien Obligations", "Discharge of First Lien Obligations", "Second Lien Obligations" or "Discharge of Second Lien Obligations" shall be binding under Section 14 without the consent of the Required First Lien Facility Lenders and the Required Second Lien Facility Lenders.

                     (e) Notwithstanding the foregoing, this Agreement may be amended (or amended and restated):

                      (i) with the written consent of the Administrative Agent, the Borrower and the New First Lien Term Lenders, to add New First Lien Term Commitments and New First Lien Term Loans (solely to the extent permitted under Section 2.24, Section 8.2 and Section 9.2) to this Agreement and to permit any New First Lien Term Facility to share ratably in the benefits of this Agreement and the other Loan Documents (including with respect to Collateral) with the First Lien Term Loans and Revolving Extensions of Credit (and to share, with respect to mandatory prepayments, on a pro rata basis with the First Lien Term Loans and with priority to the Revolving Extensions of Credit and the Second Lien Facility Loans) and to include appropriately the New First Lien Term Lenders in any determination of the Required Lenders, the Required First Lien Facility Lenders and the Majority Facility Lenders;

                      (ii) with the written consent of the Administrative Agent, the Borrower and the New Second Lien Lenders, to add New Second Lien Commitments and New Second Lien Loans (solely to the extent permitted under Section 2.25, Section 8.2 and Section 9.2) to this Agreement and to permit the New Second Lien Term Facility to share ratably in the benefits of this Agreement and the other Loan Documents (including with respect to Collateral) with the Second Lien Loans (and to share, with respect to mandatory prepayments, on a pro rata basis with the Second Lien Loans) and to include appropriately the New Second Lien Lenders in any determination of the Required Lenders, the Required Second Lien Facility Lenders and the Majority Facility Lenders;

                      (iii) with the written consent of the Administrative Agent and the Borrower (A) to add one or more additional credit facilities to this Agreement which constitute a Designated Refinancing of the First Lien Term Facility, New First Lien Term Facility, or Revolving Facility or all of the First Lien Facilities (to the extent permitted under Section 8.2 and Section 9.2), to permit the extensions of


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           credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to enjoy the benefits of this Agreement and the other Loan Documents (including with respect to Collateral) with, or have the rights and benefits under this Agreement and the other Loan Documents as are afforded to, the First Lien Facility Loans and the accrued interest and fees in respect thereof (and to benefit, with respect to mandatory prepayments, (x) with priority to the Second Lien Facilities (except, with respect to Revolving Extensions of Credit, as otherwise provided in Section 2.12) and (y) to the extent constituting new First Lien Term Loans, with priority to the Revolving Extensions of Credit) and (B) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders, the Required First Lien Facility Lenders and the Majority Facility Lenders; and

                      (iv) with the written consent of the Required First Lien Facility Lenders, the Required Second Lien Facility Lenders, the Administrative Agent and the Borrower (A) to add one or more additional credit facilities to this Agreement (other than as permitted in clauses (i), (ii) and (iii) above) and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the First Lien Term Loans, New First Lien Term Loans, Revolving Extensions of Credit or the Second Lien Facility Loans, as the case may be, and the accrued interest and fees in respect thereof and (B) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders, the Required First Lien Facility Lenders, the Required Second Lien Facility Lenders and the Majority Facility Lenders, as the case may be.

                     (f) Notwithstanding anything to the contrary contained herein, (i) Section 2.11(c), Section 2.12(a), (b), (c), (d), (e), (f) and (h),
Section 2.26, Section 7, Section 8, Section 10, Section 12.1(a), the definition of "Asset Sale", "Borrowing Base", "Borrowing Base Deficiency", "Eligible Accounts", "Excess Cash Flow" and any other definitions or provisions relating solely to the First Lien Facilities, may be amended solely by the Required First Lien Facility Lenders (except (A) to the extent a different or higher vote of First Lien Facility Lenders is required under Section 15.1(b) and (B) any amendment of Section 2.12(a), (b), (c), (d) or (e) that affects the Second Lien Facility Lenders in a materially adverse manner shall also require the consent of the Required Second Lien Facility Lenders), the Borrower and the Administrative Agent, (ii) Section 2.12(g), (i) and (j), Section 9, Section 11,
Section 12.1(b) and any definition or provision relating solely to the Second Lien Facilities may be amended solely by the Required Second Lien Facility Lenders (except to the extent a different or higher vote of Second Lien Facility Lenders is required under Section 15.1(c)), the Borrower and the Administrative Agent, (iii) no amendment, supplement or modification of the First Lien Facilities shall be effective without the consent of the Required Second Lien Facility Lenders to the extent required under Section 14 and (iv) no amendment, supplement or modification of the Second Lien Facilities shall be effective without the consent of the Required First Lien Facility Lenders to the extent required under Section 14.

                     (g) For the avoidance of doubt, and to the extent not otherwise prohibited under or provided in Section 14 or this Section 15.1, definitions and other provisions hereof applicable to both the First Lien Facilities and the Second Lien Facilities may be amended, restated, amended and restated, waived or otherwise modified (i) solely with respect to the First Lien Facilities, by the Required First Lien Facility Lenders or such other requisite First Lien Facility Lenders; provided that such amendment, restatement, amendment and restatement, waiver or other modification will not be binding on the Second Lien Facilities and the Second Lien Facility Lenders, and such common definitions and other provisions will continue to apply to the Second Lien Facilities and the Second Lien Facility Lenders without giving effect to any


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such amendment, restatement, amendment and restatement, waiver or other modification and (ii) solely with respect to the Second Lien Facilities, by the Required Second Lien Facility Lenders or such other requisite Second Lien Facility Lenders; provided that such amendment, restatement, amendment and restatement, waiver or other modification will not be binding on the First Lien Facilities and the First Lien Facility Lenders, and such common definitions and other provisions will continue to apply to the First Lien Facilities and the First Lien Facility Lenders without giving effect to any such amendment, restatement, amendment and restatement, waiver or other modification.

                     15.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three (3) Business Days after being deposited in the mail, postage prepaid, or, in the case of facsimile notice, when received, addressed as follows in the case of Holdings, the Borrower and the other Loan Parties and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

         Holdings, the Borrower              c/o WilTel Communications, LLC
         or any other Loan Party:            One Technology Center, 15th Floor
                                             100 South Cincinnati
                                             Tulsa, Oklahoma 74103
                                             Attention: Chief Financial Officer
                                                        and Treasurer
                                             Facsimile No.:  (918) 547-2986
                                             With a Copy to:  General Counsel
                                             Facsimile No.:  (918) 547-2360

         Administrative Agent:               Credit Suisse First Boston
                                             Eleven Madison Avenue
                                             New York, New York 10010
                                             Attention:  Agency Group
                                             Facsimile No.:  (212) 325-8304

         First Lien Administrative Agent:    Credit Suisse First Boston
                                             Eleven Madison Avenue
                                             New York, New York 10010
                                             Attention:  Agency Group
                                             Facsimile No.:  (212) 325-8304

         Second Lien Administrative Agent:   Credit Suisse First Boston
                                             Eleven Madison Avenue
                                             New York, New York 10010
                                             Attention:  Agency Group
                                             Facsimile No.:  (212) 325-8304


; provided that any notice, request or demand to or upon any Agent or the Lenders shall not be effective until received.

                     Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other


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communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (a) notices and other communications sent to an email address shall be deemed received upon the sender's receipt of an acknowledgment from the intended recipient (such as by the "return receipt requested" function, as available, return e mail or other written acknowledgment), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (b) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (a) of notification that such notice or communication is available and identifying the website address therefor.

                     15.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                     15.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

                     15.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse each Agent for all its out of pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to each Agent and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Restatement Effective Date (in the case of amounts to be paid on the Restatement Effective
Date) and from time to time thereafter on a quarterly basis or such other periodic basis as any Agent shall deem appropriate, (b) to pay or reimburse each Lender and each Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the reasonable and documented fees and disbursements of counsel to each Lender and of counsel to each Agent, (c) to pay or reimburse each Agent and Lender for all of its costs and expenses incurred in connection with the exercise of rights under Section
6.11 including reasonable costs and expenses of counsel to each Agent, stamp, documentary or mortgage recording taxes and other related costs and expenses arising from or related to the Mortgage Amendments, the Endorsements, and all premiums, search charges and other title company costs and expenses, (d) to pay, indemnify, and hold each Lender and each Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (e) to pay, indemnify, and hold each Lender and each Agent and their respective officers, directors, trustees, employees, affiliates, agents, advisors and controlling persons (each, an "Indemnitee")


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harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Group Member or any of the Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause
(e), collectively, the "Indemnified Liabilities"); provided that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower and each other Loan Party agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 15.5 shall be payable not later than thirty (30) days after written demand therefor. Statements payable by the Borrower pursuant to this Section 15.5 shall be submitted to the Chief Financial Officer of the Borrower (Facsimile No. (918) 547-2986), at the address of the Borrower set forth in Section 15.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 15.5 shall survive repayment of the Loans and all other amounts payable hereunder.

                     15.6 Successors and Assigns; Participations and
Assignments.

                     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of the Issuing Lender that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.

                     (b) (i) Subject to the conditions set forth in paragraph
(b)(ii) below, any Lender may assign to one or more assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitments and the Loans at the time owing to it and the Note or Notes (if any) held by it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

                                 (A) the Borrower; provided that no consent of
                      the Borrower shall be required for (1) an assignment of all or any portion of a First Lien Term Loan or a New First Lien Term Loan to a First Lien Facility Lender, an Affiliate of a First Lien Facility Lender or a First Lien Approved Fund, (2) an assignment of all or any portion of a Second Lien Facility Loan to a Second Lien Facility Lender, an Affiliate of a Second Lien Facility Lender or a Second Lien Approved Fund, (3) an assignment of a Revolving Commitment to a First Lien Facility Lender, an Affiliate of a First Lien Facility Lender or a First Lien Approved Fund, (4) an assignment of all or any portion of a Loan or Commitments by CSFB to any Person or (5) if an Event of Default has occurred and is continuing, an assignment of all or any portion of a Loan or Commitments


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                      to any other Person; provided that, in each case, with
                      respect to the foregoing clauses (1), (2), (3), (4) and
                      (5), such Assignee is not a Competitor at the time of assignment;

                                 (B) the Administrative Agent; provided that no
                      consent of the Administrative Agent shall be required for
                      (1) an assignment of all or any portion of a First Lien Term Loan or a New First Lien Term Loan to a First Lien Facility Lender, an Affiliate of a First Lien Facility Lender or a First Lien Approved Fund or (2) an assignment of all or any portion of a Second Lien Facility Loan to a Second Lien Facility Lender, an Affiliate of a Second Lien Facility Lender or a Second Lien Approved Fund; and

                                 (C) with respect to any proposed assignment of
                      all or a portion of any Revolving Commitment, the Swingline Lender and the Issuing Lender.

                      (ii) Assignments shall be subject to the following additional conditions:

                                 (A) except in the case of an assignment to a
                      Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless each of the Borrower and the Administrative Agent otherwise consents; provided that (1) no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and
                      (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

                                 (B) the parties to each assignment shall (1)
                      electronically execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent (which initially shall be ClearPar, LLC) or (2) manually execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (provided that only one such fee shall be payable in connection with simultaneous assignments to or by two or more Approved Funds); and

                                 (C) except in the case of a Related Lender
                      Assignment, the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire.

Notwithstanding anything contained in this Section 15.6 to the contrary, a Lender may effect a Related Lender Assignment without delivering an Assignment and Assumption Agreement to the Administrative Agent and without payment of the processing and recordation fee (provided that, subject to Section 15.6(b)(ii)(B), such fee shall be payable if a Related Lender Assignment is disclosed by the delivery of a manually executed Assignment and Assumption Agreement to the Administrative Agent) and without delivering an administrative questionnaire (provided that should an Assignee party to a Related Lender Assignment that is not a Lender deliver an Assignment and Assumption Agreement for recording, such Assignee shall deliver an administrative questionnaire); provided that the Borrower, the Agents and the other Lenders shall continue to


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deal solely and directly with such assigning Lender until such Assignment and
Assumption Agreement has been delivered to the Administrative Agent and promptly recorded in the Register in accordance with Section 15.6(b)(iv). The failure of such assigning Lender to deliver to the Administrative Agent an Assignment and Assumption Agreement with respect to such Related Lender Assignment shall not affect the legality, validity or binding effect of such assignment, which shall be effective upon the execution of such Related Lender Assignment by the parties thereto. Each assignee party to a Related Lender Assignment shall be deemed to have consented to be bound by the terms of Section 14. Subject to the provisions set forth in the following sentence, the Borrower agrees that each assignee party to a Related Lender Assignment shall be entitled to the benefits of Sections 2.19, 2.20 and 2.21 to the same extent as if it had consummated such assignment by delivery of an Assignment and Assumption Agreement pursuant to paragraph (b) of this Section. To the extent permitted by law, each assignee party to a Related Lender Assignment also shall be entitled to the benefits of
Section 15.7(c), provided that as a Lender such assignee shall be subject to
Section 15.7(a) and Section 15.7(b). An assignee party to a Related Lender Assignment shall not be entitled to receive any greater payment under Section
2.19 or 2.20 than the applicable assignor Lender would have been entitled to receive with respect to the Loans assigned in such Related Lender Assignment until an Assignment and Assumption Agreement has been delivered to the Administrative Agent and promptly recorded in the Register in accordance with
Section 15.6(b)(iv). Any assignee party to a Related Lender Assignment shall not be entitled to the benefits of Section 2.20(a) unless such assignee complies with Section 2.20(d).

                      (iii) Except in the case of Related Lender Assignments, subject to acceptance and recording thereof pursuant to paragraph
           (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.19, 2.20, 2.21 and 15.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 15.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section. In the case of Related Lender Assignments (and notwithstanding the immediately preceding sentence), the failure of the assigning Lender to deliver an Assignment and Assumption Agreement with respect to any such Related Lender Assignment to the Administrative Agent shall not affect the legality, validity or binding effect of such assignment, which shall be effective upon the execution of such Related Lender Assignment by the parties thereto; provided that the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such assigning Lender until such Assignment and Assumption Assignment has been delivered to the Administrative Agent and promptly recorded in the Register in accordance with Section 15.6(b)(iv) below.

                      (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and L/C Obligations (a "Registered Loan") owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Lender and the Lenders may


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           treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice. In the case of a Related Lender Assignment that is not reflected in the Register, the assigning Lender, acting for this purpose as an agent of the Borrower, shall maintain a comparable register.

                      (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee's completed administrative questionnaire and any forms required under Section 2.20(d) (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section (in each case to the extent required), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph (except to the extent provided herein with respect to Related Lender Assignments).

                     (c) (i) Any Lender may sell participations to one or more banks, financial institutions or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitments and the Loans owing to it); provided that participations may not be sold to any Person that is a Competitor at the time of such sale; and provided, further, that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Agents, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the first sentence of Section 15.1(b) or (c) and (2) directly affects such Participant. Subject to paragraph
(c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.19, 2.20 and 2.21 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 15.7(c) as though it were a Lender, provided such Participant shall be subject to Section 15.7(a) and
Section 15.7(b) as though it were a Lender.

                      (ii) A Participant shall not be entitled to receive any greater payment under Section 2.19 or 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant shall not be entitled to the benefits of Section 2.20(a) unless such Participant complies with Section 2.20(d).

                      (iii) In the event that any Lender sells participations in a Registered Loan, such Lender shall maintain a register on which it enters the name of all participants in the Registered Loans held by it (the "Participant Register"). A Registered Loan (and the registered note, if any, evidencing the same) may be participated in


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           whole or in part only by registration of such participation on the
           Participant Register (and each registered note shall expressly so provide). Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

                     (d) Without the consent of or notice to any Agent or any Loan Party, any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

                     (e) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

                     (f) Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or the Administrative Agent and without regard to the limitations set forth in Section 15.6(b). Each of Holdings, the Borrower and each other Loan Party, each Lender and each Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

                     15.7 Adjustments; Set-off.

                     (a) Subject to the provisions of Section 14, and except to the extent that this Agreement otherwise expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any First Lien Facility Lender (a "Benefited First Lien Facility Lender") shall receive any payment of all or part of the First Lien Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set off, pursuant to events or proceedings of the nature referred to in Section 10(f) or otherwise), in a greater proportion than any such payment to or collateral received by any other First Lien Facility Lender, if any, in respect of the First Lien Obligations owing to such other First Lien Facility Lender, such Benefited First Lien Facility Lender shall purchase for cash from the other First Lien Facility Lenders a participating interest in such portion of the First Lien Obligations owing to each such other First Lien Facility Lender, or shall provide such other First Lien Facility Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefited First Lien Facility Lender to share the excess payment or benefits of such collateral ratably with each of the First Lien Facility Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited First Lien Facility Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                     (b) Subject to the provisions of Section 14, and except to the extent that this Agreement otherwise expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Second Lien Facility Lender (a "Benefited Second Lien Facility Lender") shall receive any payment of all or part of the Second Lien Obligations owing to


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it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set off, pursuant to events or proceedings of the nature referred to in Section 10(f) or otherwise), in a greater proportion than any such payment to or collateral received by any other Second Lien Facility Lender, if any, in respect of the Second Lien Obligations owing to such other Second Lien Facility Lender, such Benefited Second Lien Facility Lender shall purchase for cash from the other Second Lien Facility Lenders a participating interest in such portion of the Second Lien Obligations owing to each such other Second Lien Facility Lender, or shall provide such other Second Lien Facility Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefited Second Lien Facility Lender to share the excess payment or benefits of such collateral ratably with each of the Second Lien Facility Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Second Lien Facility Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                     (c) Subject to the provisions of Section 14, in addition to any rights and remedies of the Lenders provided by law, each Lender and any Affiliate thereof shall have the right, without prior notice to Holdings, the Borrower or any other Loan Party, any such notice being expressly waived by Holdings, the Borrower and the other Loan Parties to the extent permitted by applicable law, upon any amount becoming due and payable by Holdings, the Borrower or any other Loan Party hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or Affiliate thereof or any branch or agency thereof to or for the credit or the account of Holdings, the Borrower or such other Loan Party, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application.

                     15.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                     15.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                     15.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of Holdings, the Borrower and the other Loan Parties, the Agents and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                     15.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


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                     15.12 Submission To Jurisdiction; Waivers. Each of
Holdings, the Borrower and each other Loan Party hereby irrevocably and unconditionally:

                      (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

                      (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                      (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Holdings, the Borrower or any other Loan Party, as the case may be at its address set forth in Section 15.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                      (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                      (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                     15.13 Acknowledgements. Each of Holdings, the Borrower and each other Loan Party hereby acknowledges that:

                      (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                      (b) neither any Agent nor any Lender has any fiduciary relationship with or duty to Holdings, the Borrower or any other Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agents and Lenders, on one hand, and Holdings, the Borrower and the other Loan Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                      (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among Holdings, the Borrower or any other Loan Party and the Lenders.

                     15.14 Releases of Guarantees and Liens.

                     (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Agents are hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 15.1) to take any action requested by the Borrower having the effect of releasing any Collateral or guaranty obligations (i) to the extent necessary to permit consummation of any


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transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 15.1 or (ii) under the circumstances described in paragraphs (b) and (c) below.

                     (b) Upon the Discharge of First Lien Obligations, the Collateral shall be released from the Liens in favor of the First Lien Administrative Agent for the benefit of the First Lien Secured Parties and the Liens in favor of the Administrative Agent for the benefit of the First Lien Secured Parties and all obligations (other than those expressly stated to survive such termination) of each Loan Party to the First Lien Facility Lenders under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

                     (c) Upon the Discharge of Second Lien Obligations, the Collateral shall be released from the Liens in favor of the Second Lien Administrative Agent for the benefit of the Second Lien Secured Parties and the Liens in favor of the Administrative Agent for the benefit of the Second Lien Secured Parties and all obligations (other than those expressly stated to survive such termination) of each Loan Party to the Second Lien Facility Lenders under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

                     15.15 Confidentiality. Each Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party, any Agent or any Lender pursuant to or in connection with this Agreement that is designated by the provider thereof as confidential; provided that nothing herein shall prevent any Agent or any Lender from disclosing any such information (a) to any Agent, any other Lender or any affiliate thereof in connection with matters relating to the Loan Documents or the transactions contemplated thereby,
(b) subject to an agreement to comply with the provisions of this Section, to any actual or prospective Transferee or any direct or indirect counterparty to any Swap Agreement (or any professional advisor to such counterparty), (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.

                     15.16 WAIVERS OF JURY TRIAL. HOLDINGS, THE BORROWER AND EACH OTHER LOAN PARTY, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                     15.17 Patriot Act. Each Lender and each Agent (for itself and not on behalf of any other party) hereby notifies Holdings and the Borrower that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Holdings and the Borrower, which information includes the names and addresses and other information that will allow such Lender or such Agent, as applicable, to identify Holdings and the Borrower in accordance with the Patriot Act. Holdings and the Borrower will, and will cause each of its Subsidiaries to, provide, to the extent commercially reasonable or required by any Requirement of Law, such information and take such actions as are reasonably requested by any Agent or any Lender to assist the Agents and the Lenders in maintaining compliance with the Patriot Act.


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                     15.18 No Novation. Each of the Administrative Agent, the
First Lien Administrative Agent, the Second Lien Administrative Agent, the First Lien Facility Lenders, the Second Lien Facility Lenders, Holdings, the Borrower and each other Loan Party acknowledges and agrees that: (a) this Agreement supercedes the Existing Credit Agreement and has been executed and delivered in renewal, amendment, restatement and modification, but not in novation or extinguishment of, the obligations under the Existing Credit Agreement; (b) all obligations under the Existing Credit Agreement are continued and restated hereunder, as set forth herein and in the other Loan Documents; and (c) the Liens and the Mortgages securing the Existing Credit Agreement have not been terminated and continue in effect, as security for the Obligations (regardless of whether such Liens and Mortgages have been amended or modified to reflect the amendment and restatement of the Existing Credit Agreement).

                     15.19 Waivers and Consents under the Existing Credit Agreement. Each Lender and each Loan Party hereby waives the provisions of
Section 12.3 (Successors and Assigns; Syndications; Loan Sales; Participations) and Section 12.11 (Amendments, etc.) of the Existing Credit Agreement. In connection therewith, each Lender consents and agrees that (a) no prior notice shall be required to be given to Bank of America, N.A., as administrative agent, to (i) terminate the "Total Revolving Letter of Credit Commitment" under the Existing Credit Agreement or (ii) prepay any of the Existing Loans so long as the Borrower pays all amounts required to be paid under Section 2.9 thereof, and
(b) payments of principal and interest in interest in respect of any Existing Loans under the Existing Credit Agreement shall not be required to be made by the Borrower pro rata or applied by Bank of America, N.A., as administrative agent, pro rata as set forth in Section 2.5(d) thereof and reductions or terminations of the "Total Revolving Letter of Credit Commitment" under the Existing Credit Agreement shall not be required to be made ratably as set forth in Section 2.8(c) thereof.

                     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                             WILTEL COMMUNICATIONS, LLC

                             By: /s/ Mardi Ford de Verges
                                 ---------------------------------------------
                                 Name: Mardi Ford de Verges
                                 Title: Vice President and Treasurer


                             WILTEL COMMUNICATIONS GROUP, INC.

                             By: /s/ Mardi Ford de Verges
                                 ---------------------------------------------
                                 Name: Mardi Ford de Verges
                                 Title: Vice President and Treasurer


                             CG AUSTRIA, INC.

                             By: /s/ Mardi Ford de Verges
                                 ---------------------------------------------
                                 Name: Mardi Ford de Verges
                                 Title: Vice President and Treasurer


                             CRITICAL CONNECTIONS, INC.
                             VYVX, LLC
                             WCS COMMUNICATIONS SYSTEMS, INC.
                             WILTEL COMMUNICATIONS MANAGED SERVICES OF
                              CALIFORNIA, INC.
                             WILTEL COMMUNICATIONS OF VIRGINIA, INC.
                             WILTEL COMMUNICATIONS PROCUREMENT, L.L.C.
                             WILTEL LOCAL NETWORK, LLC

                             By: /s/ Mardi Ford de Verges
                                 ---------------------------------------------
                                 Name: Mardi Ford de Verges
                                 Title: Vice President and Treasurer


                             WILTEL COMMUNICATIONS PROCUREMENT, LP
                             By: WilTel Communications, LLC, as General Partner

                             By: /s/ Mardi Ford de Verges
                                 ---------------------------------------------
                                 Name: Mardi Ford de Verges
                                 Title: Vice President and Treasurer


                             WILTEL TECHNOLOGY CENTER, LLC
                             By: WilTel Communications, LLC, as Sole Member

                             By: /s/ Mardi Ford de Verges
                                 ---------------------------------------------
                                 Name: Mardi Ford de Verges
                                 Title: Vice President and Treasurer

                             FTV COMMUNICATIONS LLC
                             By: WilTel Communications, LLC, as Sole Member

                             By: /s/ Mardi Ford de Verges
                                 ---------------------------------------------
                                 Name: Mardi Ford de Verges
                                 Title: Vice President and Treasurer

                             CREDIT SUISSE FIRST BOSTON,
                             acting through its Cayman Islands branch, as Administrative Agent

                             By: /s/ Robert Hetu
                                 --------------------------------------------
                                 Name: Robert Hetu
                                 Title: Director

                             By: /s/ Vanessa Gomez
                                 --------------------------------------------
                                 Name: Vanessa Gomez
                                 Title: Associate


                             CREDIT SUISSE FIRST BOSTON,
                             acting through its Cayman Islands branch, as First Lien Administrative

                             By: /s/ Robert Hetu
                                 --------------------------------------------
                                 Name: Robert Hetu
                                 Title: Director

                             By: /s/ Vanessa Gomez
                                 --------------------------------------------
                                 Name: Vanessa Gomez
                                 Title: Associate


                             CREDIT SUISSE FIRST BOSTON,
                             acting through its Cayman Islands branch, as Second Lien Administrative Agent

                             By: /s/ Robert Hetu
                                 --------------------------------------------
                                 Name: Robert Hetu
                                 Title: Director

                             By: /s/ Vanessa Gomez
                                 --------------------------------------------
                                 Name: Vanessa Gomez
                                 Title: Associate


                             CREDIT SUISSE FIRST BOSTON,
                             acting through its Cayman Islands branch, as Issuing Lender and as a Lender

                             By: /s/ Robert Hetu
                                 --------------------------------------------
                                 Name: Robert Hetu
                                 Title: Director

                             By: /s/ Vanessa Gomez
                                 --------------------------------------------
                                 Name: Vanessa Gomez
                                 Title: Associate

                             WELLS FARGO FOOTHILL, LLC,
                             as Syndication Agent

                             By: /s/ Rina Shinoda
                                 ---------------------------------------------
                                 Name: Rina Shinoda
                                 Title: Vice President

                             BANK OF OKLAHOMA, N.A.,
                             as a Lender

                             By: /s/ Robert D. Mattax
                                 ---------------------------------------------
                                 Name: Robert D. Mattax
                                 Title: Senior Vice President

AGREED TO AND ACKNOWLEDGED:

WILLIAMS COMMUNICATIONS GROUP, INC.

By: /s/ Mardi Ford de Verges
    -----------------------------------------
    Name: Mardi Ford de Verges
    Title: Sole Director and President


WILTEL AIRCRAFT LEASING, LLC
By: WilTel Communications, LLC, as Sole Member

By: /s/ Mardi Ford de Verges
    -----------------------------------------
    Name: Mardi Ford de Verges
    Title: Vice President and Treasurer